Exhibit 10.5

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Dated 20 August 2023

Subscription Agreement

€35,000,000 Amortizing Senior Notes Convertible into New Shares of Abivax due 2027

(the “Tranche A Notes”)

and

Up to €40,000,000 Amortizing Senior Notes Convertible into New Shares of Abivax

(the “Tranche(s) B Notes” and together with the Tranche A Notes, the “Notes”)

between

ABIVAX

As Issuer

CVI INVESTMENTS, INC

As Noteholder

White & Case LLP

Avocats au Barreau de Paris

Toque Générale: J002

19, Place Vendôme

Paris, 75001

France

(i)

This Subscription Agreement (the “Agreement”) is made on 20 August 2023

Between:

(1)

ABIVAX, a French société anonyme having its registered office at 7 boulevard Haussmann, 75009 Paris, France, with registered number 799 363 718 RCS Paris, in its capacity as issuer of the Notes (the “Issuer”); and

(2)

CVI INVESTMENTS, INC., a Cayman Islands exempted company, having its registered office at PO Box 309GT, Ugland House South Church Street, George Town Grand Cayman, Cayman Islands, in its capacity as subscriber of the Notes (the “Noteholder”), each a “Party” and together the “Parties”.

Whereas:

(A)

The Issuer proposes to issue (the “Issue”) and the Noteholder wishes to subscribe for a first tranche of €35,000,000 in aggregate principal amount of amortizing senior notes convertible into new shares of the Issuer due 24 August 2027 (the “Tranche A Notes”), to be subscribed (i) by way of set-off of claims the Noteholder owns against the Issuer as sole holder of the 24,999,975.99 bonds convertible into new shares and/or exchangeable for existing shares (OCEANEs) due 2026 issued by the Issuer on 30 July 2021 (the “Existing Notes”) and (ii) in cash for the remaining portion of the principal amount not subscribed by way of set-off of claims.

(B)

From the date immediately following the first Amortisation Payment Date (as defined in the Terms and Conditions) of the Tranche A Notes to the one (1) year anniversary of the Tranche A Closing Date (as defined in this Agreement) (such nine (9) month period, the “Additional Tranche(s) Period”), and subject to the terms of this Agreement, the Issuer may issue, at its option and subject to the satisfaction of customary conditions precedent and in accordance with this Agreement, up to two additional tranches of amortizing senior notes convertible into new shares of the Issuer in an aggregate principal amount of up to €40,000,000 (the “Tranche(s) B Notes”, and together with the Tranche A Notes, the “Notes”) and require the Noteholder to subscribe to the Tranche(s) B Notes and such subscription is hereby accepted by the Noteholder.

(C)	The Tranche A Notes and Tranche(s) B Notes are more fully described in the terms and conditions of such Notes set out in Annex 1 and Annex 2, respectively (the “Terms and Conditions”).

(D)

Subject to the provisions of the Terms and Conditions, the Notes will be convertible into ordinary shares of the Issuer (the “Shares”) at the Conversion Price (as defined in the Terms and Conditions). Payments of principal instalment amounts and interest amounts on the Notes may in certain circumstances (subject to and in accordance with the Terms and Conditions) be settled by the issuance of Shares as provided in the Terms and Conditions.

(E)

The Issue has been authorised by the combined general meeting (ordinary and extraordinary) of the Issuer held on 5 June 2023, under resolution sixteen, which delegated to the Board of Directors (Conseil d’administration) of the Issuer the authority to issue the Notes, and the resolution of the Board of Directors (Conseil d’administration) of the Issuer dated 16 August 2023.

(F)

There will be no prospectus within the meaning of the Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”), or offering circular prepared at the time of the issuance of the Tranche A Notes. The Issuer may prepare and file a prospectus (within the meaning of the Prospectus Regulation) in connection with the admission to trading of all or part of the Shares underlying the Notes.

(G)

The Issuer has published (i) an universal registration document for the fiscal year ended 31 December 2022 on 5 May 2023 under the number D.23-0394 (the “2022 Universal Registration Document”) and (ii) the press releases issued by the Issuer since 5 May 2023 up to and until the date of this Agreement (the “Press Releases” and together with the 2022 Universal Registration Document, the “Tranche A Notes Publicly Available Information”). In relation to the Tranche(s) B Notes, the Issuer will or may also publish, as the case may be, (i) the Issuer’s 2023 half-year financial report to be published on or about 29 September 2023 (the “Issuer’s 2023 Half-Year Financial Report”), (ii) the universal registration document of the Issuer for the fiscal year ending on 31 December 2023, and (iii) additional press releases from the date of this Agreement up to and until the Pricing Date of the Tranches B Notes (the “Tranche(s) B Notes Publicly Available Information” and together with the Tranche A Notes Publicly Available Information, as the case may be, the “Publicly Available Information”).

(H)	The Terms and Conditions and the Publicly Available Information are called hereafter the “Information Documents” and each of them is called separately an “Information Document”.

(I)

A calculation agency agreement to be dated the date hereof (the “Calculation Agency Agreement” and together with this Agreement, the “Agreements”) will be entered into by the Issuer and Conv-Ex Advisors Limited as calculation agent in respect of the Notes (the “Calculation Agent”). The Issuer will act as paying agent and conversion agent for the Notes.

(J)	The Parties hereto wish to record the arrangements agreed between them in relation to the commitment to subscribe for the Notes by the Noteholder and the issue of the Notes by the Issuer.

It is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following terms shall have the following meanings, and terms used and not defined in this Agreement and which are defined in the Terms and Conditions, shall have the meanings given in the Terms and Conditions:

“affiliate” has the meaning given to it in Rule 501(b) of Regulation D under the Securities Act.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Paris and New York.

“Default” means an Event of Default or any event or circumstance specified in Condition 9.4 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Terms and Conditions or any combination of any of the foregoing) be an Event of Default.

“EUR”, “euro” or “€” means the lawful currency of the European Union.

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, branch, department, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any subdivision thereof (including any supra-national bodies).

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board (IASB) and interpretations issued by the International Reporting Interpretations Committee of the IASB (as amended, supplemented or re-issued from time to time).

“Noteholder’s Counsel” means White & Case LLP.

“Intellectual Property Rights” means, collectively, trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property.

“Issuer’s Counsel” means Dechert (Paris) LLP.

“Pricing Date” means, in respect of Tranche(s) B Notes only, the first date on which the Reference Share Price (as defined in the Terms and Conditions) is able to be determined.

“Pricing Letter” means, in respect of Tranche(s) B Notes only, a pricing letter dated on or about the Pricing Date in or substantially in the form set out in Annex 7 (Form of Pricing Letter).

“Register” means the register of Notes maintained by or on behalf of the Issuer.

“Regulation S” means Regulation S under the Securities Act.

“Tranche A Closing” means the completion of the issue of the Tranche A Notes to the Noteholder.

“Tranche(s) B Closing(s)” means the completion of the issue of the Tranche(s) B Notes to the Noteholder.

“Tranche(s) B Request Notice” means a Tranche(s) B Notes request notice in or substantially in the form set out in Annex 8 (Form of Tranche(s) B Request Notice).

“Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Interpretation

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Noteholder” or any “Party” shall be construed so as to include its successors in title or assignees in accordance with the Terms and Conditions;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(iv)

a “regulation” includes any regulation, rule, official directive, or official guidance of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other Governmental Authority;

(v)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(vi)	a time of day is a reference to Paris time.

(b)	Headings and the table of contents are for ease of reference only and shall not affect the construction of this Agreement.

(c)	Any reference in this Agreement to a Clause or an Annex is, unless otherwise stated, to a Clause or an Annex hereof. The Annexes form an integral part of this Agreement.

2.	ISSUE OF THE TRANCHE A NOTES

2.1	Issue and Subscription of the Tranche A Notes

Subject to and in accordance with the terms and conditions of this Agreement, the Issuer hereby agrees to issue the Tranche A Notes and the Noteholder agrees to subscribe for the Tranche A Notes on 24 August 2023 (the “Tranche A Closing Date”), at an issue price of 100 per cent. of the principal amount of the Tranche A Notes (namely €100,000 per Tranche A Note) (the “Tranche A Notes Issue Price”).

The Tranche A Notes shall be subscribed on the Tranche A Closing Date (i) in part by way of set-off of claims the Noteholder owns against the Issuer as sole holder of the Existing Notes and (ii) for the remaining portion of the principal amount of the Tranche A Notes not subscribed by way of set-off of claims pursuant to provision (i) above, by payment in euro by or on behalf of the Noteholder in immediately available funds to an euro account of the Issuer as notified by the Issuer to the Noteholder in writing at least five (5) Business Days prior to the Tranche A Closing Date.

2.2	Form

The Tranche A Notes will be issued in dematerialised registered form (nominatif pur) in the initial principal amount of €100,000 each. The rights of the Noteholder in relation to the Tranche A Notes shall at all times be represented by a registration in an account opened in its name in the Register (as defined below).

The Issuer or its agent shall at all times keep at its registered office, in accordance with French law, a register (the “Register”) showing the principal amount of the Tranche A Notes from time to time, redemptions and changes of ownership in respect thereof and the names and addresses of the holder(s) of the Tranche A Notes.

2.3	No Listing

The Tranche A Notes will not be listed.

3.	PAYMENTS – CLOSING IN RESPECT OF THE TRANCHE A NOTES

3.1	Conditions Precedent to Tranche A Closing

(a)	The Noteholder will only be obliged to subscribe for the Tranche A Notes in accordance with Clause 2.1 if:

(i)	prior to the Tranche A Closing, the Noteholder has received all of the documents listed in Annex 5 (Tranche A Conditions Precedent) in form and substance reasonably satisfactory to it;

(ii)

on each of the date hereof and on the Tranche A Closing Date: (A) the representations and warranties of the Issuer in this Agreement are true, accurate and correct in all material respects at, and as if made on, such date, (B) the Issuer has performed all of its obligations under this Agreement to be performed on or before such date and on the Tranche A Closing Date, and (C) there has been no breach of any of the obligations of the Issuer under this Agreement;

(iii)	on the Tranche A Closing Date, no Default is continuing or would result from the issue of the Tranche A Notes;

(iv)	on the Tranche A Closing Date, there has been no Material Adverse Effect (as defined in Clause 8 (Representations and warranties of the Issuer);

(b)

The Noteholder shall notify the Issuer promptly upon receipt by or on behalf of the Noteholder of all of the documents and other evidence listed in Annex 5 (Tranche A Conditions Precedent) in form and substance satisfactory to it.

(c)	The Noteholder may, upon such terms as it thinks fit, waive compliance with the whole or any part of this Clause 3.1 (Conditions Precedent to Tranche A Closing).

(d)

If, on the Tranche A Closing Date, any of the conditions precedent provided in Clause 3.1(a) have not been satisfied, nor waived as provided in Clause 3.1(c), then the Noteholder shall be relieved of its obligations under Clause 1.1 (Issue and Subscription of the Tranche A Notes) to subscribe for the Tranche A Notes under this Agreement.

3.2	Tranche A Closing Procedure

On Tranche A Closing Date, the Noteholder shall sign a subscription form relating to the Tranche A Notes, and pay or procure the payment of its subscription monies in respect of the Tranche A Notes in immediately available funds to a euro account of the Issuer as notified by the Issuer to the Noteholder in writing at least five (5) Business Days prior to the Tranche A Closing Date.

Upon receipt of the subscription form and of the subscription monies in respect of the Tranche A Notes, the Issuer will credit the Notes in the name of the Noteholder in the Register on the Tranche A Closing Date.

4.	ISSUE OF THE TRANCHE(S) B NOTES

4.1	Tranche(s) B Request Notice

(a)

The Issuer may (on up to two occasions) request the subscription by the Noteholder of Tranche(s) B Notes by delivering a Tranche(s) B Request Notice to the Noteholder (which may be delivered by email and in accordance with Clause 14 (Notices)) not later than ten (10) Business Days prior to each Tranche(s) B Closing Date. Any Tranche(s) B Request Notice shall be irrevocable once delivered.

(b)

Subject to Clause 5.3 (Size Condition), each Tranche(s) B Request Notice shall specify the principal amount of the Tranche(s) B Notes for which the subscription is requested, it being specified that the maximum aggregate principal amount of the Tranche(s) B Notes may not exceed EUR 40,000,000.

4.2	Issue and Subscription of the Tranche(s) B Notes

Subject to and in accordance with the terms and conditions of this Agreement, the Issuer hereby agrees to issue the Tranche(s) B Notes and the Noteholder agrees to subscribe and pay for the Tranche(s) B Notes in the principal amount specified in each Tranche(s) B Request Notice on the date of completion of each issue of the Tranche(s) B Notes to the Noteholder falling during the Additional Tranche Period (each, a “Tranche(s) B Notes Closing Date”), at an issue price of 100 per cent. of the principal amount of the Tranches B Notes (namely €100,000 per Tranche(s) B Note) (each, a “Tranche(s) B Issue Price”).

4.3	Form

The Tranche(s) B Notes will be issued in dematerialised registered form (nominatif pur) in the initial principal amount of €100,000 each. The rights of the Noteholder in respect of the Tranche(s) B Notes shall at all times be represented by a registration in an account opened in its name in the Register (as defined below).

The Issuer or its agent shall at all times keep at its registered office, in accordance with French law, a Register showing the principal amount of the Tranche(s) B Notes from time to time, redemptions and changes of ownership in respect thereof and the names and addresses of the holder(s) of the Tranche(s) B Notes.

4.4	Pricing Letter

Upon the occurrence of a Pricing Date, each of the (i) Reference Share Price, (ii) the Conversion Price, (iii) the Conversion Ratio, (iv) the amount of the Cash-Carve Out and (v) the Initial Price Limit (each as defined in the Terms and Conditions), will be recorded in a Pricing Letter from the Issuer to the Noteholder delivered by the Issuer no later than 18:00 Paris time on the Pricing Date (or such other time and date as the Parties may agree in writing) in or substantially in the form attached as Annex 7 (Form of Pricing Letter), which (in the absence of any errors) shall be countersigned and returned by the Noteholder as soon as reasonably practicable thereafter.

On the day of any Pricing Date in relation to the Tranche(s) B Notes, the form of Terms and Conditions set out in Annex 2 to this Agreement will be updated to include the information included in the relevant Pricing Letter and in the relevant Tranche(s) B Request Notice.

4.5	No Listing

The Tranche(s) B Notes will not be listed.

5.	PAYMENTS – CLOSING IN RESPECT OF THE TRANCHE(S) B NOTES

5.1	Conditions Precedent to each Tranche(s) B Closing

(a)	The Noteholder will only be obliged to subscribe for the Tranche(s) B Notes if:

(i)	prior to each Tranche(s) B Closing, the Noteholder has received all of the documents listed in Annex 6 (Tranche(s) B Conditions Precedent) in form and substance reasonably satisfactory to it;

(ii)

on each Tranche(s) B Closing Date: (A) the representations and warranties of the Issuer in this Agreement are true, accurate and correct in all material respects at, and as if made on, such date, (B) the Issuer has performed all of its obligations under this Agreement to be performed on or before such date and on such Tranche(s) B Closing Date, and (C) there has been no breach of any of the obligations of the Issuer under this Agreement;

(iii)	on each Tranche(s) B Closing Date, no Default is continuing or would result from the issue of such Tranche(s) B Notes;

(iv)	on each Tranche(s) B Closing Date, there has been no Material Adverse Effect (as defined in Clause 8 (Representations and Warranties of the Issuer);

(b)

The Noteholder shall notify the Issuer promptly upon receipt by or on behalf of the Noteholder of all of the documents and other evidence listed in Annex 6 (Tranche(s) B Conditions Precedent) in form and substance satisfactory to it.

(c)	The Noteholder may, upon such terms as it thinks fit, waive compliance with the whole or any part of this Clause 5.1 (Conditions Precedent to Tranche(s) B Closing(s)).

(d)

If, on each Tranche(s) B Closing Date, any of the conditions precedent provided in Clause 5.1(a) have not been satisfied, nor waived as provided in Clause 5.1(c), then the Noteholder shall be relieved of its obligations under Clause 4.1 (Issue and Subscription of the Tranche(s) B Notes) to subscribe for the Tranche(s) B Notes under this Agreement.

5.2	Tranche(s) B Closing Procedure

On each Tranche(s) B Closing Date, the Noteholder shall sign a subscription form relating to the relevant Tranche(s) B Notes, and pay or procure the payment of its subscription monies in respect of the relevant Tranche(s) B Notes in immediately available funds to a euro account of the Issuer as notified by the Issuer to the Noteholder in writing at least five (5) Business Days prior to such Tranche(s) B Closing Date.

Upon receipt of the subscription form and of the subscription monies in respect of the relevant Tranche(s) B Notes, the Issuer will credit the Notes in the name of the Noteholder in the Register on the Tranche(s) B Closing Date of any such Tranche(s) B Notes.

5.3	Size Condition

The principal amount of Tranche(s) B Notes to be issued and subscribed by the Noteholder upon request from the Issuer in accordance with Clause 4.1 (Tranche(s) B Request Notice) shall be an amount as determined by the Issuer, provided that such amount shall not cause the total Outstanding Principal Amount (as defined in the Terms and Conditions) of Notes (which include the Tranche A Notes and the Tranche(s) B Notes to be issued upon request from the Issuer in accordance with Clause 4.1 (Tranche(s) B Request Notice)) that is outstanding immediately following each Tranche(s) B Closing to exceed the Maximum Notes Outstanding Principal Amount specified for that purpose in the table below in respect of the relevant Average Market Capitalization and ADVT (the “Size Condition”), provided that, the Noteholder may, in its sole discretion, waive the Size Condition in respect of any subscription of the Tranche(s) B Notes.

If the Average Market Capitalization is…	…and the ADVT is…	…then the “Maximum Notes Outstanding Principal Amount” shall be equal to:
At least €700,000,000	At least €900,000	€45,000,000
At least €850,000,000	At least €1,250,000	€55,000,000
At least €1,000,000,000	At least €1,500,000	€65,000,000

“Average Market Capitalization” means the arithmetic average of the daily closing market capitalizations of the Issuer (as published by or derived from Bloomberg page ABVX FP Equity HP (or any successor page) (settings “Market Cap” and “Currency: EUR”, or any successor settings) on each of at least seven (7) Qualifying Trading Days comprised in the period of ten (10) consecutive Qualifying Trading Days ending on (and including) the Qualifying Trading Day immediately preceding the date of each Tranche(s) B Request Notice (the), all as determined by the Calculation Agent.

“ADVT” means the arithmetic average of the daily values traded in the Shares (as published by or derived from Bloomberg page HP (or any successor page) (settings “Value Traded” and “Currency: EUR”, or any successor settings) on Euronext Paris and, if the Shares (or depositary receipts in respect thereof) have been listed and admitted to trading on NASDAQ (or the NYSE) pursuant to an IPO prior to the date of each Tranche(s) B Request Notice, NASDAQ (or, as the case may be, the NYSE), on each Qualifying Trading Day comprised in the period of 3 months ending on (and including) the Qualifying Trading Day immediately preceding the date of each Tranche(s) B Request Notice, all as determined by the Calculation Agent.

“Qualifying Trading Day” means a day which is:

(a)	a Trading Day; or

(b)	if such day:

(i)	falls on or after the day on which the Shares (or depositary receipts in respect thereof) are listed and admitted to trading on NASDAQ (or the NYSE) pursuant to an IPO; and

(ii)

is a day on which the Shares (or depositary receipts in respect thereof) are capable of being so traded on NASDAQ (or, as the case may be, the NYSE), other than a day on which such trading ceases prior to the usual closing time (whether such closing is scheduled or unscheduled), a day which is both a Trading Day and a day on which the Shares (or depositary receipts in respect thereof) are capable of being so traded on NASDAQ (or, as the case may be, the NYSE) as aforesaid.

6.	PAYMENTS

All payments in respect of the obligations of the Issuer under this Agreement shall be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of France or any political subdivision or any authority thereof or therein having power to tax (a “Tax Deduction”), unless such Tax Deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the Noteholder of such amounts as would have been received by it if no such withholding or deduction had been required provided that no such payment shall be (i) made to the extent that such Tax Deduction is imposed due to the failure of the beneficiary of such payment to provide any form, certificate, document, or other information that would have reduced or eliminated such Tax Deduction pursuant to any provision of domestic law or of an applicable tax treaty; or (ii) to the extent such Tax Deduction relates to FATCA; or (iii) where the payment is made to an account opened or held in a non-cooperative jurisdiction as set out in the list referred to Article 238-0 A of the French tax code (Code Général des Impôts) as such list may be amended from time to time or to any entity situated in such a jurisdiction.

For the purpose of this Clause 6, FATCA means (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

7.	REPRESENTATION AND WARRANTIES OF THE NOTEHOLDER

The Noteholder represents, warrants, acknowledges and agrees to the Issuer and its affiliates as follows:

(i)	the Noteholder has been duly organized and is validly existing under the laws of its incorporation;

(ii)

this Agreement has been duly authorised and executed by it and constitutes valid and legally binding obligations of the Noteholder enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally;

(iii)

the Noteholder has full corporate power and capacity, and has taken all actions (including obtaining all necessary consents, approvals and permits, if any) required to enter into this Agreement and to perform its obligations hereunder;

(iv)	The Noteholder represents, warrants, acknowledges and agrees that it belongs to one of the following category:

(i)

individuals or legal entities, including French or foreign companies, trusts, investment funds or other investment vehicles of any kind, investing, on a principal basis, or having invested more than one million euros in the 24 months preceding the relevant capital increase, (a) in the pharmaceutical sector or (b) in growth stocks listed on a regulated market or a multilateral trading facility (such as Euronext Growth) considered to be “SMEs” within the meaning of Annex I to European Commission Regulation (EC) no. 651/2014 of 17 June 2014 ; and/or

(ii)

to one or more of the Issuer’s strategic partners, located in France or abroad, who have entered into or are due to enter into one or more partnership (development, co-development, distribution, manufacturing, etc.) or commercial agreements with the Issuer (or a subsidiary) and/or the companies they control, which control them or which are controlled by the same person(s), directly or indirectly, within the meaning of Article L. 233-3 of the French Commercial Code (Code de commerce) ; and/or

(iii)

any French or foreign investment services provider, or any foreign institution with equivalent status, likely to guarantee the completion of an issue intended to be placed with the persons referred to in (i) and/or (ii) above and, in this context, to subscribe for the securities issued;

as defined in the 16th resolution of the Issuer’s combined general shareholders’ meeting held on 5 June 2023.

(v)

the Noteholder is subscribing for the Notes outside of the United States in reliance on Regulation S under the Securities Act (the “Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and is not subscribing for the Notes for the account or benefit of a person in the United States;

(vi)	the Noteholder has access to sufficient funds to enable it to comply with its obligations under this Agreement on the Tranche A Closing Date and each Tranche(s) B Closing Date, as the case may be;

(vii)

the Noteholder, its directors, officers, employees, agents, affiliates or other persons acting on its behalf have not violated and are not in violation of, and the Investment Amount is not directly or indirectly derived, obtained, received, taken, acquired, or gained, and does not stem, from any violation by the Noteholder or any of its directors, officers, employees, agents, affiliates or other persons acting on its behalf of, any Money Laundering Laws or any Anti-Bribery and Anti-Corruption Laws which are binding on the Noteholder or any member of its group; and no action, suit, or proceeding with respect to the Money Laundering Laws or Anti-Bribery and Anti-Corruption Laws subsists, is pending or, to the best of its knowledge, threatened by or before any court or governmental agency, authority, or body, or any arbitrator involving the Noteholder or its directors, officers, employees, agents, affiliates, or other persons acting on its behalf;

(viii)

neither the Noteholder nor any of its directors, officers, agents, employees, affiliates or other persons acting on its behalf has been or is currently subject to, and the subscription monies in respect of the Tranche A Notes and the Tranche(s) B Notes are not directly or indirectly derived, obtained, received, taken, acquired, or gained, and does not stem, from any violation by the Noteholder or any of its directors, officers, employees, agents, affiliates or other persons acting on its behalf of, any Sanctions.

8.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER

As a condition of the obligation of the Noteholder to subscribe and pay for the Notes, the Issuer represents and warrants to and agrees with the Noteholder that on the date hereof and each of the Tranche A Closing Date and each Tranche(s) B Closing Date, as the case may be:

(a)	Due incorporation

The Issuer is a société anonyme and it is duly incorporated and validly existing under the laws of France, with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Information Documents, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it.

(b)	Capacity and authorisation

The Issuer has full corporate power and capacity to (a) create and issue the Notes and perform its obligations thereunder, (b) issue the new Shares upon conversion of the Notes, (c) execute each of the Agreements and perform its obligations thereunder; where relevant, the shareholders of the Issuer have duly waived all pre-emption rights (“droit préférentiel de souscription”) to the Notes and to the new Shares to be issued upon conversion of the Notes.

(c)	Financial statements

Each of the audited consolidated financial statements (including the notes thereto) for the years ended 31 December 2022 and 31 December 2021, and in relation to Tranche(s) B Notes only and, where relevant, for the year ending 31 December 2023, and other financial information included or incorporated by reference in the Information Documents, were prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”) and give a true and fair view of the financial position of the Issuer and its Subsidiaries (taken as a whole) (the “Group”) as at the dates of such consolidated financial statements, and the results of operations and changes in the financial position of the Group for the periods in respect of which they have been prepared.

In relation to the Tranche(s) B Notes only, and where relevant, the condensed half-year consolidated financial statements of the Group for the six-month period ended 30 June 2023 included in the Issuer’s 2023 Half-Year Financial Report present fairly the consolidated financial position of the Group as of the dates indicated therein and the consolidated results of operations, shareholders’ equity and cash flows of the Group for the periods specified therein in conformity with IAS 34 “Interim Financial Reporting”, the standard of IFRS applicable to interim financial information, applied on a consistent basis throughout the periods involved, except as otherwise provided therein.

The other financial information relating to the Issuer contained in the Information Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Information Documents.

(d)	No material change and no significant change

Except as disclosed in the Publicly Available Information, since 31 December 2022, (i) there has been no material adverse change in the condition (financial, legal or operational), prospects, results of operations, business of the Issuer or the Group, (ii) there has been no change nor any development which is materially adverse to the ability of the Issuer to perform its obligations under the Agreement or the Notes and (iii) there has been no significant change in the financial or trading position of the Issuer or the Group.

(e)	Insolvency proceedings

With respect to the Issuer or any of its Subsidiaries (i) neither the Issuer nor any Subsidiary is in a state of insolvency (état de cessation des paiements), (ii) no application for the appointment of an ad hoc representative (mandataire ad hoc) has been made, (iii) no application to enter into a safeguard procedure (procédure de sauvegarde) has been made, (iv) no application to enter into an accelerated safeguard procedure (procédure de sauvegarde accélérée) has been made, (v) no application to enter into a conciliation procedure (procédure de conciliation) has been made, (vi) no application for the transfer of the whole or part of the business (cession totale ou partielle de l’entreprise) has been made, (vii) no notice of judicial reorganisation (redressement judiciaire), winding-up, dissolution (dissolution), judicial liquidation (liquidation judiciaire), or voluntary liquidation (liquidation amiable) has been filed, (viii) no conveyance, assignment or other arrangement for the benefit of, or enters into a composition with, its creditors as a result of financial difficulties has been made and no composition with such creditors has been entered into and (ix) no proceeding under any applicable laws before a court having competent jurisdiction over the Issuer or such Subsidiaries which has an analogous effect to any of the proceedings referred to in this paragraph (e) is pending or, to the best of its knowledge, threatening.

(f)	Information documents

The statements contained in the Information Documents at their respective dates with respect to the Issuer, the Group and the Notes are true and accurate in all material respect. All reasonable care has been made by the Issuer to ensure that the information contained in the Information Documents is, at their respective dates, in accordance with the facts and that, the information contained in the Information Documents, taken as a whole, contains no omission likely to materially affect its impact. The Information Documents, taken as a whole, contain all information with respect to the Issuer, the Group and the Notes, which is material in the context of the subscription of the Notes and which, with regard to the Issuer, the Group, the Notes and the Shares, is reasonably necessary to enable the Noteholder to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Issuer, the Group and of the rights attaching to the Notes and the Shares, and the information contained or incorporated by reference therein is not misleading in any material respect.

The opinions, intentions and prospective information expressed by the Issuer in the Information Documents at their respective dates are honestly held or made, have been reached after considering all relevant material circumstances and are based on reasonable assumptions.

(g)	Validity of contracts

This Agreement has been duly authorised and executed by the Issuer, and constitutes, and the Calculation Agency Agreement has been or will be duly authorised by the Issuer and, following due execution by the Issuer and the other relevant parties on or before the Tranche A Closing Date and each Tranche(s) B Closing Date will constitute, valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally.

(h)	Validity of the Notes

The Notes have been duly authorised by the Issuer and when duly issued and delivered in accordance with this Agreement and the Terms and Conditions of the Notes, will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally.

(i)	Capitalisation

The acknowledged share capital of the Issuer as at the date of this Agreement is €425,475.68 composed of 42,547,568 ordinary shares having each a nominal value of €0.01. The new Shares to be issued upon conversion of the Notes have been validly authorised and, when issued upon conversion of the Notes in accordance with their Terms and Conditions, will be validly issued, fully paid up and applications will be made to list such new Shares and admit them to trading on Euronext Paris and, where applicable, any other regulated or similar market on which the Issuer’s Shares are listed and traded. The new Shares to be issued upon conversion of the Notes will be of the same class of the then outstanding Shares. Except as disclosed in the Publicly Available Information, there are no outstanding securities issued by the Issuer convertible into or exchangeable for, or warrants, rights or options to purchase from the Issuer, or obligations, or commitments of the Issuer to create the same or to issue, sell or otherwise dispose of, any Shares.

The new Shares to be issued upon conversion of the Notes are or will be free from any charge, lien, encumbrances or claim and from any third-party rights as of the date of delivery or issuance, as the case may be. Except as disclosed in the Publicly Available Information, there are no restrictions upon the voting or transfer of any of the Shares whether pursuant to any law or any agreement or otherwise; and subject to general provisions of law relating to the distribution of profits and the by-laws (statuts) of the Issuer and the Senior, Secured Debt Facility, there are no restrictions on the payment of dividends on the Shares.

(j)	Consents

All necessary actions, authorisations, consents, or other conditions required to be taken/obtained, given and fulfilled (including any necessary approvals, filings, registrations and consents required prior to the issue and subscription of the Notes with any governmental, regulatory or judicial body or authority, and the passing of the necessary corporate resolutions) have been given, fulfilled and done and remain in full force and effect in connection with:

(i)	the execution of the Agreements;

(ii)	the issue of the Notes in accordance with the terms of this Agreement;

(iii)	the issue of the new Shares upon conversion of the Notes; and

(iv)	the performance by the Issuer of its obligations under the Terms and Conditions and the Agreement.

(k)	No conflict

The execution and performance of the Agreements, the issue of the Notes, the issue of new Shares upon conversion of the Notes and compliance with their respective terms do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Issuer’s statuts or any other document constituting the Issuer or any indenture, trust deed, mortgage or other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which any of them or any of their respective properties is bound, or (ii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer, any such Subsidiary or any of their properties.

(l)	Compliance

Neither the Issuer nor any of its Subsidiaries is, and with the giving of notice or lapse of time or both would not be, in violation of or in default under (i) the statuts or any other constitutional provision, statute, law, regulation, decree, court order or similar authority binding upon it or (ii) any agreement or instrument to which it is a party or by which it or any of its properties is bound, which, in the case of (ii) only, could be reasonably expected to have a Material Adverse Effect.

(m)	Litigation

There are no actions, suits or proceedings against or affecting the Issuer or any of its Subsidiaries which, if determined adversely to the Issuer or any such Subsidiary, could individually or in the aggregate have a material adverse effect on the condition (financial, legal or operational), prospects, results of operations, business of the Issuer or the Group taken as whole (a “Material Adverse Effect”), and, to the best of the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(n)	Contingent liabilities

Each of Issuer and its Subsidiaries is in compliance with all of its material obligations under any outstanding guarantees or contingent payment obligations.

(o)	Off-balance sheet arrangements

Neither the Issuer nor any of its Subsidiaries has any material relationships with non-consolidated entities that are contractually limited to activities that facilitate the transfer of or access to assets by the Issuer or any such Subsidiary, such as structured finance entities and special purpose entities that could have a Material Adverse Effect on the liquidity of the Issuer or any such Subsidiary or the availability thereof or the requirements of the Issuer or any such Subsidiary for capital resources.

(p)	Intellectual Property Rights

The Issuer and the members of the Group together own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other Intellectual Property Rights necessary to conduct the business now operated by them, or presently employed by them, and have not received, to the best knowledge of the Issuer, any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights which could be reasonably expected to have a Material Adverse Effect.

(q)	Taxes

(i)

Neither the Issuer nor, to the best of its knowledge, any other member of the Group is overdue in the filing with the appropriate taxing authorities of any tax returns required to be filed by it, and the Issuer and, to the best of its knowledge, each other member of the Group has paid all taxes due thereon, except where any such failure to file such tax returns or to pay such taxes could be reasonably expected to not have a Material Adverse Effect or where payment of such taxes is being contested in good faith and the Issuer (or the relevant member of the Group) has booked adequate reserves, and each such tax return was, when filed, accurate and complete in all material respects and there is no tax liability that has been asserted against the Issuer or any member of the Group which could be reasonably expected to have a Material Adverse Effect.

(ii)

Neither the Issuer nor, to the best of its knowledge, any other member of the Group has incurred any liability (or has committed any actions, or events have occurred, which would, to the best of the Issuer’s knowledge, subject the Issuer or any other member of the Group to a liability) in respect of any tax which would reasonably be considered material in the context of the issue of the Notes and the purchase thereof by the Noteholder, other than any such liabilities arising in the ordinary course of the business of the Issuer and the Group and any such liabilities which have been publicly announced prior to the date hereof.

(iii)

Neither the Issuer nor, to the best of the its knowledge, any member of the Group has paid nor is liable to pay nor has acted (directly or through an agent or other representative) in such manner as to incur a liability (or potential liability) to pay any interest or penalty in connection with any tax or otherwise paid any tax after its due date for payment or become liable to pay any tax, in each case, which would reasonably be expected to be material in the context of the issue of the Notes and the purchase thereof by the Noteholder.

(r)	Stamp, registration, transfer taxes or duties

There are no stamp, registration, transfer taxes or duties that are imposed or levied by or on behalf of France or any political subdivision thereof or authority or agency therein in connection with the issue, subscription or delivery of the Notes or the execution of the Agreements or the performance by the Issuer of its obligations under the Notes and the Agreements (other than the droit fixe of 125 euros in case of voluntary registration of the Agreements, the non-payment of which shall not affect the validity of the Agreements or the Notes or any other rights legally required which has been paid by the Issuer in a timely manner).

(s)	Internal controls

Except as disclosed in the Publicly Available Information, the Issuer and each other member of the Group maintains a system of internal accounting controls which, in the reasonable opinion of the Issuer, is sufficient to provide reasonable assurance that:

(i)	transactions are executed in accordance with management’s general or specific authorisations; and

(ii)	transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS accounting principles generally accepted in France.

(t)	No Event of Default

No event has occurred or circumstance arisen which, had the Notes already been issued, would constitute, immediately or with the lapse of time or notice or both, an “Event of Default” as described under Condition 9.4 of the Terms and Conditions.

(u)	Status of the Notes

The principal of the Notes and the interest thereon will, when issued and subscribed for pursuant to the terms of this Agreement, constitute direct, general, unconditional, unsubordinated and (subject to the provisions of Condition 6.2 (Negative Pledge) of the Terms and Conditions) unsecured obligations of the Issuer and rank equally amongst themselves and (subject to such exceptions as are from time to time mandatory under French law) pari passu with all other unsecured and unsubordinated debt (dettes chirographaires) of the Issuer, present or future.

(v)	Transfer restrictions

There are no limitations under the laws of France or the statuts of the Issuer on the rights of holders of the Notes to hold or transfer the Notes, or on the rights of holders of Shares to hold, vote or transfer the Shares, save that any transfer of any such securities qualifying as a secondary offering may be subject to the selling restrictions of France if such secondary offering takes place in or from France.

(w)	Stabilisation

Neither the Issuer nor its affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation in violation of applicable laws or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(x)	Foreign Issuer

The Issuer is a “foreign issuer” (as such term is defined in Regulation S) which reasonably believes that there is no “substantial U.S. market interest” (as such term is defined in Regulation S) in its respective debt or equity securities.

(y)	Directed Selling Efforts

None of the Issuer, nor any of its affiliates, nor any persons acting on any of their behalf, has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) with respect to the Notes.

(z)	Market abuse

Neither the Issuer nor, to the best knowledge of the Issuer, any person acting on its behalf has taken, directly or indirectly, any action which may constitute a violation of the market abuse laws and regulations in order to facilitate the subscription of the Notes, the new Shares to be issued upon conversion of the Notes (including the provisions of Regulation 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse).

(aa)	Sanctions

Neither the Issuer, nor any other member of the Group nor, to the best of the Issuer’s knowledge, any director, officer, employee or affiliate of the Issuer or any other member of the Group is currently the subject or the target of any Sanctions or conducting business with any person, entity or country which is the subject or target of any Sanctions in a manner which is prohibited by such Sanctions.

“Sanctions” means any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury, the U.S. State Department, any other agency of the U.S. government, the United Nations, the European Union, France or the United Kingdom.

(bb)	Anti-Bribery and Anti-Corruption Laws

Neither the Issuer, any member of the Group nor, to the best of the Issuer’s knowledge, as the case may be, any director, officer, employee or affiliate of the Issuer or any other member of the Group:

(i)

has engaged in any activity or conduct which would result in the violation of any applicable anti-bribery or anti-corruption laws or regulations (including, without limitation, to the extent applicable, the U.S. Foreign Corrupt Practices Act of 1977 or the rules and regulations promulgated thereunder, or under the UK Bribery Act 2010) (“Anti-Bribery and Anti-Corruption Laws”);

(ii)

has offered, promised, paid, received, requested or agreed to receive a bribe or other unlawful payment nor offered, promised or given any financial or other advantage to a public official (or to a third party) at the request or acquiescence of the public official) in an attempt to influence them in their capacity as a public official to obtain or retain business, or to obtain an advantage in the conduct of business, where such offer, promise or payment is not permitted under applicable laws (a “Prohibited Payment”); and

(iii)

has been or is, to the best of the Issuer’s knowledge, as the case may be, subject to any investigation by any governmental entity, or any action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator with regard to any actual or alleged Prohibited Payment or violation of Anti-Bribery and Anti-Corruption Laws, and, to the best of the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

The operations of the Issuer have been conducted in material compliance with all applicable systems, controls, policies, procedures and legal processes for the purpose of preventing it and its directors and officers, employees and any other persons acting on its or their behalf from engaging in any action in breach of Anti-Bribery and Anti-Corruption Laws.

(cc)	Anti-Money Laundering Laws

The operations of the Issuer and each other member of the Group are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in France and of all jurisdictions in which the Issuer and each other member of the Group conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency and which is binding on the Issuer or a member of the Group (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any other member of the Group with respect to Money Laundering Laws is pending and, to the best of the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

9.	UNDERTAKINGS OF THE ISSUER

The Issuer undertakes with the Noteholder as follows:

(a)

it will promptly notify the Noteholder if at any time prior to the Tranche A Closing Date or each Tranche(s) B Closing Date, as the case may be, anything occurs which renders or which they are aware might reasonably be expected to render untrue or incorrect in any respect any of the representations and warranties contained in Clause 8;

(b)

during the period commencing on the date hereof and ending 30 days after the Tranche A Closing Date or each Tranche(s) B Closing Date, as the case may be, (each date inclusive) the Issuer will not, without the prior written consent of the Noteholder or its designee, enter into any agreements or understandings in respect of or conduct any financing in the form of convertible bonds, equity line of credit, at-the-market facility, or substantially similar equity-linked transaction (each, an “Equity-linked Transaction”). For the avoidance of doubt, the following transactions shall not be considered an Equity-linked Transaction for the purpose of this Agreement on which this undertaking would apply: a public or private placement of Shares, whether on their own or as a part of a unit including warrants and/or royalty certificates, including but not limited to in the context of an IPO (as defined in the Terms and Conditions), an expansion of the Senior, Secured Debt Facility including additional convertible bonds or warrants to Kreos, Claret or another lender or a royalty financing;

(c)

in the event the Issuer ceases, at any time, to qualify as a “foreign issuer” (as such term is defined in Regulation S), the Issuer undertakes to notify the Noteholder through a written notice (which may be delivered by email and in accordance with Clause 14 (Notices)) concurrent with the first public announcement made by the Issuer in relation to such change;

(d)

it will not, and it shall procure its Subsidiaries will not, directly or indirectly use all or part of the proceeds of the offering of the Notes, or lend, contribute or otherwise make available all or part of such proceeds to any subsidiary, joint venture partner or other person:

(i)	to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of applicable Sanctions;

(ii)	to fund or facilitate any activities of or business in any country or territory, that is, or whose government is, the subject of any Sanctions at the time of such funding or financing; or

(iii)	in any other manner that will result in a violation by any member of the group of applicable Sanctions.

10.	INDEMNIFICATION OF THE NOTEHOLDER

10.1	Indemnity

(a)

The Issuer agrees to indemnify and hold harmless the Noteholder and each of its affiliates and all their respective officers, directors, general partners, employees, Heights Capital Management, Inc., Heights Capital Ireland, LLC, their respective shareholders and affiliates and each of their respective successors (each, an “Indemnified Person”) from and against any and all actions, suits, investigation, inquiry, claims, losses, damages, liabilities, proceedings and documented related and properly incurred out-of-pocket fees and expenses of any kind or nature (a “Loss”) (subject to the limitations set forth in this Clause 10) which may be incurred by any such Indemnified Person as a result of or arising out of or in connection with or based on:

(i)

Misrepresentation: any breach of the representations and warranties contained in, or made or deemed to be made by the Issuer under this Agreement by reference to the facts and circumstances then subsisting; or

(ii)

Breach: any breach by the Issuer of any of its obligations in this Agreement or the Notes (including, without limitation, the failure by the Issuer to issue the Notes on the Tranche A Closing Date or on each Tranche(s) B Closing Date); or

(iii)

Announcements: any untrue statement or alleged untrue statement contained in the Information Documents, and any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

The Issuer shall pay to the relevant Indemnified Person within ten (10) Business Days of duly documented evidence therefor an amount equal to such Loss; provided, however, that no Indemnified Person will be entitled to indemnity hereunder in respect of any Loss to the extent that it is judicially determined by a court of competent jurisdiction that such Loss resulted from the fraud, negligence, bad faith or wilful misconduct of such Indemnified Person or its affiliates, officers, directors, partners, trustees, employees, shareholders, agents or controlling persons (all such persons “Related Parties”).

(c)

This Agreement shall not cause the Noteholder to have any duty or obligation, whether as fiduciary or trustee for any Indemnified Person or Related Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 10.

10.2	Conduct of Claims

(a)

In case any action or claim shall be brought against any Indemnified Person in respect of which recovery may be sought from the Issuer be under this Clause 10, the relevant Indemnified Person shall promptly notify the Issuer in writing of such fact, but failure to do so will not relieve the Issuer from any liability under this Agreement and in any event shall not relieve it from any liability which it may have otherwise than on account of the indemnities contained in this Agreement.

(b)	Each Indemnified Person shall thereafter, subject to any requirement imposed by an insurer of the Indemnified Person and to the extent permitted by applicable law or regulation:

(i)	at reasonable intervals keep the Issuer informed of the progress of the claim or action;

(ii)	provide the Issuer with copies of such documentation relating to the claim or action as the Indemnified Party may reasonably request; and

(iii)

maintain reasonable consultation with the Issuer regarding decisions concerning the claim or action, subject in each case to the Indemnified Person being indemnified and secured to its reasonable satisfaction against all Losses incurred by it in consequence of its compliance with this Clause 10, and provided that nothing in this Clause 10 shall:

(A)

require any Indemnified Person to provide the Issuer with a copy of any part of any document which it, in good faith, considers to be held by it subject to a duty of confidentiality or to be privileged whether in the context of any litigation connected with the claim or otherwise; or

(B)

require an Indemnified Person to do, or refrain from doing, anything which would, or which the Issuer reasonably considers might, either prejudice any insurance cover to which it or any other Indemnified Person may from time to time be entitled, or from which it or any of them may benefit or which may prejudice the reputation or standing of such Indemnified Person or of any other Indemnified Person.

(c)

The Issuer may participate at its own expense in the defense of any such action; provided, however, that legal advisers to the Issuer shall not (except with the consent of the relevant Indemnified Person (such consent not to be withheld or delayed)) also be legal advisers to the Indemnified Person. The Issuer shall not be liable in respect of any settlement of any action effected without its consent (such consent not to be unreasonably withheld or delayed). The Issuer shall not, without the prior written consent of the relevant Indemnified Person (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Clause 10 (whether or not the Indemnified Person(s) are actual or potential parties thereto), unless such settlement, compromise or consent:

(i)	includes an unconditional release of each Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim; and

(ii)	does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

11.	COSTS AND EXPENSES

11.1	Transaction expenses

With effect from the Tranche A Closing Date:

(a)

the Issuer shall be responsible for its own expenses and the fees and expenses (subject to scope of work and budget pre agreed) of all third parties (including the Calculation Agent) appointed under or in connection with the Notes, in connection with the preparation and execution of the Agreements and the issue and performance of the Notes; and

(b)

the Issuer agrees to reimburse the Noteholder for its reasonable and documented expenses (subject to scope of work and budget pre agreed) including, but not limited to, legal and due diligence costs regardless of whether the issue of the Tranche A Notes on the Tranche A Closing Date and/or the Tranche(s) B Notes on the each B Closing Date shall occur. The Noteholder shall be entitled to deduct any expenses from its funding at the Tranche A Closing Date, up to an expense reimbursement cap of €[***] (of which a non-refundable deposit of €[***] has already been paid by the Issuer to the Noteholder as at the date of this Agreement).

11.2	Amendment Costs

If the Issuer requests an amendment, waiver or consent and such requests for amendments, waivers or consents, in the reasonable opinion of the Noteholder, require legal fees to be incurred, the Issuer shall, within five (5) Business Days of demand, reimburse the Noteholder for the amount of such reasonable legal costs and expenses properly incurred by it in responding to, evaluating, negotiating or complying with that request or requirement provided that such legal costs and expenses shall be agreed with the Issuer in advance.

11.3	Enforcement Costs

The Issuer shall, within five (5) Business Days of demand, pay to the Noteholder the amount of all reasonable costs and expenses (including legal fees) incurred by the Noteholder in connection with the enforcement of, or the preservation of any rights under, the Notes and this Agreement.

12.	CONFIDENTIAL INFORMATION

12.1	Confidentiality

Each party to this Agreement agrees to keep this Agreement, the Calculation Agency Agreement and the Terms and Conditions and their contents (the “Confidential Information”) strictly confidential and not to disclose any Confidential Information to anyone, save to the extent permitted by Clause 12.2.

12.2	Disclosure of Confidential Information

(a)

Each party to this Agreement may disclose Confidential Information on a confidential basis to the accountants, legal counsels and other professional advisors retained by the Issuer (or its advisors) and the Noteholder, respectively, or to any other agent, clearing system or other third party proposed by the parties hereto to be involved in the transaction contemplated hereby to the extent strictly required to perform their services, or as required by applicable law, regulation, stock exchange rules, judicial or regulatory order, or any tax authority or other Governmental Authority or to the extent that one of the parties hereto needs to disclose the same for the exercise, protection of enforcement of its rights under this Agreement or the Notes, and may not disclose Confidential Information to any other person (other than, in the case of the Noteholder, any of its affiliates, agents, management entities or funds under common management or control and having made them aware of the confidential nature of such disclosures without the prior written consent of the other parties.

(b)

The Noteholder may disclose Confidential Information to any person (having made them aware of the confidential nature of such disclosure) in connection with the potential transfer of Notes or assignment or novation of their rights, benefits and/or obligations under this Agreement and the Notes (or discussions in relation thereto).

12.3	Restricted Information

In relation to any Restricted Information or any other material, non-public information that is disclosed by the Issuer (or on its behalf) to the Noteholder on or prior to the Tranche A Closing Date or each Tranche(s) B Closing Date, if any, the Issuer shall (in consultation with the Noteholder) do whatever is necessary to ensure that such Restricted Information or any other material, non-public information is publicly disclosed to the market in accordance with applicable laws, regulations or rules or as otherwise may be effective so as to ensure that, by no later than the Tranche A Closing Date or each Tranche(s) B Closing Date, as the case may be, the Noteholder is no longer provided with any Restricted Information or any other material, non-public information that would have been disclosed to it by or on behalf of the Issuer and is no longer restricted from trading in any securities or instruments of the Issuer or any member of the Group or any other company or person for the sole reason of the receipt of that Restricted Information or material, non-public information. For the purposes of this Clause, “Restricted Information” means any information that is insider information within the meaning of applicable insider dealing or market abuse law (including Regulation 596/2014/EU).

12.4	Disclosure of transaction

(a)	Tranche A Closing

The Issuer shall, on or before 9:30 a.m., Paris time, on the Tranche A Closing Date, issue a press release (the “Initial Press Release”) reasonably acceptable to the Noteholder disclosing all the material terms of the transactions contemplated therein. In addition, to the extent the Issuer is a public company in the United States, on or before 9:30 a.m., New York time, on the Tranche A Closing Date, the Issuer shall furnish or file (as applicable), a Report of Foreign Private Issuers on Form 6-K (a “Form 6-K”) or a Current Report on Form 8-K (as applicable) describing all the material terms of the transactions contemplated herein in the form required by the 1934 Act and attaching all the material information (to the extent required by applicable U.S. securities law), the “Initial Filing”). From and after the filing of the Initial Filing (or if no such filing is required, by the time of issuance of the Initial Press Release), the Issuer shall have disclosed all Restricted Information or material, non-public information (if any) provided to the Noteholder by the Issuer or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated herein. In addition, effective upon the filing of the Initial Filing (or the publication of the Initial Press Release, as applicable), the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Noteholder or any of its affiliates, on the other hand, shall terminate.

(b)	Tranche(s) B Closing(s)

The Issuer shall, on or before 9:30 a.m., Paris time, on each Tranche(s) B Closing Date, either issue a press release (each, an “Additional Press Release”) or furnish or file (as applicable) a Form 6-K or a Current Report on Form 8-K (each, an “Additional Filing”), in each case reasonably acceptable to the Noteholder, disclosing all the material terms of the transactions contemplated therein. From and after the publication of the Additional Press Release or the filing of the Additional Filing, the Issuer shall have disclosed all Restricted Information and material, non-public information (if any) provided to the Noteholder by the Issuer or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the filing of the Additional Filing, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Noteholder or any of its affiliates, on the other hand, shall terminate.

(c)	Limitations on disclosure

The Issuer shall not, and the Issuer shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Noteholder with any material, non-public information regarding the Issuer or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Noteholder. In the event of a breach of any provision of this Clause 12.4 by the Issuer, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Noteholder), the Noteholder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Issuer, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents.

The Noteholder shall have no liability to the Issuer, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Issuer delivers any material, non-public information to the Noteholder without such Noteholder’s consent, the Issuer hereby covenants and agrees that the Noteholder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Issuer, its Subsidiaries nor the Noteholder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Issuer shall be entitled, without the prior approval of the Noteholder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Noteholder shall be consulted by the Issuer in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Noteholder, the Issuer shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Noteholder in any filing, announcement, release or otherwise except as may be required under applicable laws and regulations (including stock exchange regulations), subject to providing the Noteholder with the relevant filing, announcement, release or otherwise for its prior review (such review to be made in a timely manner). Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Issuer expressly acknowledges and agrees that the Noteholder shall not have (unless expressly agreed to by the Noteholder after the date hereof in a written definitive and binding agreement executed by the Issuer and the Noteholder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Issuer or any of its Subsidiaries.

12.5	Announcements

The Issuer will ensure that all announcements and documents published or statements made by it or on its behalf, which refer to the Noteholder (including Heights Capital Management, Inc., Heights Capital Ireland, LLC and/or any of their respective affiliates) by name will only be made or published with the prior written consent of the Noteholder and will be true and accurate in all material respects and, when taken together with all available public information, not misleading in any material respect and, where appropriate, will contain all information necessary for legal or regulatory purposes and all opinions included will be honestly held and given after due and careful consideration. Nothing in this Clause 12.5 shall restrict the Issuer from at any time making any disclosure or announcement which is required by any applicable law, regulation, stock exchange rule, judicial or regulatory order, or any tax authority or other Governmental Authority, provided that where such disclosure or announcement is required and, to the extent permitted by the relevant law, regulation, stock exchange rule, judicial or regulatory order, tax authority or other Governmental Authority, the Issuer shall promptly notify the Noteholder and provide to the Noteholder the relevant announcement, document or statement for its prior review (such review to be made in a timely manner).

13.	TRANSFERS OF RIGHTS AND OBLIGATIONS

No party to this Agreement may assign or transfer its rights, benefits and obligations under this Agreement or any Note (including the Terms and Conditions) other than pursuant to applicable laws in the context of merger, contribution of assets and similar transactions.

14.	NOTICES

14.1	Form of notice

(a)	Any notice or other communication given under this Agreement must be in writing and, unless otherwise stated, may be made by letter or electronic mail.

(b)

Notices and other communications for which fixed periods are laid down in this Agreement or which themselves fix periods binding on the addressee, may be made by hand delivery, registered letter or by electronic mail. Such notices and communications shall be deemed to have been received by the other party:

(i)	on the date of delivery in relation to a hand-delivered or registered letter; or

(ii)	in the case of any electronic mail, only when actually received in readable form and only if it is addressed in such a manner as the other party shall specify for this purpose.

(c)

Notices issued by the Issuer pursuant to any provision of this Agreement shall, where required by the Noteholder, be delivered to the Noteholder together with satisfactory evidence of the authority of the person or persons authorised to sign such notice on behalf of the Issuer and the authenticated specimen signature of such person or persons.

(d)

The parties to this Agreement agree that any above communication (including via electronic mail) is an accepted form of communication, shall constitute admissible evidence in court and shall have the same evidential value as an agreement under hand.

14.2	Addresses

The address and electronic mail address (and the department for whose attention the communication is to be made) of each party for any communication to be made or document to be delivered under or in connection with this Agreement is:

(a)	in the case of the Issuer:

Attention:	Didier Blondel / Trinidad Mesa
Address:	ABIVAX
7, boulevard Haussmann, 75009 Paris, France
E-mail :	[***] / [***]
Telephone :	[***] / [***]

(b)	in the case of the Noteholder:

Attention:	Martin Kobinger
Address:	CVI Investments, Inc.

c/o Heights Capital Management, Inc.

101 California Street

Suite 3250

San Francisco

CA 94111

E-mail:	[***]

14.3	Demand after notice to remedy

Each party to this Agreement shall promptly notify the other party in writing of any change in their respective communication details.

14.4	English language

(a)	Any notice or communication given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Noteholder, accompanied by a English translation and, in this case, the English translation will prevail.

15.	AMENDMENTS AND WAIVERS

15.1	Prior to the Tranche A Closing Date or each Tranche(s) B Closing Date

Prior to the Tranche A Closing Date or each Tranche(s) B Closing Date, the parties to this Agreement may agree to any modification, alteration or addition to this Agreement (including the Terms and Conditions).

15.2	From the Tranche A Closing Date or each Tranche(s) B Closing Date

From the completion of issue of the Notes on the Tranche A Closing Date and each Tranche(s) B Closing Date, as the case may be, the provisions of this Agreement (excluding the Terms and Conditions) may not be modified, altered, abrogated or added to other than by mutual agreement of the parties hereto and the provisions of the Terms and Conditions may not be modified, altered, abrogated or added to other than as provided in, and in accordance with, Condition 11 (Representation of Noteholders), with the approval of the Noteholders’ general meeting or the sole Noteholder, as the case may be.

16.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of France. In relation to any legal action or proceedings arising out of or in connection with this Agreement, each party of this Agreement irrevocably submits to the jurisdiction of any competent court in Paris.

Executed in two (2) original copies on 20 August 2023

The Issuer

ABIVAX

/s/ Marc de Garidel
By : Marc de Garidel
CEO (Président Directuer Général)

(Signature page to the Subscription Agreement)

The Noteholder

CVI INVESTMENTS, INC.

represented by HEIGHTS CAPITAL MANAGEMENT, INC., its authorized agent

/s/ Martin Kobinger
By : Martin Kobinger
President

(Signature page to the Subscription Agreement)

Annex 1 Terms and Conditions of the Tranche A Notes

The terms and conditions of the Tranche A Notes will be as follows:

The following text contains the terms and conditions of the Notes (the “Terms and Conditions”).

The combined general meeting (ordinary and extraordinary) of Abivax of 5 June 2023, under resolution 16, delegated to the Board of Directors of the Issuer the authority to issue the Notes. The Board of Directors, during its meeting of 16 August 2023, decided to authorise the issue of the Notes and, in accordance with the provisions of article L.22-10-49 of the French Commercial Code (Code de commerce), to subdelegate its powers to the Issuer’s Chief Executive Officer (directeur général) to determine the final terms and conditions of the Notes and issue the Notes. The Issuer’s Chief Executive Officer (directeur général), in accordance with such subdelegation, determined the final terms and conditions of the Notes and decided the issuance of the Notes on 20 August 2023.

For the purposes of these Terms and Conditions:

“Abivax” and the “Issuer” means the company Abivax S.A.;

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in Paris and on which the trans-European automated real-time gross settlement express transfer system (“T2”), or any succeeding system operates;

“Calculation Agent” means Conv-Ex Advisors Limited, 30 Crown Place, London EC2A 4EB, United Kingdom;

“Closing Price” means, in respect of a Share, on any Trading Day, the closing price of the Shares on the Relevant Exchange as published by or derived from (i) Bloomberg page HP (or any successor page) (setting “Last Price”, or any successor setting) in respect of the Relevant Exchange in respect thereof (such page being as at the Issue Date, ABVX FP Equity HP), as determined by the Calculation Agent, or, (ii) if the Closing Price cannot be determined as aforesaid, such Relevant Exchange in respect thereof;

“Code” means the US Internal Revenue Code of 1986”

“Condition” means a condition of these Terms and Conditions;

The “Conversion Price” in effect at any time means (a) initially €23.7674 (being the lower (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) (as determined by the Calculation Agent) of: (i) the Reference Share Price (as defined below) and (ii) the product of (x) 140% and (y) the Volume-Weighted Average Price of the Shares over the period comprising the last fifteen (15) Trading Days preceding the Pricing Date), and (b) at any time upon any adjustment to the Conversion Ratio in accordance with these Terms and Conditions, the result (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of €100,000 divided by the Conversion Ratio in effect at such time;

“Conversion Ratio” has the meaning ascribed to it in Condition 15.1;

“Delivery Date” means, in respect of any Shares to be delivered upon the exercise of the Conversion Right (other than Additional Shares) or pursuant to Condition 9.1 (Mandatory redemption by amortisation), as the case may be, the date on which such delivery is actually made in accordance with these Terms and Conditions;

“Early Redemption Amount” means, in respect of any Note, an amount equal to the greater of:

(a)	120% of the Outstanding Principal Amount of such Note on the relevant Early Redemption Amount Date; and

(b)

the Market Price (on the relevant Early Redemption Amount Date) of such number of Shares per Note (disregarding any Additional Shares) and such other amounts (if any) which would have been required to be issued and delivered and/or paid or made in respect of such Note had the Conversion Right been exercised in respect thereof, assuming for this purpose that the Exercise Date relating to such exercise of Conversion Right is the Early Redemption Amount Date,

where for the purposes of this definition, “Early Redemption Amount Date” means in the case of an amount becoming due pursuant to Condition 9.4, the date of the giving of notice by the Noteholders holding no less than 50% of the Outstanding Principal Amount of the Notes in accordance with the first paragraph of Condition 9.4.

“Ex-Date” means, in respect of any dividend, distribution or other transaction of the type referred to in Condition 15.7.1(C) or Conditions 15.7.2(A) to (J) in respect of the Shares, the first (1st) Trading Day on which the Shares are traded ex- such dividend, distribution or other transaction;

“Group” means the Issuer and its Subsidiaries taken as a whole.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

“Independent Expert” means an independent financial institution of international repute or independent financial adviser with appropriate expertise (which may be the initial Calculation Agent acting in such Independent Expert capacity), chosen by the Issuer at its sole discretion;

“Initial Price Limit” means €14.4303, being the product (rounded up to the nearest whole multiple of €0.0001) (as determined by the Calculation Agent) of (i) the Volume-Weighted Average Price of the Shares over the period comprising the last fifteen (15) Trading Days preceding the Pricing Date and (ii) 85% pursuant to the 16th resolution of the Issuer’s shareholders’ meeting held on 5 June 2023;

“Pricing Date” means 20 August 2023;

“Notes” means the EUR 35,000,000 Tranche A amortizing senior unsecured notes convertible into new Shares of Abivax due 24 August 2027;

“Noteholders” means the holders of the Notes;

“Share Settlement Price” means, on any Amortisation Payment Date (including any Pre-IPO Deferred Payment Acceleration Option Amortisation Date) or SSO Investor Price Limit Option Exercise Date:

(a)	the lower of (x) 90% of the Market Price on such Amortisation Payment Date and (y) the Conversion Price in effect on such Amortisation Payment Date; or

(b)

in the case of a Pre-IPO Deferred Payment in respect of which the Pre-IPO Deferred Payment Acceleration Option is exercised, the Price Limit in effect on the relevant Pre-IPO Deferred Payment Acceleration Option Amortisation Date; or

(c)

in the case of any Amortised Payment Amount in respect of which the SSO Investor Price Limit Option is exercised, the Price Limit in effect on the relevant SSO Investor Price Limit Option Exercise Date;

“Majority Noteholders” means, at any time, holders of more than 67% of the principal amount of the Notes outstanding at such time;

“Market Price” shall mean, on any Relevant Date and as determined by the Calculation Agent, the lower of (i) the arithmetic average (rounded if necessary to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of the lowest two (2) daily Volume-Weighted Average Prices for the Shares in the period of five (5) consecutive Trading Days immediately preceding such Relevant Date and (ii) the Volume-Weighted Average Price for the Shares on the Relevant Date (or, if such Relevant Date is not a Trading Day, the immediately preceding Trading Day), provided that:

(d)

if any such Trading Day falls on or after the Ex-Date in respect of any transaction giving rise to an adjustment required to be made to the Conversion Ratio in accordance with Conditions 15.7.1 or 15.7.2 and such adjustment is not yet in effect on such Relevant Date, then the Volume-Weighted Average Price of a Share on such Trading Day shall be multiplied by the adjustment factor (as determined pursuant to these Terms and Conditions) applied to the Conversion Ratio in respect of such adjustment;

(e)

if any such Trading Day falls before the Ex-Date in respect of any transaction giving rise to adjustment required to be made to the Conversion Ratio in accordance with Conditions 15.7.1 or 15.7.2 and such adjustment is in effect on such Relevant Date, then the Volume-Weighted Average Price of a Share on such Trading Day shall be divided by the adjustment factor (as determined pursuant to these Terms and Conditions) applied to the Conversion Ratio in respect of such adjustment;

“Material Subsidiary” means any Subsidiary from time to time, whose gross revenues or total assets represents not less than 5% of the consolidated gross revenues of the Group or the total consolidated assets of the Group, as calculated based on the then latest consolidated audited financial statements of the Group;

“Maturity Date” means, at any time, initially the Original Maturity Date, or upon any advancement or deferral as provided in Condition 9.1.3, the date which is (as at such time) scheduled to be the final Amortisation Payment Date;

“Opening Price” means, in respect of a Share or other security, on any Trading Day, the opening price of the Shares on the Relevant Exchange in respect thereof as published by or derived from (i) Bloomberg page HP (or any successor page) (setting “Open Price”, or any successor setting) in respect of the Relevant Exchange in respect thereof (such page being as at the Issue Date, in the case of the Shares, ABVX FP Equity HP), as determined by the Calculation Agent, or, (ii) if the Opening Price cannot be determined as aforesaid, such Relevant Exchange in respect thereof;

“Prevailing Rate” means, in respect of any pair of currencies on any day, the spot mid-rate of exchange between the relevant currencies prevailing as at 12 noon (Paris time) on that date (for the purpose of this definition, the “Original Date”) as appearing on or derived from Bloomberg page BFIX (or any successor page) in respect of such pair of currencies, or, if such a rate cannot be so determined, the rate prevailing as at 12 noon (Paris time) on the immediately preceding day on which such rate can be so determined, provided that if such immediately preceding day falls earlier than the fifth day prior to the Original Date or if such rate cannot be so determined, the Prevailing Rate in respect of the Original Date shall be the rate determined in such other manner as an Independent Expert shall consider appropriate.

The “Price Limit” in effect at any time means initially the Initial Price Limit, subject to adjustment from time to time concurrently with any adjustment to the Conversion Ratio pursuant to Condition 15.7.2(B) in the event of a Share split or reverse Share split only, the Price Limit so adjusted being equal to the product (rounded up to the nearest whole multiple of €0.0001) of (i) the Price Limit in effect immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Conversion Ratio in effect immediately prior to such adjustment and the denominator of which is the Conversion Ratio so adjusted, provided that the Price Limit may be modified at any time by any future shareholders’ meeting of the Issuer during the lifetime of the Notes;

“Reference Share Price” means €26.969;

“Regulated Market” means any regulated market pursuant to the terms of Directive 2014/65/EU dated 15 May 2014, as amended, on markets in financial instruments;

“Relevant Date” means each of the Issue Date, any Early Redemption Amount Date and any Amortisation Payment Date;

“Relevant Exchange” means (A) in respect of the Shares, (i) the Regulated Market of Euronext Paris or (ii) (if the Shares are no longer listed on the Regulated Market of Euronext Paris at the relevant time) the Regulated Market or similar market on which the Share has its main listing, and (B) in respect of any other security, the Regulated Market or any other market on which such security has its main listing;

“Shareholders” means the holders of the Shares;

“Shares” means the ordinary shares of the Issuer with a nominal value of (as at the Issue Date) €0.01 each;

“Subscription Agreement” means the subscription agreement entered into between the Issuer and the initial Noteholder on 20 August 2023;

“Trading Day” means a day on which the Shares are capable of being traded on the Relevant Exchange in respect thereof other than a day on which such trading ceases prior to the usual closing time (whether such closing is scheduled (as it is often the case regarding trading on Euronext Paris on 24 December and 31 December) or unscheduled);

“Volume-Weighted Average Price” means, in respect of a Share or other security, on any Trading Day, the volume-weighted average price of such Share or other security as published by or derived from (i) Bloomberg page HP (or any successor page) (setting “Weighted Average Line”, or any successor setting) in respect of the Relevant Exchange in respect thereof (such page being as at the Issue Date, in the case of the Share, ABVX FP Equity HP), provided that in the case of a Volume-Weighted Average Price to be observed over a period of several Trading Days, such Volume-Weighted Average Price shall be equal to the volume-weighted average of the relevant daily Volume-Weighted Average Prices (the daily volumes to be used for the purpose of determining such weighted average being the volumes as published on Bloomberg page HP (or any successor page), setting “VWAP Volume” (or any successor setting)), as determined by the Calculation Agent, or, (ii) if the Volume-Weighted Average Price cannot be determined as aforesaid, such Relevant Exchange in respect thereof, provided that in the case of a

Volume-Weighted Average Price to be observed over a period of several Trading Days, such Volume-Weighted Average Price shall be equal to the volume-weighted average of the relevant daily Volume-Weighted Average Prices (the daily volumes to be used for the purpose of determining such weighted average being the total daily volumes as published by such Relevant Exchange), as determined by the Calculation Agent.

For the avoidance of doubt, in these Terms and Conditions, references to “day” or “days” are to calendar days unless the context otherwise specifies.

1.	Nature and class of the Notes

The Notes which will be issued by the Issuer constitute securities that confer certain rights to receive Shares within the meaning of Articles L.228-91 et seq. of the French Commercial Code (Code de commerce).

2.	principal amount of the issuance – Issue price of the Notes

The aggregate initial principal amount of the issuance will be €35,000,000 represented by 350 Notes, each with an initial principal amount of €100,000, as may be reduced from time to time in accordance with Condition 9.1 (Mandatory redemption by amortisation) (the “Outstanding Principal Amount” at any time). The issue price per Note will be equal to €100,000 per Note, representing 100% of the initial principal amount.

3.	Governing law and jurisdiction

The Notes are governed by French law.

Any claim in connection with the Notes shall be brought before the competent courts in Paris.

4.	Form and method of registration in Notes accounts

The Notes may be held in registered dematerialised form administered by the Issuer (nominatif pur).

In accordance with Article L.211-3 of the French Monetary and Financial Code (Code monétaire et financier), the Notes shall be registered in a securities account held by the Issuer or an authorized intermediary on its behalf.

Consequently, the rights of the Noteholders will be represented via book-entries (inscription en compte) in a securities account opened in their name in the registry held by the Issuer or its agent (the “Register”).

No document evidencing the ownership of the Notes (including representative certificates under Article R.211-7 of the French Monetary and Financial Code (Code monétaire et financier)) will be issued relating to the Notes.

In accordance with Articles L.211-15 and L.211-17 of the French Monetary and Financial Code (Code monétaire et financier), the Notes are transferred from one account to another, and the transfer of ownership of the Notes will occur, upon their book-entry in the purchaser’s name in the Register.

It is expected that the Notes will be registered in the Register from 24 August 2023, date of the settlement-delivery of the Notes and Issue Date (as defined in Condition 12 (Issue Date)).

5.	Currency of the issuance of the Notes

The Notes will be denominated in euros.

6.	Ranking of the Notes and Covenants

6.1	Status

The principal of the Notes and the interest thereon constitute direct, general, unconditional, unsubordinated and (subject to the provisions of Condition 6.2 (Negative Pledge) below) unsecured obligations of the Issuer and rank equally amongst themselves and (subject to such exceptions as are from time to time mandatory under French law) pari passu with all other unsecured and unsubordinated debt (dettes chirographaires) of the Issuer, present or future.

6.2	Negative pledge

So long as any of the Notes remains outstanding (as defined below), the Issuer will not, and will ensure that none of its Subsidiaries (as defined below) will, create or permit to subsist any mortgage, lien, charge, pledge or other form of security interest (sûreté réelle) other than a Permitted Security Interest upon any of their respective assets or revenues, present or future, to secure any future Financial Indebtedness (as defined below) incurred by the Issuer or any of its Subsidiaries or any guarantee or indemnity granted by the Issuer or any of its Subsidiaries in respect of any Financial Indebtedness unless, at the same time or prior thereto, the Issuer’s obligations under the Notes are (a) equally and rateably secured therewith or (b) have the benefit of such other security, guarantee, indemnity or other arrangement in substantially comparable terms thereto.

For the purposes of these Terms and Conditions:

“outstanding” means in relation to the Notes, all the Notes issued other than (a) those that have been redeemed or converted in accordance with these Terms and Conditions, (b) those in respect of which the date for redemption has occurred and the redemption monies (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the relevant Noteholder (or its agent on its behalf), (c) those which have become void or in respect of which claims have become prescribed and (d) those which have been purchased and cancelled as provided in these Terms and Conditions;

“Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not having separate legal personality);

“Financial Indebtedness” means any indebtedness of any person for or in respect of:

i.	moneys borrowed;

ii.	amounts raised by acceptance under any acceptance credit facility;

iii.	amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

iv.

amounts raised under any other transaction (including any forward sale or purchase agreement and the sale of receivables or other assets on a “with recourse” basis) having the commercial effect of a borrowing;

v.

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the mark-to-market value shall be taken into account);

vi.	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs i. to v. above;

“Permitted Security Interest” means the security granted in connection with the existing notes issued by Abivax to Kreos Capital in 2018, 2019 and 2020, the security to be granted by Abivax substantially concurrent with the issuance of the Notes under the Issuer’s new senior, secured debt facility to be entered into on 20 August 2023 (the “Senior, Secured Debt Facility”), any new additional security granted by Abivax under the Senior, Secured Debt Facility and any new additional security granted in the context of the expansion of the Senior, Secured Debt Facility (including of additional convertible bonds or warrants to Kreos, Claret or another lender); and

“Subsidiary” means, in relation to any Person or entity at any time, any other Person or entity (whether or not now existing) as defined in Article L.233-1 of the French Commercial Code (Code de commerce) or any other Person or entity controlled directly or indirectly by such Person or entity within the meaning of Article L.233-3 of the French Commercial Code (Code de commerce).

6.3	Incurrence of Financial Indebtedness

The Issuer will not incur, directly or indirectly, any Financial Indebtedness.

This Condition will not prohibit the incurrence of any of the following items of Financial Indebtedness (each, “Permitted Financial Indebtedness”):

(i)	any Financial Indebtedness with the prior written consent of the Majority Noteholders;

(ii)	Financial Indebtedness represented by the Notes;

(iii)

Financial Indebtedness of the Issuer already issued and outstanding as of the date of these Terms and Conditions, including (i) the Senior, Secured Debt Facility, (ii) the royalties certificates issued to the shareholders of the Issuer dated 7 September 2022 and (iii) the agreement guaranteed by the French state dated 11 June 2020;

(iv)

Financial Indebtedness arising from the master contracts dated 16 December 2013 and 21 March 2017 between Bpifrance and the Issuer in a maximum aggregate principal amount of €8,500,000 (of which €2,300,000 can still be drawn);

(v)

any subordinated Financial Indebtedness, to the extent that such subordinated Financial Indebtedness is (i) fully subordinated to the Notes in terms of payment, repayment and prepayments pursuant to a subordination agreement satisfactory to the Majority Noteholders (acting reasonably) and (ii) unsecured;

(vi)	Financial Indebtedness representing trade payables incurred in the ordinary course of business of the Issuer and any of its Subsidiaries;

(vii)

Financial Indebtedness arising out of Hedging Obligations, provided that they are incurred for the purpose of fixing, hedging, swapping or otherwise managing interest rate, commodity price or foreign currency exchange rate risk and not for speculative purposes;

(viii)

Financial Indebtedness arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Financial Indebtedness is extinguished within ten (10) Business Days of its incurrence;

(ix)

Financial Indebtedness arising from public agencies (Bpifrance, EIB and alike entities) and incurred for the purposes of financing, among others, research and development in the ordinary course of business of the Issuer, in an aggregate principal amount at the time of incurrence of any such Financial Indebtedness (translated if necessary into euros at the Prevailing Rate at such time) not exceeding five per cent. (5%) of the market capitalization of the Issuer (as published by or derived from Bloomberg page ABVX FP Equity HP (or any successor page) (settings “Current Market Cap” and “Currency”: “EUR”, or any successor settings)) and excluding for the avoidance of doubt any Financial Indebtedness referred to in paragraph (iv) above.

(x)

Financial Indebtedness arising from agreements providing for customary guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or person or any Capital Stock of a Subsidiary of the Issuer, provided that the maximum liability of the Issuer in respect of all such Financial Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and its Subsidiaries in connection with such disposition;

(xi)

Financial Indebtedness in respect of workers’ compensation claims or claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(xii)

Financial Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations or similar obligations incurred by the Issuer in the ordinary course of business and any contingent obligations in respect of early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social collateral or wage taxes; and

(xiii)

Financial Indebtedness (other than and in addition to Financial Indebtedness permitted under the foregoing paragraphs) incurred by the Issuer in an aggregate principal amount at any time outstanding not exceeding €1,500,000;

provided that, in no event shall any indebtedness incurred or existing during the term of the Notes (except for the Senior, Secured Debt Facility) limit or prohibit any Condition or any of the transaction documents entered into in respect of the issue of the Notes thereof, including, without limitation (x) any prohibition on any payment of cash by the Issuer in respect of any obligation under the Notes, and (y) any limitation on conversion or the payment of any amounts by the Issuer in Shares, in accordance with the Terms and Conditions.

For the purposes of this Condition:

“Capital Stock” means:

(i)	in the case of a corporation, corporate stock;

(ii)	in the case of a company, shares;

(iii)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of shares;

(iv)	in case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(v)

any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock;

“Hedging Obligations” means the obligations of the Issuer under:

(i)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(ii)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(iii)

other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates, including any foreign exchange contract, currency swap agreement, currency option, cap, floor, ceiling or collar or agreement or other similar agreement or arrangement, or commodity prices, including forward sales of commodities and forward purchases of emissions allowances.

6.4	Information Undertakings

For so long as any Notes are outstanding, the Issuer shall deliver to the Initial Noteholder, or in the event the Notes are held by several Noteholders, the representative of the masse of Noteholders (i) within fifteen (15) Business Days following publication of its financial statements for its full financial year and first half of its financial year, and (ii) within five (5) Business Days following the receipt of a request in writing by the Initial Noteholder or the representative of the masse of Noteholders, as the case may be (at any time, acting reasonably, but on no more than four occasions each calendar year), a certificate signed by two members of the senior management of the Issuer (being at least one responsible accounting or financial officer and one director) certifying that no Event of Default has occurred and is continuing since the date of the last such certificate (or, in the case of the first such certificate, the Issue Date) or if such an event has occurred, giving all relevant details of such event.

For so long as any Notes are outstanding, the Issuer shall, within ten (10) Business Days of any incurrence of Financial Indebtedness the outstanding principal amount of which exceeds €1,000,000 euros by the Issuer notify in writing the Initial Noteholder or the representative of the masse of Noteholders, as the case may be, of such incurrence of Financial Indebtedness (and such notification shall specify the material details of such Financial Indebtedness and whether such indebtedness constitutes Permitted Financial Indebtedness) and deliver a certificate signed by two members of the senior management of the Issuer (being at least one responsible accounting or financial officer) to that effect, provided that, the Issuer shall, to the extent permitted by applicable laws, notify the Initial Noteholder or the representative of the masse of Noteholders, as the case may be, whether it intends to knowingly disclose or otherwise provide any information that is or may be material non-public and price-sensitive or is insider information within the meaning of applicable insider dealing or market abuse law (including Regulation 596/2014/EU) pursuant to this Condition 6.40 and Initial Noteholder or the representative of the masse of Noteholders, as the case may be, may consent or decline to receive such information.

For so long as any Notes are outstanding, the Issuer shall publish as soon as the same become available, but in any event (i) within 180 days after the end of each of its financial years, commencing with the financial year ended 31 December 2023, the Issuer’s audited consolidated financial statements for such financial year, with accompanying notes and prepared in accordance with IFRS accounting principles generally accepted in France consistently applied, and (ii) within 90 days after the end of the first half of each of its financial years commencing with the six months ended 30 June 2023, the Issuer’s unaudited consolidated financial statements for such period, with accompanying notes.

7.	Rights and restrictions attached to the Notes and terms of exercise of such rights

7.1	Terms of exercise of the rights attached to the Notes

The Notes will be redeemed on the Maturity Date or, as the case may be, on the relevant early redemption date in accordance with the provisions of Condition 9 (Redemption of the Notes) at their then Outstanding Principal Amount on the Maturity Date or, as the case may be, on the relevant early redemption date.

Furthermore, in the event of exercise of the Conversion Right, as defined in Condition 15.1 (Nature of the Conversion Right), the Noteholders will have the right to receive new Shares. The terms and conditions of the Conversion Right are set out in Condition 15.3 (Terms of allocation pursuant to the Conversion Right).

The exercise of the Conversion Right results in the cancellation of the Notes for which it was exercised.

8.	Interest

8.1	Interest Rate

The Notes will bear interest from the Issue Date (inclusive), at an annual nominal rate of 6%, payable quarterly in arrear on 24 February, 24 May, 24 August and 24 November in each year (each such date, an “Interest Payment Date”) and for the first time on 24 November 2023 up to (and including) the Maturity Date. The period from (and including) the Issue Date to but (excluding) the first Interest Payment Date, and each period from (and including) an Interest Payment Date to (but excluding) the following Interest Payment Date, is referred to as an “Interest Period”.

The interest amount per each €50 in outstanding principal amount of the Notes in respect of any Interest Period will be equal to €0.75, being the product of (i) €50 and (ii) the aforementioned annual nominal rate divided by 4 (being the number of Interest Periods normally ending in any year).

Interest due per each then prevailing Outstanding Principal Amount of the Notes in respect of any period which is shorter than an Interest Period will be determined (and rounded down to the nearest whole multiple of €0.01) by the Calculation Agent on the basis of the Actual/Actual (ICMA) day count convention by applying to such Outstanding Principal Amount the product of (a) the above-mentioned annual nominal rate multiplied by (b) the ratio between (x) the actual number of days in the relevant interest period comprised in the relevant Interest Period, and (y) the product of the actual number of days comprised in the relevant Interest Period and 4 (being the number of Interest Periods normally ending in any year).

8.2	Interest Share Settlement Option Notice

In respect of any interest payment due on an Interest Payment Date, such interest payment shall be paid by the Issuer in cash unless, subject to Condition 9.2.4, the Issuer elects (in its sole discretion) to exercise the Share Settlement Option in respect of the interest on all but not some only of the Notes by giving notice thereof (an “Interest Share Settlement Option Notice”) (which notice shall be irrevocable) to Noteholders in accordance with Condition 15.9 (Notices) at least two (2) Business Days prior to such Interest Payment Date.

8.3	Accrual of Interest

Each Note will cease to bear interest: (i) where the Conversion Right shall have been exercised by a Noteholder, from (and including) the Interest Payment Date immediately preceding the relevant Exercise Date or, if none, the Issue Date, or (ii) where such Note is redeemed or repaid pursuant to Condition 9 from (and including) the due date for redemption or repayment thereof (which shall be, for the avoidance of doubt, in respect of any principal due on any Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date in respect of which a Share Settlement applies, such Amortisation Payment Date or, as the case may be, SSO Investor Price Limit Option Exercise Date) unless payment of principal is improperly withheld or refused or, following any election to exercise the Share Settlement Option, the Issuer fails duly to perform its obligations to issue (and, without prejudice to any of the provisions of these Conditions, which issuance of Shares may (in the Issuer’s discretion) be satisfied by way of the Issuer treating such issuance as a conversion of the relevant amounts due under the Notes into Shares) and deliver the relevant Deliverable Shares in accordance with Condition 9.2, in which event interest will continue to accrue at the rate specified in Condition 8.1 (both before and after judgment) to (but excluding) the date on which payment in full of the amount outstanding is made to Noteholders or, as the case may be, the date on which such issue (and, without prejudice to any of the provisions of these Terms and Conditions, which issuance of Shares may (in the Issuer’s discretion) be satisfied by way of the Issuer treating such issuance as a conversion of the relevant amounts due under the Notes into Shares) and delivery of Deliverable Shares is duly made in accordance with Condition 9.2.

9.	Redemption of the Notes

9.1	Mandatory redemption by amortisation

9.1.1	Scheduled Amortisation Payments

Subject to Condition 9.1.3 below, on the date falling three (3) months after the Issue Date and on each three (3) month anniversary thereof ending on (and including) 24 August 2027 (the “Original Maturity Date”) (each such date, a “Scheduled Amortisation Payment Date”, and each such date as may become subject to deferral or advancement as provided in Condition 9.1.3, an “Amortisation Payment Date”),

each Note outstanding (except for any Note in respect of which the Conversion Right has been exercised prior to the relevant Amortisation Payment Date) will be redeemed in instalment payments of €6,250 per Note (the “Amortised Payment Amount”), together with any interest accrued and unpaid thereon.

Upon each redemption of an Amortised Payment Amount on an Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, the principal amount of each Note shall be reduced accordingly on such Amortisation Payment Date or, as the case may be, SSO Investor Price Limit Option Exercise Date.

9.1.2	Principal Share Settlement Option Notice

In respect of the Amortised Payment Amount (other than any Amortised Payment Amount in respect of which the SSO Investor Price Limit Option is exercised) due on each Amortisation Payment Date, such amount shall be paid in cash unless, subject to Condition 9.2.4, the Issuer elects (in its sole discretion) to exercise the Share Settlement Option pursuant to and in accordance with Condition 9.2 in respect of all but not some only of the Notes by giving notice thereof (a “Principal Share Settlement Option Notice”) (which notice shall be irrevocable) to Noteholders in accordance with Condition 15.9 (Notices) at least two (2) Business Days prior to such Amortisation Payment Date.

9.1.3	Deferral and Advancement of Amortisation Payments

(i)

At any time prior to the completion of an initial public offering in the United States by the Issuer (the “IPO”), the Issuer may, at its option, exercise its right to defer up to one (1) upcoming Amortisation Payment Date to the Original Maturity Date (the “Pre-IPO Deferred Payment”) by giving notice thereof to the Noteholders in accordance with Condition 15.9 (Notices) at least three (3) Business Days prior to the relevant Amortisation Payment Date (the “Issuer IPO Deferral Right”). If the Issuer exercises the Issuer IPO Deferral Right, and, thereafter, does not complete the IPO within three (3) months of the date of such exercise of the Issuer IPO Deferral Right (such three (3)-month period, the “IPO Period”), the Noteholders representing the Majority Noteholders shall have the right, during the nine (9) months period following the IPO Period, by giving notice thereof to the Issuer in accordance with Condition 15.9 (Notices) at least three (3) Business Days prior to the relevant Pre-IPO Deferred Payment Acceleration Option Amortisation Date, to bring forward the Pre-IPO Deferred Payment to the Pre-IPO Deferred Payment Acceleration Option Amortisation Date (as defined below) (the “Pre-IPO Deferred Payment Acceleration Option”). “Pre-IPO Deferred Payment Acceleration Option Amortisation Date” means the Scheduled Amortisation Payment Date immediately following the date on which the notice of exercise of the Pre-IPO Deferred Payment Acceleration Option is given in accordance with this Condition 9.1.3(i);

(ii)

For a period of six (6) months following the date of completion of the IPO, the Issuer may, at its option, defer any Amortisation Payment Date falling in such period to the Original Maturity Date by giving notice thereof to the Noteholders in accordance with Condition 15.9 (Notices) at least three (3) Business Days prior to the relevant Scheduled Amortisation Payment Date, only to the extent it is required to comply with any post-IPO lock-up requirements agreed between the Issuer and the lead underwriter in the context of such IPO;

(iii)

During each period between two (2) consecutive Scheduled Amortisation Payment Dates, the Noteholders representing the Majority Noteholders may, at their option and subject to giving notice thereof to the Issuer in accordance with Condition 15.9 (Notices) at least three (3) Business Days prior to the relevant Advanced Amortisation Payment Date, reduce the Outstanding Principal Amount of each Note outstanding and bring forward the Maturity Date by electing to receive, up to one (1) additional Amortised Payment Amount on the Advanced Amortisation Payment Date in respect of such period between two (2) Scheduled Amortisation Payment Dates, subject to the Share Settlement Price on such Advanced Amortisation Payment Date being equal to or higher than the Price Limit (failing which such notice by the Noteholders representing the Majority Noteholders to bring forward the Maturity Date as aforesaid shall be deemed to be null and void). “Advanced Amortisation Payment Date” means, in respect of each period between two (2) Scheduled Amortisation Payment Dates, the Scheduled Amortisation Payment Date on which such period ends.

(iv)

In the event the Share Settlement Price on any Amortisation Payment Date is below the Price Limit in effect on such Amortisation Payment Date and the Cash Carve-Out (as defined below) has been utilized such that it does not allow payment in full of the aggregate Amortised Payment Amount falling due on any Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date), as notified by the Issuer to the Noteholders in accordance with Condition 15.9 (Notices) no later than such Amortisation Payment Date, the relevant Amortised Payment Amount shall be deferred to the Original Maturity Date; provided, however, that (subject as provided in the immediately following paragraph) the Noteholders representing the Majority Noteholders may, at their option and in respect of such Amortised Payment Amount and each Note outstanding, agree to waive such condition and require the Issuer to exercise the Share Settlement Option in respect of such Amortised Payment Amount in Shares by giving notice thereof to the Issuer in accordance with Condition 15.9 (Notices) at any time on or after such Amortisation Payment Date (the “SSO Investor Price Limit Option”, and the date on which the notice of exercise thereof is given as aforesaid, the “SSO Investor Price Limit Option Exercise Date”).

(v)

If a Share Settlement Liquidity Event occurs (as notified by the Issuer to the Noteholder promptly after the occurrence of such Share Settlement Liquidity Event in accordance with Condition 15.9 (Notices)) on any date falling in the period from (and including) the SSO Investor Price Limit Option Exercise Date to (and including) the date immediately preceding the date on which the

Deliverable Shares are issued or transferred and delivered to Noteholders, then (unless Noteholders representing the Majority Noteholders give notice to the Issuer in accordance with Condition 15.9 (Notices) that such Share Settlement Liquidity Event shall be disregarded for the purpose of this Condition 9.1.3(iv)) such exercise of the SSO Investor Price Limit Option shall be deemed to be null and void.

(vi)	Nothing in this Condition shall affect the rights of the Noteholders to exercise Conversion Right in respect of any Notes.

For the purpose of this Condition, “Cash Carve-Out” means the written commitment included in the Senior, Secured Debt Facility to a cash carve-out permitting cash payments by the Issuer to the Noteholders (other than in respect of interest payments due on such Notes), in an initial amount up to €13.125 million; it being understood and agreed that such Cash Carve-Out does not apply to interest payments due on the Notes because the Senior, Secured Debt Facility permits interest payments on such Notes, without restriction. The utilized amount of the Cash Carve-Out at any time shall be determined by the Issuer.

9.2	Share Settlement Option

9.2.1	Exercise of Share Settlement Option

If:

(i)

(a) an Interest Share Settlement Option Notice is given by the Issuer in accordance with Condition 8.2 or (b) a Principal Share Settlement Option Notice is given by the Issuer in accordance with Condition 9.1.2, as applicable, the Issuer’s obligation to pay cash interest on each Note on the relevant Interest Payment Date pursuant to Condition 8.1 or to redeem in cash a principal amount of the Notes in an Amortised Payment Amount on the relevant Amortisation Payment Date pursuant to Condition 9.1.1 shall, subject to Condition 9.2.4; or

(ii)

the SSO Investor Price Limit Option is exercised by the Noteholders representing the Majority Noteholders in respect of any Amortised Payment Amount, the Issuer shall be deemed to have exercised the Share Settlement Option in respect of the relevant SSO Investor Price Limit Option Exercise Date and the Issuer’s obligation to pay in cash such Amortised Payment Amount shall, be satisfied by the issue (and, without prejudice to any of the provisions of these Terms and Conditions, which issuance of Shares may (in the Issuer’s discretion) be satisfied by way of the Issuer treating such issuance as a conversion of the relevant amounts due under the Notes into Shares) and delivery to the relevant Noteholder of the relevant number of Deliverable Shares (the “Share Settlement Option” in respect of the relevant Interest Payment Date, Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, as applicable) with respect to all but not some only of the Notes outstanding on the relevant Interest Payment Date, Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, as applicable.

9.2.2	Share Settlement

Where the Share Settlement Option has been validly exercised, the Issuer shall, subject to Condition 9.2.4, in lieu of the payment of cash in respect of interest on the relevant Interest Payment Date (which is a Scheduled Amortisation Payment Date) or in respect of an Amortised Payment Amount on the relevant Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, as applicable, effect such payment or partial redemption in respect of such Notes by issuing (and, without prejudice to any of the provisions of these Terms and Conditions, which issuance of Shares may (in the Issuer’s discretion) be satisfied by way of the Issuer treating such issuance as a conversion of the relevant amounts due under the Notes into Shares) and delivering the Deliverable Shares (together with any Additional Deliverable Shares) to the Noteholders as soon as practicable and in any event not later than the Business Day immediately following (x) the first Business Day immediately following the relevant SSO Reference Date or (y) if later, the first Business Day on which the number of Deliverable Shares (and, if applicable, Additional Deliverable Shares) is capable of being determined in accordance with these Terms and Conditions (a “Share Settlement”).

Fractions of Shares will not be issued and delivered pursuant to this Condition 9.2 and no cash payment will be made in lieu thereof. The number of Deliverable Shares to be delivered to each Noteholder will be determined by the Calculation Agent in accordance with Condition 15.10 (Aggregation, Treatment of fractional entitlements).

Promptly following the determination of the applicable Share Settlement Price, Price Limit and number of Deliverable Shares, the Issuer shall give notice thereof to the Noteholders in accordance with Condition 15.9 (Notices).

9.2.3	Certain definitions

For the purposes of these Conditions:

“Deliverable Shares” means, in respect of any Noteholder and any interest amount payable on an Interest Payment Date or principal amount of the Notes redeemable on an Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, in each case which would otherwise be payable in cash, such number of Shares determined in good faith by the Calculation Agent by dividing the relevant interest amount in respect of such Notes on such Interest Payment Date or the relevant Amortised Payment Amount in respect of such Note on such Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, as applicable, by the Share Settlement Price in respect of such Interest Payment Date or Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date (as applicable).

“SSO Reference Date” means, in respect of any Share Settlement, (i) the relevant Interest Payment Date or Amortisation Payment Date in respect of which the Share Settlement Option is exercised or (ii) the relevant SSO Investor Price Limit Option Exercise Date in respect of which the Share Settlement Option is deemed to be exercised.

9.2.4	Share Settlement Option exercise annulment if the Share Settlement Price is lower than the Price Limit

If a Principal Share Settlement Option Notice or Interest Share Settlement Option Notice is given and the relevant Share Settlement Price is lower than the Price Limit in effect on the relevant Interest Payment Date or Amortisation Payment Date (or, where Additional Deliverable Shares would (but for the operation of this Condition 9.2.4) be required to be delivered, the relevant Share Settlement Price recalculated pursuant to Condition 9.1.4 (iii) is lower than the Price Limit that would have been in effect on such Interest Payment Date or Amortisation Payment Date had the Conversion Ratio been adjusted on such date in respect of the event giving rise to the Additional Deliverable Shares), notwithstanding anything to the contrary in these Terms and Conditions such Principal Share Settlement Option Notice or Interest Share Settlement Option Notice shall be null and void (and, for the avoidance of doubt, the relevant principal or interest amount shall therefore be paid in cash, subject as provided in the immediately following paragraph).

Where any exercise of the Share Settlement Option is deemed to be null and void pursuant to the immediately preceding paragraph, notwithstanding anything to the contrary in these Terms and Conditions the relevant Amortised Payment Amount or, as the case may be, interest amount shall be paid in cash by Issuer as soon as practicable and at the latest on the relevant Amortisation Payment Date or Interest Payment Date.

9.2.5	Share Settlement Option exercise annulment if a Share Settlement Liquidity Event occurs

If a Principal Share Settlement Option Notice or Interest Share Settlement Option Notice is given but a Share Settlement Liquidity Event occurs (as notified by the Issuer to the Noteholder promptly after the occurrence of such Share Settlement Liquidity Event in accordance with Condition 15.9 (Notices)) on any date falling in the period from (and including) the date on which the Principal Share Settlement Option Notice or Interest Share Settlement Option Notice is given to (and including) the date immediately preceding the date on which the Deliverable Shares are issued or transferred and delivered to Noteholders, then (unless Noteholders representing the Majority Noteholders give notice to the Issuer in accordance with Condition 15.9 (Notices) that such Share Settlement Liquidity Event shall be disregarded for the purpose of this Condition 9.2.5) such Principal Share Settlement Option Notice or Interest Share Settlement Option Notice shall be invalid and annulled and the relevant interest amount or Amortised Payment Amount shall be paid in cash (a) on the relevant Interest Payment Date or Scheduled Amortisation Payment Date (or, as the case may be, the Pre-IPO Deferred Payment Acceleration Option Amortisation Date) or (b) if the relevant Share Settlement Liquidity Event first occurred on or after the Business Day falling immediately prior to the relevant Interest Payment Date or Scheduled Amortisation Payment Date (or, as the case may be, Pre-IPO Deferred Payment Acceleration Option Amortisation Date), on the second Business Day following the date on which such Share Settlement Liquidity Event occurs, provided that where limb (b) above applies the amount of interest and/or principal payable shall be such amount(s) as would have been payable on the relevant Interest Payment Date or Scheduled Amortisation Payment Date (or, as the case may be, Pre-IPO Deferred Payment Acceleration Option Amortisation Date) and Noteholders will not be entitled to any interest or other payment for such delay in receiving such interest and/or principal amount(s) as a result of the Principal Share Settlement Option Notice or Interest Share Settlement Option Notice being deemed to be invalid and annulled as aforesaid.

A “Share Settlement Liquidity Event” shall have occurred on any date if one or more of the following conditions is met:

(i)

the Shares are not listed and admitted to trading on the Relevant Exchange as at such date, or are suspended from trading on such market (provided that trading of the Shares shall not be considered to be suspended on any day on which a general suspension of trading on such market has occurred) on such date;

(ii)	a Share Settlement Free Float Event shall have occurred and be continuing as at such date; or

(iii)	an Offer Period (as defined below) shall be continuing as at such date.

Promptly upon (i) the Issuer becoming aware that a Share Settlement Free Float Event may have occurred (or would be likely to have occurred, if an Independent Expert had been requested to make such determination, acting reasonably, based on publicly available information) or (ii) a request being made by the Noteholders representing the Majority Noteholders (acting reasonably), the Issuer shall instruct an Independent Expert to make a determination as to the number of Shares comprising the Share Settlement Free Float.

For the purpose of this Condition,

“Offer Period” means any period commencing on the date of first public announcement of an offer or tender (howsoever described) by any person or persons in respect of all or a majority of the issued and outstanding Shares and ending on the date that offer or tender ceases to be open for acceptance or, if earlier, on which that offer or tender lapses or terminates or is withdrawn.

A “Share Settlement Free Float Event” shall be deemed to have occurred if the Share Settlement Free Float of the Issuer falls below 25% of the issued and outstanding Shares for any period of at least ten (10) consecutive Business Days (and in any such case the Share Settlement Free Float Event shall be deemed to occur on the last day of such period), as determined by an Independent Expert acting in good faith;

“Share Settlement Free Float” means all issued and outstanding Shares less (i) the aggregate of those Shares held by any person (other than a collective investment scheme, mutual fund, pension fund or other trust or fund) holding 15% or more of the issued and outstanding Shares; (ii) the aggregate of those Shares held by any person or persons who have entered into shareholders’ agreements or lock-up agreements concerning the Shares with a duration of more than six months; and (iii) any Shares held by or on behalf of the Issuer or any affiliate.

9.2.6	Noteholders’ rights to dividends with respect to Shares delivered—listing of the Shares delivered upon exercise of the Share Settlement Option

(i)	Right to dividends or other entitlements on the Shares issued upon exercise of the Share Settlement Option

The new Shares to be issued upon any exercise of the Share Settlement Option will carry dividend rights and confer upon their holders, from their date of delivery, all the rights attached to the Shares, it being specified that in the event that a Record Date for a dividend (or interim dividend) or any other entitlement or right in respect of the Shares occurs prior to the relevant delivery date of the Shares (exclusive), the Noteholders will not be entitled to such dividend (or interim dividend) or other entitlement or right in respect of the Shares nor to any compensation therefor.

(ii)	Listing of the new Shares issued upon exercise of the Share Settlement Option

Applications will be made for the admission to trading on the Relevant Exchange of the new Shares issued upon exercise of the Share Settlement Option by delivery of Shares. Accordingly, the new Shares will immediately become fungible with the existing Shares listed on the Relevant Exchange and tradable, as from the date on which they are admitted to trading, on the same listing line as such existing Shares under the same ISIN code FR0012333284.

(iii)	Retroactive Adjustments

If the Record Date (as defined in Condition 15.7 (Preservation of Noteholders’ rights) for a transaction that triggers an adjustment of the Conversion Ratio pursuant to Condition 15.7.1 or 15.7.2 occurs prior to the relevant delivery date of the Shares to be delivered pursuant to this Condition 9.1 (and whether such Record Date falls prior to, on or after the relevant Amortisation Payment Date or, as the case may be, Interest Payment Date or SSO Investor Price Limit Option Exercise Date), the Noteholders will have no right to participate in, and will have no right to indemnification in respect of, such transaction, subject as provided below.

If the Record Date of the transaction giving rise to an adjustment described in Condition 15.7.1 or 15.7.2 occurs prior to the relevant delivery date of the Shares to be delivered pursuant to Condition 9.1 in circumstances where the Conversion Ratio in effect as of the relevant Amortisation Payment Date or, as the case may be, Interest Payment Date or SSO Investor Price Limit Option Exercise Date does not reflect the relevant adjustment in respect of this transaction pursuant to Condition 15.7.1 or 15.7.2, the Calculation Agent shall recalculate the Share Settlement Price taking into account the Conversion Ratio so adjusted (adjusting where appropriate the Market Price to ensure consistency with the Conversion Ratio so adjusted) and, if the Share Settlement Price so recalculated is different, the Issuer will deliver such number (as determined by the Calculation Agent) of additional Shares (the “Additional Deliverable Shares”), as, together with the number of Deliverable Shares required to be delivered based on the Share Settlement Price determined based on the Conversion Ratio in effect on the Amortisation Payment Date or, as the case may be, Interest Payment Date or SSO Investor Price Limit Option Exercise Date, is equal to such number of Deliverable Shares as would have been required to be delivered had the Conversion Ratio adjusted in respect of such transaction been in effect on such Amortisation Payment Date or, as the case may be, Interest Payment Date or SSO Investor Price Limit Option Exercise Date.

The Noteholders will receive delivery of the Additional Deliverable Shares on the relevant Delivery Date.

9.3	Events of Default

Any Noteholder(s) holding no less than 25% of the Outstanding Principal Amount of the Notes, may, upon written notice to the Issuer given before all defaults shall have been cured, cause all the Notes (but not some only) held by any such Noteholders to become immediately due and payable at a price equal to the Early Redemption Amount, as of the date on which such notice for payment is received by the Issuer without further formality, if any of the following events (each an “Event of Default”) shall occur:

(a)	default in any payment of principal or interest when due in respect of the Notes, and the continuance of any such default for a period of seven (7) Business Days thereafter; or

(b)	failure to deliver shares upon any exercise of Conversion Right or Share Settlement Option, and the continuance of any such default for a period of seven (7) Business Days thereafter; or

(c)

default in the performance of, or compliance with, any other obligation of the Issuer under the Notes, if such default shall not have been remedied within thirty (30) calendar days after receipt of the written notice of such default by the Issuer; or

(d)

default on payment of any of the Financial Indebtedness (as defined in Condition 6.2 (Negative Pledge)) of the Issuer or any of its Subsidiaries in an amount equal to at least €5 million (or the equivalent in any other currency), whether individually or in the aggregate, on the due date or at the end of any grace period, as applicable; or

(e)

if any Financial Indebtedness of the Issuer or any of its Subsidiaries is declared due and payable prior to its stated maturity as a result of a default thereunder for an amount in excess of €5 million (or its equivalent in any other currency), whether individually or in the aggregate, after the expiry of any applicable grace period; or

(f)

creation by the Issuer or any of its Subsidiaries of any mortgage, lien, charge, pledge or other form of security interest (sûreté réelle) other than a Permitted Security Interest upon any of their respective assets or revenues, present or future, to secure any future Financial Indebtedness incurred by the Issuer or any of its Subsidiaries or any guarantee or indemnity granted by the Issuer or any of its Subsidiaries in respect of any Financial Indebtedness for an amount in excess of €5 million (or its equivalent in any other currency), whether individually or in the aggregate, after the expiry of any applicable grace period; or

(g)

if the Issuer or any of its Material Subsidiaries (as defined in Condition 6.2 (Negative Pledge)) makes any proposal for a general moratorium in relation to its debt; or a judgement is issued for the judicial liquidation (liquidation judiciaire) or for the transfer of the whole business (cession totale de l’entreprise à la suite d’un plan de cession) of the Issuer or of the relevant Subsidiary; or to the extent permitted by applicable law, the Issuer or any of its Subsidiaries is subject to any other insolvency or bankruptcy proceedings; or the Issuer or any of its Subsidiaries makes any conveyance, assignment or other arrangement for the benefit of, or enters into a composition with, its creditors as a whole; or

(h)

in the event that the Issuer or any Material Subsidiary ceases to carry on all or a material part of its or their business or other operations, except for the purposes of and following a merger or reorganisation (fusion, scission or apport partiel d’actifs) (i) in the case of the Issuer, on terms approved by a decision of the Masse of the Noteholders if French law were to require such merger or reorganisation to be approved by a decision of the Masse of the Noteholders or (ii) or in the case of a Subsidiary, whereby the undertaking and assets of the Subsidiary are vested in the Issuer or any other Subsidiary.

As soon as practicable following the occurrence of an Event of Default, the Issuer shall give notice thereof to the Noteholders in accordance with Condition 15.9 (Notices) (an “Event of Default Notice”). The Event of Default Notice shall contain a statement informing Noteholders of their entitlement to exercise their Conversion Right as provided in these Terms and Conditions.

As soon as practicable following the date (if any) on which any relevant Event of Default ceases to be continuing, the Issuer shall give notice to the Noteholders in accordance with Condition 15.9 (Notices) of such date.

9.4	Early redemption at the Noteholders’ option upon Change of Control, a Delisting or a Free Float Event of the Issuer

If at any time while any Note remains outstanding, there occurs a Change of Control, (ii) a Delisting or (iii) a Free Float Event (each as defined below) (each, a “Put Event”), any Noteholder will have the option (in each case, a “Put Option”) to require the Issuer to redeem or, at the Issuer’s option, to procure the purchase of all of the Notes held by it, on the Put Date, at the Outstanding Principal Amount of the Notes plus accrued interest on the Put Date.

If a Put Event occurs, the Issuer shall give notice thereof to the Noteholders in accordance with Condition 15.9 (Notices) as soon as practicable upon becoming aware thereof and in any case no later than the date falling fifteen (15) days following such Put Event (a “Put Event Notice”). The Put Event Notice will specify (i) the nature of the Put Event and the circumstances giving rise to it, (ii) the redemption date that will be between the fifth (5th) and the tenth (10th) Business Day following the date of the publication of the Put Event Notice (the “Put Date”), (iii) the redemption price and (iv) the procedure for exercising the relevant Put Option and the Put Period.

To exercise the Put Option, Noteholders must make a request to that effect to the Issuer, provided that the relevant Put Request Date must fall during the period from (and including) the date of publication of the Put Event Notice to (and including) the date falling five (5) Business Days prior to the Put Date (the “Put Period”).

The date on which such Put Option exercise request will be deemed to have been so made will be the day on which the last of conditions (A) and (B) below is satisfied (provided that if any such condition is satisfied on a day which is not a Business Day, or after 4:00 p.m. (Paris time) on a Business Day, it shall be deemed to have been satisfied instead on the following Business Day) (the “Put Request Date”):

(A)	the Issuer has received the Put Option exercise request transmitted by the relevant Noteholder;

(B)	the Notes have been transferred to the Issuer by the relevant Noteholder.

Once a Put Option exercise request is deemed to have been made as provided above, such request shall be irrevocable.

Provided that the Put Option has been validly exercised in respect of any Note in accordance with the foregoing, the Issuer shall redeem or, at the option of the Issuer, procure the purchase of, such Note on the Put Date at the latest. Payment in respect of such Note will be made on the Put Date at the latest by transfer to the relevant Noteholder. For the avoidance of doubt, the Issuer shall have no responsibility for any cost or loss of whatever kind (including breakage costs) which the Noteholder may incur as a result of or in connection with such Noteholder’s exercise or purported exercise of, or otherwise in connection with, any Put Option (whether as a result of any purchase or redemption arising therefrom or otherwise).

For the purposes of these Terms and Conditions:

A “Change of Control” means the acquisition of Control of the Issuer by one or several individual(s) or legal entity or entities (except, for the avoidance of doubt, funds managed by Truffle Capital and/or affiliates of Truffle Capital), acting alone or in concert, where:

“Control” means holding (directly or indirectly, through companies themselves controlled (within the meaning of article L.233-3 of the French Commercial Code (Code de commerce)) by the relevant individual(s) or entities acting alone or in concert) (x) the majority of the voting rights attached to the Issuer’s shares or (y) more than 40% of these voting rights if no other shareholder(s) of the Issuer, acting alone or in concert, hold(s) (directly or indirectly, through companies themselves controlled by such shareholder(s)) a percentage in excess of such percentage. For the purpose of this definition, “acting in concert” has the meaning given to it in Article L.233-10 of the French Commercial Code (Code de commerce).

“Delisting” shall mean that the Shares are no longer listed and admitted to trading on a Regulated Market or other similar market.

A “Free Float Event” shall occur if for any period of at least twenty (20) consecutive Business Days, the number of Shares comprising the Free Float is equal to or less than 25% of the total number of issued and outstanding Shares of the Issuer.

“Free Float” means the aggregate holding of shares held by holders that each own (together with any person or persons with whom they act in concert) shares representing less than 5% of the total issued and outstanding Shares of the Issuer.

9.5	Cancellation of the Notes

Shall cease to be considered outstanding and shall be cancelled in accordance with applicable law (i) the Notes redeemed at or prior to the Maturity Date, (ii) the Notes for which the Conversion Right has been exercised, as well as (iii) the Notes repurchased by the Issuer.

9.6	Delay in payments

If the Maturity Date or, as the case may be, any other date on which any payment of principal or interest falls due in accordance with these Terms and Conditions is not a Business Day, such payment shall be made on the next following Business Day and, in any such case, the Noteholders will not be entitled to any sum in respect of such postponed payment.

10.	Prescription

Any claims filed against the Issuer seeking redemption of the Notes will be prescribed (prescrites) at the expiration of a period of ten (10) years from the normal or early redemption date.

Any claims filed against the Issuer for the payment of interest due under the Notes will be time barred (prescrites) after a period of five (5) years from the date on which such interest becomes due.

11.	Representation of Noteholders

In accordance with Article L.228-103 of the French Commercial Code (Code de commerce), the Noteholders will be grouped together in a collective group with a legal personality (the “Masse”) to defend their common interests. The Masse will be governed by the provisions of the French Commercial Code (Code de commerce) and by the conditions set out below, provided that notices calling a general meeting of Noteholders and the decisions passed at any general meeting of Noteholders will be given and published only as provided in this Condition 11.

The Noteholders’ general meeting is competent to authorise amendments to the Terms and Conditions of the Notes and to vote on all decisions that require its approval under applicable law. The Noteholders’ general meeting also deliberates on any proposed merger or spin-off of the Issuer pursuant to Articles L.228-65, I, 3°, L.236-13 and L.236-18 of the French Commercial Code (Code de commerce), the provisions of which, along with those of Article L.228-73 of the French Commercial Code (Code de commerce), shall apply.

Under current law, each Note carries the right to one vote. The general meeting of Noteholders may not validly deliberate unless the Noteholders present or represented hold at least one-fourth of the Notes carrying voting rights at the first meeting convocation and at least one-fifth at the second meeting convocation. Decisions made by the general meeting of Noteholders are only valid if approved by a majority of two-thirds of the votes of the Noteholders present or represented.

In accordance with Article R.228-71 of the French Commercial Code (Code de commerce), the right of each Noteholder to participate in Noteholders’ general meetings will be evidenced by the entries in the books of the relevant financial intermediary holding the securities accounts of the name of such Noteholder as of 0:00 (Paris time) on the second (2nd) Business Day in Paris preceding the date set for the meeting of the relevant general meeting.

In accordance with Articles L.228-59 and R.228-67 of the French Commercial Code (Code de commerce), notice of date, hour, place and agenda of any Noteholders’ general meeting will be given by way of a press release published by the Issuer which will also be posted on its website (www.abivax.com/investors) not less than fifteen (15) days prior to the date of such general meeting on first convocation, and five (5) days on second convocation.

Each Noteholder has the right to participate in a Noteholders’ general meeting in person, by proxy, by correspondence and, in accordance with Article L.228-61 of the French Commercial Code (Code de commerce) by videoconference or by any other means of telecommunication allowing the identification of participating Noteholders, as provided mutatis mutandis by Article R.223-20-1 of the French Commercial Code (Code de commerce).

Decisions of Noteholders’ general meetings once approved will be published by way of a press release published by the Issuer which will also be posted on its website (www.abivax.com/investors). The decisions referred to in Articles R.228-61, R.228-79 and R.236-11 of the French Commercial Code (Code de commerce) will be published, to the extent permitted by such Articles, by way of a press release published by the Issuer which will also be posted on its website www.abivax.com/investors.

Representative of the Masse of Noteholders

In accordance with Articles L.228-47 and L.228-51 of the French Commercial Code (Code de commerce), the general meeting of Noteholders shall be represented by a representative of the masse of Noteholders (hereinafter referred to as the “Representative of the Masse”), which will be appointed in accordance with the provisions of the French Commercial Code (Code de commerce).

The Representative of the Masse will have the power, subject to any contrary resolution of the general meeting of Noteholders, to carry out, on behalf of the Masse all actions of an administrative nature that may be necessary to protect the common interests of the Noteholders.

The Representative of the Masse will exercise its duty until its dissolution, resignation or termination of its duty by a general meeting of Noteholders, until a conflict of interest arises or until it becomes unable to act. Its appointment shall automatically cease on the Original Maturity Date, or if no Notes remain outstanding prior to the Original Maturity Date. His appointment shall automatically cease on the date of total redemption of the Notes, whether at or prior to maturity. This term may be automatically extended, as the case may be, until the final resolution of any legal proceedings in which the Representative of the Masse is involved and the enforcement of any judgments rendered or settlements made pursuant thereto, if applicable.

General

The Issuer will bear the cost of compensation of the Representative of the Masse and the expenses of calling and holding general meetings of the Noteholders, the costs related to publishing the decisions thereof, as well as any fees related to the appointment of the Representative of the Masse under Article L.228-50 of the French Commercial Code (Code de commerce), and, more generally, all duly incurred and justified administrative and operational expenses of the Masse (subject to scope of work and budget pre-agreed).

General meetings of the Noteholders will be held at the registered office of the Issuer or such other place as will be specified in the notice convening the meeting. Each Noteholder will have the right, during the fifteen (15) day period preceding such meeting, to review or procure a written copy, whether on his own or by proxy, at the registered head office of the Issuer or any other location specified in the notice of the meeting, of the resolutions to be proposed and reports to be presented at such meeting.

In the event that future issuances of notes give subscribers identical rights to those under the Notes and if the terms and conditions of such future notes so permit, the holders of all such notes shall be grouped together in a single masse.

Sole Noteholder

If and for so long as the Notes are held by a sole Noteholder and unless a Representative of the Masse has been appointed, such Noteholder shall exercise all the powers, rights and obligations entrusted to the Masse by the provisions of the French Commercial Code (Code de commerce). Such sole Noteholder shall hold a register of the decisions it will have taken in this capacity and shall make it available, upon request, to any subsequent holder of all or part of the Notes.

12.	Issue Date

The Notes are expected to be issued on 24 August 2023 (the “Issue Date”).

The Issue Date of the Notes is also the entitlement and settlement-delivery date.

13.	Restrictions on the transferability of the Notes

The Noteholders may only transfer any Notes to any person in compliance with the provisions of the Subscription Agreement.

14.	Taxation

14.1	Withholding taxes

All payments by or on behalf of the Issuer in respect of the Notes shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law.

If a Tax Deduction is required by law to be made, the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required, provided that no such payment shall be made (i) to the extent that such Tax Deduction is imposed due to the failure of the beneficiary of such payment to provide any form, certificate, document, or other information that would have reduced or eliminated such Tax Deduction pursuant to any provision of domestic law or of an applicable tax treaty; or (ii) to the extent such Tax Deduction relates to FATCA; or (iii) where the payment is made to an account opened or held in a non-cooperative jurisdiction as set out in the list referred to Article 238-0 A of the French Tax Code (Code général des impôts) as such list may be amended from time to time or to an entity situated in such a jurisdiction.

For the purpose of this Clause 14.1, FATCA means (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

14.2	French tax on financial transactions

14.2.1

Pursuant to Article 235 ter ZD of the French Tax Code (Code général des impôts) as in force and applicable on the date hereof, a financial transactions tax (the “FTT”) applies, subject to certain exceptions, to acquisitions for consideration resulting in a transfer of ownership of equity securities (titres de capital) within the meaning of Article L.212-1 A of the French Monetary and Financial Code (Code monétaire et financier) or assimilated equity securities (titres de capital assimilés) within the meaning of Article L.211-41 of the French Monetary and Financial Code (Code monétaire et financier) admitted to trading on a regulated market which are issued by a company whose head office is in France and whose market capitalisation exceeds one billion euros on the 1st of December of the year preceding the year of imposition. The list of the companies meeting the above-mentioned criteria for each upcoming year is published each year by the French tax authorities in their guidelines (Bulletin Officiel des Finances Publiques—Impôts). Pursuant to the guidelines published by the French tax authorities (BOI-ANNX-000467 dated 21 December 2022), the market capitalisation of the Issuer did not exceed this threshold on 1 December 2022.

14.2.2	Under French law, as in force and applicable on the date hereof, Noteholders are advised that:

•	the acquisition of the Notes is exempt from the FTT; and

•

the subscription of new Shares upon the exercise by the Noteholders of their Conversion Right should in principle be exempt from the FTT, because it should benefit from the exemption on capital increases provided for by Article 235 ter ZD of the French Tax Code (Code général des impôts). Although, the French tax authorities seem to consider that every delivery of shares upon the exercise of a conversion right should be subject to the FTT (BOI-TCA-FIN-10-20 dated 18 November 2014 n° 290), the Direction de la Législation Fiscale confirmed that the conversion of notes into newly issued Shares can benefit from the exemption on capital increase provided for by Article 235 ter ZD (letter from the Direction de la Législation Fiscale to Association des marchés financiers en Europe dated 19 February 2013).

14.2.3

The Issuer will be required to pay or indemnify the Noteholders for the cost of the FTT or any registration, transfer or similar duties or taxes that may become applicable with respect to the delivery of the new Shares to be issued upon conversion of the Notes.

Investors are invited to contact their usual tax advisor to assess the tax consequences of exercising their Conversion Right.

15.	Conversion Right

15.1	Nature of the Conversion Right

The Noteholders will have the right (the “Conversion Right”) to require, during the time period defined in Condition 15.2 (Period of the Conversion Right) and in accordance with the terms of Condition 15.3 (Terms of allocation pursuant to the Conversion Right), the Issuer to deliver (by way of conversion of the amounts owed under the Notes) a number of new Shares equal to the product of (i) the Conversion Ratio in effect on the Exercise Date (as defined below), (ii) a fraction, the numerator of which is the Outstanding Principal Amount per Note on such Exercise Date and the denominator of which is the initial principal amount of €100,000 per Note, and (iii) the number of Notes for which the Conversion Right has been exercised in accordance with these Terms and Conditions (subject to the terms of Condition 15.5.3 and Condition 15.10 (Aggregation, Treatment of fractional entitlements)).

Exercise of the Conversion Right results in the cancellation of the Notes for which it was exercised.

For the purpose of these Terms and Conditions:

The “Conversion Ratio” in effect at any time means, per each Note outstanding at such time, initially 4,207.4438 Shares (being the result (rounded to the nearest whole multiple of 0.0001 Shares (with 0.00005 being rounded upwards)) (as determined by the Calculation Agent) of €100,000 divided by the initial Conversion Price), subject to adjustment from time to time in accordance with Condition 15.7 (Preservation of Noteholders’ rights).

15.2	Period of the Conversion Right

15.2.1

The Noteholders may exercise their Conversion Right at any time (subject to Condition 15.4 (Suspension of the Conversion Right)) from (and including) the first (1st) Business Day following the Issue Date to (and including) the fifth (5th) Business Day preceding (i) the Maturity Date or (ii) if earlier, the date of redemption of all the outstanding Notes as a result of the operation of Condition 9.1.3(iii) (the “Exercise Period”).

15.2.2

Any Noteholder who has not requested the exercise of its Conversion Right within the Exercise Period above will be reimbursed at the Maturity Date or at the early redemption date in accordance with Condition 9 (Redemption of the Notes).

15.3	Terms of allocation pursuant to the Conversion Right

Upon exercise of its Conversion Right and subject to the provisions of Condition 15.7.3 (Public offers), each Noteholder will receive new Shares.

The total number of new Shares shall be determined by the Calculation Agent and be equal, for each Noteholder, to the product of (i) the Conversion Ratio in effect on the Exercise Date (as defined below), (ii) a fraction, the numerator of which is the Outstanding Principal Amount per Note on such Exercise Date and the denominator of which is the initial principal amount of €100,000 per Note, and (iii) the number of Notes transferred to the Issuer and for which the Conversion Right has been exercised in accordance with these Terms and Conditions (subject to the terms of Conditions 15.5.1, 15.5.3 and 15.10).

15.4	Suspension of the Conversion Right

In the event of a share capital increase or issuance of new Shares or securities conferring rights to receive Shares, or any other financial transactions conferring preferential subscription rights (including in the form of subscription warrants) or reserving a priority subscription period for the benefit of the Shareholders, or in the event of a merger or a demerger (scission), the Issuer shall be entitled to suspend the exercise of the Conversion Right for a period not exceeding three (3) months or such other period as may be established by applicable regulations. Any such suspension may not cause the Noteholders to lose their Conversion Right.

The Issuer’s decision to suspend the Conversion Right of the Noteholders will be published in accordance with Condition 15.9 (Notices). This notice shall be published at least seven (7) days before the suspension of the Conversion Right becomes effective. The notice shall specify the dates on which the suspension period begins and ends.

15.5	Conditions of exercise of the Conversion Right

15.5.1

To exercise any Conversion Right in respect of any Note, Noteholders must make a request to that effect to the Issuer, provided that the relevant Conversion Right Exercise Request Date must fall during the Exercise Period.

The date of such request will be deemed to be the day on which the last of conditions (A) and (B) below is satisfied (provided that if any such condition is satisfied on a day which is not a Business Day, or after 4:00 p.m. (Paris time) on a Business Day, it shall be deemed to have been satisfied instead on the following Business Day) (the “Conversion Right Exercise Request Date”):

(A)	the Issuer has received the Conversion Right exercise request transmitted by the relevant Noteholder;

(B)	the Notes have been transferred to the Issuer by the relevant Noteholder.

Once a Conversion Right exercise request is deemed to have been made as provided above, such request shall be irrevocable.

Any Conversion Right exercise request which has been validly made as provided above will take effect, subject to the provisions of Condition 15.7.3 (Public offers), on the second (2nd) Business Day following the Conversion Right Exercise Request Date (the “Exercise Date”).

Notwithstanding the foregoing and without prejudice to the provisions of Condition 9.1 (Mandatory redemption by amortisation), in the event that the Conversion Right is exercised pursuant to the provisions of these Terms and Conditions and if the Issuer cannot issue, within the applicable legal limits, a sufficient number of new Shares under the available thresholds allowed by the decision authorizing the issuance of equity securities under which the Notes are being issued, to deliver to Noteholders having exercised their Conversion Right all of the new Shares required to be delivered upon such exercise, the Issuer must (A) notify thereof the relevant Noteholders as soon as practicable after the relevant Conversion Right Exercise Request Date (and to the extent possible within the two (2) Business Days following such Conversion Right Exercise Request Date) and (B) pay to the Noteholders an amount in cash equal to 100% of the value of the Shares that would have been delivered to the Noteholders upon such exercise of the Conversion Right but the Issuer was not able to issue as a result of the applicable legal limits set forth above. This amount will be determined by the Calculation Agent. This cash amount will be payable no later than the third (3rd) Business Day following the relevant Exercise Date.

All Noteholders with Notes having the same Exercise Date will be treated equally and will have their Notes converted in the same proportion, subject to rounding.

15.5.2	The Noteholders will receive delivery of new Shares (other than Additional Shares) no later than the second (2nd) Business Day following the relevant Exercise Date.

15.5.3	Retroactive Adjustments

If the Record Date (as defined in Condition 15.7 (Preservation of Noteholders’ rights) for a transaction that triggers an adjustment of the Conversion Ratio (see Condition 15.7.1 or 15.7.2) occurs prior to the relevant delivery date of the Shares upon exercise of the Conversion Right (and whether such Record Date falls prior to, on or after the Exercise Date), the Noteholders will have no right to participate in, and will have no right to indemnification in respect of, such transaction subject to their right to an adjustment of the Conversion Ratio until the delivery date of the Shares (exclusive).

If the Record Date of the transaction giving rise to an adjustment described in Condition 15.7.1 or 15.7.2 occurs prior to the relevant delivery date of the Shares upon exercise of the Conversion Right (and whether such Record Date falls prior to, on or after the Exercise Date) in circumstances where the Conversion Ratio in effect as of the relevant Exercise Date does not reflect the relevant adjustment in respect of this transaction pursuant to Condition 15.7.1 or 15.7.2, the Issuer will deliver such number (as determined by the Calculation Agent) of additional Shares (the “Additional Shares”), as, together with the number of Shares required to be delivered based on the Conversion Ratio in effect on the Exercise Date, is equal to such number of Shares as would have been required to be delivered had the Conversion Ratio adjusted in respect of such transaction been in effect on such Exercise Date, subject to Condition 15.10 (Aggregation, Treatment of fractional entitlements).

The Noteholders will receive delivery of the Additional Shares (i) on the relevant Delivery Date or (ii) if the number of Additional Shares could not be determined by the Calculation Agent in time for such delivery to be made on such Delivery Date, as soon as practicable after such determination is made.

15.5.4

The Issuer will be required to pay or indemnify the Noteholders for any stamp duties, registration duties, financial transaction tax (including among others the FTT), transfer or other similar duties or taxes, including any related interest and penalties, due in relation to the delivery of Shares pursuant to the exercise of a Conversion Right.

15.6	Noteholders’ rights to dividends with respect to Shares delivered—listing of the Shares delivered upon exercise of the Conversion Right

15.6.1	Right to dividends of the Shares issued upon exercise of the Conversion Right

The new Shares to be issued upon exercise of the Conversion Right will carry dividend rights and confer upon their holders, from their date of delivery, all the rights attached to the Shares, it being specified that in the event that a Record Date for a dividend (or interim dividend) or any other entitlement or right in respect of the Shares occurs prior to the relevant delivery date of the Shares (exclusive) (and whether such Record Date falls prior to, on or after the Exercise Date), the Noteholders will not be entitled to such dividend (or interim dividend) or other entitlement or right in respect of the Shares nor to any compensation therefor, subject to the right to an adjustment provided for in Condition 15.7 (Preservation of Noteholders’ rights).

It should be noted that in accordance with Condition 15.5 (Conditions of exercise of the Conversion Right) and Condition 15.7 (Preservation of Noteholders’ rights), the Noteholders will have the right to an adjustment of the Conversion Ratio up to the date of the delivery of the Shares (exclusive).

15.6.2	Listing of the new Shares issued upon exercise of the Conversion Right

Applications will be made for the admission to trading on the Relevant Exchange of the new Shares issued upon exercise of the Conversion Right. Accordingly, the new Shares will immediately become fungible with the existing Shares listed on the Relevant Exchange and tradable, as from the date on which they are admitted to trading, on the same listing line as such existing Shares under the same ISIN code FR0012333284.

15.7	Preservation of Noteholders’ rights

15.7.1	Specific provisions

In accordance with the provisions of Article L.228-98 of the French Commercial Code (Code de commerce),

(A)	the Issuer may change its form or its corporate purpose without requesting the approval of the Noteholders’ general meeting;

(B)

the Issuer may, without requesting the approval of the Noteholders’ general meeting, redeem its share capital, or modify the allocation of its profit and/or issue voting or non-voting preference Shares or other preferred equity instruments provided that, as long as any Notes are outstanding, it takes the necessary measures to preserve the rights of the Noteholders;

(C)

in the event of a capital reduction resulting from losses and realised through a decrease of the par value or of the number of Shares comprising its share capital which the Issuer may carry out as from the Issue Date and the Record Date (as defined below) of which occurs before the delivery date of the Shares to be delivered upon exercise of the Conversion Right (or, as the case may be, pursuant to Condition 9.1), the rights of the Noteholders will be reduced accordingly, as if they had exercised their Conversion Right prior to the date on which such share capital reduction occurred. In the event of a reduction of the share capital by a decrease in the number of Shares, the new Conversion Ratio will be determined by the Calculation Agent and will be equal to the product of the Conversion Ratio in effect prior to the decrease in the number of Shares and the following ratio:

Number of Shares in the share capital after the reduction

Number of Shares in the share capital prior to the reduction

The new Conversion Ratio so adjusted will be rounded to the integral multiple of 0.0001 Share (with 0.00005 being rounded upwards). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Conversion Ratio.

Such adjustment to the Conversion Ratio will become effective on the date on which the transaction triggering such adjustment is completed.

In accordance with Articles L.228-99 and R.228-92 of the French Commercial Code (Code de commerce), if the Issuer decides to issue, in any form whatsoever, new Shares or securities giving access to the share capital with a preferential subscription right reserved for Shareholders, to distribute reserves, in cash or in kind, and issue premiums or to modify the allocation of its profits by creating preferred Shares, it will inform the Noteholders by way of a notice published in accordance with Condition 15.9 (Notices).

15.7.2	Adjustments to the Conversion Ratio in the event of financial transactions of the Issuer

Following any of the following transactions:

(A)	financial transactions with listed preferential subscription rights or by free allocation of listed subscription warrants;

(B)	free allocation of Shares to the Shareholders, Share split or reverse split of Shares;

(C)	incorporation into the share capital of reserves, profits or premiums by an increase in the par value of the Shares;

(D)	distribution of reserves or premiums, in cash or in kind;

(E)	free allocation to the Issuer’s Shareholders of any securities other than Shares;

(F)	merger (absorption or fusion) or demerger (scission);

(G)	repurchase by the Issuer of its own Shares at a price higher than the market price;

(H)	redemption of share capital;

(I)	modification of allocation of the profits of the Issuer through issuance of voting or non-voting preference shares or other preferred equity instruments; and

(J)	distribution by the Issuer of a Dividend;

which the Issuer may carry out as from the Issue Date, for which the Record Date (as defined below) occurs before the delivery date of the new Shares to be delivered upon exercise of the Conversion Right (or, as the case may be, pursuant to Condition 9.1), the rights of the Noteholders will be maintained up to the delivery date (exclusive) by means of an adjustment to the Conversion Ratio in accordance with and subject to the provisions set forth below.

The “Record Date” is, in respect of any transaction of the type referred to in Condition 15.7.1(C) or paragraphs (A) to (J) below, (i) the date on which the holding of the Shares is established so as to determine which Shareholders are the beneficiaries of such transaction or may take part in such transaction and, in particular, to which Shareholders a dividend, a distribution or an allocation, announced or voted as of this date or announced or voted prior to this date, should be paid, delivered, or completed; or (ii) (to the extent such a date cannot be determined as provided in (i) in the case of a transaction pursuant to paragraph (I) below) such date as is determined in good faith to be appropriate by an Independent Expert.

Such adjustment will be carried out so that, to the nearest integral multiple of 0.0001 Share (with 0.00005 being rounded upwards), the value of the Shares that would have been delivered upon exercise of the Conversion Right (or, as the case may be, pursuant to Condition 9.1) immediately before the completion of any of the transactions mentioned above, is equal to the value of the Shares to be delivered upon exercise of the Conversion Right (or, as the case may be, pursuant to Condition 9.1) immediately after the completion of such a transaction.

In the event of adjustments carried out in accordance with paragraphs (A) to (J) below, the new Conversion Ratio so adjusted will be rounded to the nearest integral multiple of 0.0001 Share (with 0.00005 being rounded upwards). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Conversion Ratio. However, because the Conversion Ratio may only result in the delivery of a whole number of Shares, fractional entitlements will be settled as specified in Condition 15.10 (Aggregation, Treatment of fractional entitlements).

Adjustments carried out in accordance with paragraphs (A) to (J) below will become effective on the date on which the transaction triggering such adjustment is completed.

In the event that the Issuer carries out transactions in respect of which no adjustment has been made in accordance with paragraphs (A) to (J) below and a subsequent law or regulation requires an adjustment, the Issuer will apply such adjustment in accordance with applicable laws or regulations and the relevant market practice in effect in France.

In the event that the Issuer carries out a transaction likely to be subject to several adjustments, legal adjustments will apply by priority.

(A)	Financial transactions with listed preferential subscription right or with the free allocation of listed subscription warrants

(a) In the event of financial transactions with a listed preferential subscription right granted to the Shareholders, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share ex right

+ Value of the preferential subscription right

Value of the Share ex right

For the purpose of the calculation of this formula, the values of the Share ex right and of the preferential subscription right will be equal to the arithmetic average of their Opening Prices on each Trading Day comprised in the subscription period.

(b) In the event of financial transactions with free allocation of listed subscription warrants to the Shareholders with the corresponding ability to sell the securities resulting from the exercise of warrants that were unexercised by their holders at the end of their subscription period1, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share after the detachment of the warrant

+ Value of the warrant

Value of the Share after the detachment of the warrant

For the purpose of the calculation of this formula:

•

the value of the Share after the detachment of the warrant will be equal to the volume-weighted average of (i) the trading prices of the Share on the Relevant Exchange on each Trading Day comprised in the subscription period, and (ii) (a) if such securities are fungible with the

[1]

Are only concerned warrants which are “substitutes” of preferential subscription rights (exercise price usually lower than the market price, term of the warrant similar to the period of subscription of the increase of capital with upholding of the shareholders’ preferential subscription right, option to “recycle” the non-exercised warrants). The adjustment as a result of a free allocation of standard warrants (exercise price usually greater than the market price, term usually longer, absence of option granted to the beneficiaries to “recycle” the non-exercised warrants) should be made in accordance with paragraph E.

existing Shares, the sale price of the securities sold in connection with the offering, applying the volume of Shares sold in the offering to the sale price, or (b) if such securities are not fungible with the existing Shares, the trading prices of the Share on the Relevant Exchange on the date on which the sale price of the securities sold in the offering is set;

•

the value of the warrant will be equal to the volume-weighted average of (i) the trading prices of the warrants on the Relevant Exchange on each Trading Day comprised in the subscription period, and (ii) the subscription warrant’s implicit value as derived from the sale price of the securities sold in the offering, which shall be deemed to be equal to the difference (if positive) adjusted for the exercise ratio of the warrants, between the sale price of the securities sold in the offering and the subscription price of the securities through exercise of the warrants by applying to this amount the corresponding number of warrants exercised in respect of the securities sold in the offering. If the warrants are not listed, the price of the warrants shall be determined by an Independent Expert.

(B)

In the event of the free allocation of Shares to Shareholders, or a Share split or reverse Share split, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Number of Shares included in the share capital after the transaction

Number of Shares included in the share capital prior to the transaction

(C)

In the event of a capital increase by incorporation of reserves, profits or premiums achieved by increasing the par value of the Shares, the par value of the Shares that will be delivered to the Noteholders exercising their Conversion Right (or, as the case may be, pursuant to Condition 9.1) will be increased accordingly and no adjustment shall be required to be made to the Conversion Ratio.

(D)

In the event of a distribution of reserves or premiums, in cash or in kind (portfolio securities, etc.) to the Shareholders, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share prior to the distribution

Value of the Share prior to the distribution – Amount distributed per Share or value of the securities or assets distributed per Share

For the purpose of the calculation of this ratio:

•

the value of the Share prior to the distribution will be equal to the Volume-Weighted Average Price of the Share over the period comprising the last three (3) Trading Days preceding the Trading Day on which the Shares are first traded ex-distribution on the Relevant Exchange;

•

if the distribution is made in cash, or is made either in cash or in kind (including but not limited to Shares) at the option of the shareholders (including but not limited to pursuant to Articles L.232-18 et seq. of the French Commercial Code (Code de commerce), the amount distributed per Share will be the amount of such cash payable per Share (prior to any withholdings and without taking into account any applicable deductions), i.e. disregarding the value of the in-kind property payable in lieu of such cash amount at the option of the shareholders as aforesaid;

•	if the distribution is made in kind only:

•

in the event of a distribution of securities that are already listed and whose main listing is on a Regulated Market or a similar market, the value of the distributed securities will be determined in the same manner as the value of the Share prior to the distribution as provided above (or, if no such value can be so determined, the value of the distributed securities will be determined by an Independent Expert);

•

in the event of a distribution of securities that are not yet listed or do not have their prior main listing on a Regulated Market or similar market, the value of the distributed securities will be equal, if they are expected to be listed on a Regulated Market or similar market within the ten (10) Trading Days’ period starting on the Trading Day on which the Shares are first traded ex-distribution on the Relevant Exchange, to the Volume-Weighted Average Price of such securities over the period comprising the first three (3) Trading Days included in such ten (10) Trading Day period during which such securities are listed (or, if no such value can be so determined, the value of the distributed securities will be determined by an Independent Expert); and

•

in other cases (including in the case of a distribution of securities that are not listed on a Regulated Market or a similar market or traded for less than three (3) Trading Days within the period of ten (10) Trading Days referred to above or in the case of a distribution of unlisted assets), the value of the securities or assets distributed per Share will be determined by an Independent Expert.

(E)

In the event of a free allocation to the Shareholders of financial instruments other than Shares and other than in the circumstances the subject of paragraph (A)(b) above, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share ex-right of free allocation + Value of the financial instruments allocated to each Share

Value of the Share ex-right of free allocation

For the purpose of the calculation of this formula:

•

the value of the Share ex-right of free allocation will be equal to the Volume-Weighted Average Price of the Share over the period comprising the first three (3) Trading Days starting on the Trading Day on which the Shares are first traded ex-right of free allocation on the Relevant Exchange;

•	The value of the securities allocated will be determined as follows:

•

if such securities are listed on a Regulated Market or similar market which is their main listing in the period of ten (10) Trading Days starting on the first (1st) Trading Day on which the Shares are quoted ex-right of free allocation: in the same manner as the value of the Share ex-right of free allocation as provided above (or, if such securities are not so listed on each of the three (3) Trading Days referred to above, as provided above but by reference to the first three (3) Trading Days on which such securities are so listed within such ten (10) Trading Days’ period as aforesaid); or

•	in any other case, including where the value of the securities cannot be determined as provided above: by an Independent Expert.

(F)

In the event that the Issuer is merged into another company (absorption) or is merged with one or more companies forming a new company (fusion) or carries out a demerger (scission) within the meaning of Article L.228-101 of the French Commercial Code (Code de commerce), the Notes will be convertible into Shares of the merged or new company or of the beneficiary companies of such demerger (and, for the avoidance of doubt, such shares shall be deemed to be the Shares for the purpose of these Terms and Conditions as from the date of completion of such transaction, subject to any technical changes to these Terms and Conditions required to be made as may be determined in good faith to be appropriate by an Independent Expert).

The new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the exchange ratio of Shares of the Issuer to the shares of the merging company or the beneficiary companies of a demerger. The merging company (or, in the case of multiple beneficiary companies of a demerger, such company or companies as is or are determined in good faith to be appropriate by an Independent Expert) will automatically be substituted for the Issuer for the purpose of the performance of its obligations towards the Noteholders and from such point such merging company or the beneficiary company or companies of a demerger as aforesaid shall constitute the Issuer for the purpose of these Terms and Conditions, subject to any technical changes to these Terms and Conditions required to be made to that effect as may be determined in good faith to be appropriate by an Independent Expert.

(G)

In the event of a repurchase by the Issuer of its own Shares at a price higher than the market price of the Shares (except for buyback made pursuant to Article L.22-10-62 al. 2 of the French Commercial Code (Code de commerce)), the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the repurchase by the following formula:

Value of the Share x (1- Pc%)

Value of the Share – (Pc% x Repurchase price)

For the purpose of the calculation of this formula:

•	“Value of the Share” means the Volume-Weighted Average Price of the Share over the period comprising the last three (3) Trading Days preceding the repurchase (or the repurchase option);

•	“Pc%” means the percentage of share capital repurchased; and

•	“Repurchase price” means the actual price at which any Shares are repurchased.

(H)

In the event of a redemption of the share capital, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share before the redemption

Value of the Share before the redemption – Amount of the redemption per Share

For the purpose of the calculation of this formula, the value of the Share before the redemption will be equal to the Volume-Weighted Average Price of the Share over the period comprising the last three (3) Trading Days preceding the Trading Day on which the Shares are first traded ex-redemption on the Relevant Exchange.

(I)

In the event the Issuer changes its profit distribution and/or creates preferred shares resulting in such a change, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share prior to the modification

Value of the Share prior to the modification – Reduction per Share of the right to profits

For the purpose of the calculation of this formula:

•

the Value of the Share prior to the modification will be equal to the Volume-Weighted Average Price of the Share over the period comprising the last three (3) Trading Days preceding the Trading Day on which the Shares are first traded ex-modification on the Relevant Exchange; and

•	the Reduction per Share of the right to profits will be determined by an Independent Expert.

(a) In the case of creation of preferred shares which do not result in a modification of allocation of the Issuer’s profits, the adjustment of the Conversion Ratio, if any, will be determined by an Independent Expert.

(b) Notwithstanding the foregoing, if such preferred shares are issued with upholding of the preferential subscription rights of the Shareholders or by way of a free allocation to the Shareholders of warrants exercisable for such Shares, the new Conversion Ratio will be adjusted in accordance with paragraphs (A) or (E) above, as applicable.

(J)	Adjustment in the event of distribution of a Dividend:

In the event of the payment by the Issuer of any dividend, interim dividend or any distribution paid in cash or in kind to the Shareholders (excluding any dividend or distribution (or fraction of a dividend, interim dividend or distribution) leading to an adjustment in the Conversion Ratio by virtue of paragraphs (A) through (I) above) (prior to any withholdings and without taking into account any deductions or tax credits that may be applicable) (a “Dividend”), the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

STP

STP - ADD

where:

•	“ADD” means the amount of the Dividend distributed per Share; provided that:

•	in the case of a Dividend payable solely in cash, ADD shall be equal to the cash amount distributed per Share;

•

in the case of a Dividend payable either in cash or in kind (including but not limited to Shares) at the option of Shareholders (including but not limited to pursuant to Articles L.232-18 et seq. of the French Commercial Code (Code de commerce), ADD shall be equal to the cash amount distributed per Share, i.e. disregarding the value of the in-kind property payable in lieu of such cash amount at the option of the Shareholders as aforesaid;

•

in the case of a Dividend payable solely in kind, ADD shall be equal to the value of such Dividend determined in the same way as that of the distribution of securities pursuant to paragraph (D) above; and

•

“STP” means the share trading price, defined as being equal to the Volume-Weighted Average Price of the Share over the period comprising last three (3) Trading Days preceding the Ex-Date in respect of such Dividend, provided that where (i) the Ex-Date in respect of any other dividend, distribution or entitlement giving rise to an adjustment to the Conversion Ratio in accordance with Condition 15.7.1 (Specific provisions) or 15.7.2 (Adjustments to the Conversion Ratio in the event of financial transactions of the Issuer) falls on the Ex-Date of such Dividend and (ii) any of the Trading Days considered for the calculation of “STP” are cum- such other dividend, distribution or entitlement, the Volume-Weighted Average Price of the Share on any such Trading Day shall (if necessary to give the intended result as determined by (if the Calculation Agent determines in its sole discretion it is capable to make such determination in its capacity as Calculation Agent) the Calculation Agent or (in any other case) an Independent Expert) be divided by the adjustment factor to be applied to the Conversion Ratio in respect of such other dividend, distribution or entitlement (determined as provided in the relevant provisions of Condition 15.7.1 (Specific provisions) or 15.7.2 (Adjustments to the Conversion Ratio in the event of financial transactions of the Issuer) in respect of such adjustment).

15.7.3	Public offers

Under current French regulations, any public offer (in cash or in securities, in cash and securities, etc.) filed by a third party for the Shares would also be required to be made for all securities giving access to the share capital of or voting rights in the Issuer, and, therefore, the Notes described in these Terms and Conditions. Any such offer proposal and the offer document setting out the terms and conditions of such offer would be subject to prior review by the French Financial Markets Authority (Autorité des marchés financiers) (the “AMF”) (or its successor), which would determine the admissibility of the offer based on the elements presented.

If the Shares are subject to a public offer (tender, exchange, mixed, etc.), which may result in a Change of Control, or a public offer (tender, exchange, mixed, etc.) is filed as a result of a Change of Control, and that such public offer is declared admissible by the AMF (or its successor) (any such public offer, a “Public Offer”), then upon any exercise of the Conversion Right in respect of any Note which Conversion Right Exercise Request Date falls in the Relevant Period (as defined below) in respect of such Public Offer, the Issuer shall:

(a)

deliver such applicable number of new and/or existing Shares in respect of such Note pursuant to, and as determined in accordance with, these Conditions (subject to the provisions of Condition 15.10 (Aggregation, Treatment of fractional entitlements);

(b)	pay a cash amount (the “Additional Interest Amount” in respect of such Note) equal to the sum of:

(A)

the (undiscounted) sum of the remaining interest payments pursuant to Condition 7.1 that would (if the Notes were to be redeemed on the Maturity Date) be scheduled to be paid on such Note from (but excluding) the relevant Conversion Right Exercise Request Date to (and including) the Maturity Date (excluding any accrued interest referred to in paragraph (B) below); and

(B)	accrued interest on such Note to (but excluding) such Conversion Right Exercise Request Date pursuant and subject to Condition 9.1.4.

“Relevant Period” means, in respect of a Public Offer, the period:

A. from (and including) the date (the “Offer Opening Date” in respect of such Public Offer) corresponding to the first (1st) day on which the Shares may be tendered to the offer, and

B. to (and including) the earlier of:

(I) the applicable date pursuant to (i), (ii) or (iii) below:

(i) if the offer is unconditional, the date that is fifteen (15) Business Days after the date of publication by the AMF (or its successor) of the notice of result of the offer or, if the offer is re-opened, the date that is fifteen (15) Business Days after the date of publication by the AMF (or its successor) of the notice of result of the re-opened offer;

(ii) if the offer is conditional, (x) if the AMF (or its successor) declares that the offer is successful, the date that is fifteen (15) Business Days after the date of publication by the AMF (or its successor) of the notice of result of the offer or, if the offer is re-opened, the date that is fifteen

(15) Business Days after the date of publication by the AMF (or its successor) of the notice of result of the re-opened offer or (y) if the AMF (or its successor) declares that the offer is unsuccessful, the date of publication by the AMF (or its successor) of the notice of result of the offer; or

(iii) if the bidder withdraws the offer, the date on which such withdrawal is published; and

(II) the last day of the Exercise Period.

Delivery of shares and payment of interest resulting from the exercise of the Conversion Right during the Relevant Period in the case of a Public Offer

Notwithstanding the provisions of Condition 15.5 (Conditions of exercise of the Conversion Right), in the event of the exercise of the Conversion Right which Conversion Right Exercise Request Date falls during a Relevant Period, the relevant Exercise Date will be deemed to be such Conversion Right Exercise Request Date and the corresponding Shares will be delivered, and the relevant Additional Interest Amount will be paid no later than on the second (2nd) Business Day following such Exercise Date.

15.8	Calculation of adjustments of the Conversion Ratio

The adjustments to the Conversion Ratio will be calculated by the Calculation Agent.

In the event of an adjustment, the Issuer will, promptly after the determination thereof, inform the Noteholders through a notice published in accordance with Condition 15.9 (Notices) below.

In addition, the board of directors of the Issuer will report the calculations and results of all adjustments in the annual report following such adjustment.

15.9	Notices

(A) All notices to be given by the Issuer in accordance with this Condition 15.9 to the Noteholders shall be validly given if sent by registered letter with acknowledgement of receipt to the address of the relevant Noteholder as notified by such Noteholder to the Issuer or if sent by e-mail to the e-mail address of the relevant Noteholder as provided by such Noteholder to the Issuer, provided that:

(i) any notification made by registered letter shall be also made by electronic mail; and

(ii) each Noteholder may notify the Issuer in accordance with this Condition 15.9 with at least ten (10) Business Days’ notice of any change of address and/or e-mail address in respect of such Noteholder.

(B) All notices to be given by any Noteholder in accordance with this Condition 15.9 to the Issuer shall be validly given if sent by registered letter with acknowledgement of receipt to the address of the Issuer or if sent by e-mail in each case as specified below:

Attention:	Didier Blondel / Trinidad Mesa
Address:	ABIVAX 7, boulevard Haussmann, 75009 Paris, France
E-mail:	[***] / [***]
Telephone:	[***] / [***]

provided that:

(i) any notification made by registered letter shall be also made by e-mail; and

(ii) the Issuer may notify the Noteholders in accordance with this Condition 15.9 with at least ten (10) Business Days’ notice of any change of address and/or e-mail address in respect the Issuer.

(C) In the case of each of (A) and (B), the relevant notice shall be deemed to be given in accordance with this Condition 15.9 (regardless of when the registered letter (if any) is received by the relevant recipient) at the time the relevant receipt of the e-mail being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such e-mail.

15.10	Aggregation, Treatment of fractional entitlements

Each Noteholder exercising its Conversion Right in relation to the Notes may receive, as the case may be, a number of Shares calculated by the Calculation Agent in accordance with Condition 15.3 (Terms of allocation pursuant to the Conversion Right) based on the aggregate number of Notes transferred to the Issuer and for which the Conversion Right has been exercised by such Noteholder.

If the number of Shares thus calculated is not a whole number, such number shall be rounded down to the nearest whole number of Shares and the relevant Noteholder will receive an amount in cash determined by the Calculation Agent and equal to the product (rounded to the nearest whole multiple of €0.01 (with €0.005 being rounded upwards)) of (i) the fraction of a Share so rounded down and (ii) the Closing Price of the Share on the Trading Day immediately preceding the Conversion Right Exercise Request Date.

15.11	Beneficial Ownership

Solely upon the completion of the IPO or such other time as the Issuer becomes a Reporting Company in the United States, and any Noteholder shall not have the right to convert any Note pursuant to these Terms and Conditions and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Noteholder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Shares of the Issuer outstanding immediately after giving effect to such conversion. For purposes of the foregoing provision, the aggregate number of Shares beneficially owned by any such Noteholder and the other Attribution Parties shall include the number of Shares held by the relevant Noteholder and all other Attribution Parties plus the number of Shares issuable upon conversion of any Note with respect to which the determination of such provision is being made, but shall exclude Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Note beneficially owned by the Noteholder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Issuer (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Noteholder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Condition 15.11.

For purposes of this Condition 15.11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”). For purposes of determining the number of outstanding Shares any relevant Noteholder may acquire upon the conversion of any Note without exceeding the Maximum Percentage, such Noteholder may rely on the number of outstanding Shares as reflected in (x) the Issuer’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Issuer or (z) any other written notice by the Issuer setting forth the number of Shares outstanding (the “Reported Outstanding Share Number”).

If the Issuer receives a request for the exercise of any Conversion Right from a Noteholder at a time when the actual number of outstanding Shares is less than the Reported Outstanding Share Number, the Issuer shall notify the relevant Noteholder in writing of the number of Shares then outstanding and, to the extent that such conversion request would otherwise cause the relevant Noteholder’s beneficial ownership, as determined pursuant to this Condition 15.11, to exceed the Maximum Percentage, such Noteholder must notify the Issuer of a reduced number of Shares to be purchased pursuant to such conversion request.

For any reason at any time, upon the written (which may be an e-mail) or oral request of the relevant Noteholder, the Issuer shall within one (1) Business Day confirm orally and in writing (which may be by e-mail) to the relevant Noteholder the number of Shares then outstanding.

In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including any Note, by the Noteholder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Shares to the relevant Noteholder upon conversion of any Note results in such Noteholder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Shares (as determined under Section 13(d) of the 1934 Act), the number of Shares so issued by which the Noteholder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Noteholder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Issuer, the Noteholder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Issuer and (ii) any such increase or decrease will apply only to the Noteholder and the other Attribution Parties and not to any other Noteholder of Notes (each, an “Other Noteholder”, and collectively, the “Other Noteholders”) that is not an Attribution Party of the Noteholder.

For the avoidance of doubt, the Shares issuable pursuant to the terms of any Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Noteholder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert any Note pursuant to this Condition 15.11 shall have any effect on the applicability of the provisions of this Condition 15.11 with respect to any subsequent determination of convertibility. The provisions of this Condition 15.11 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Condition 15.11 to the extent necessary to correct this Condition 15.11 (or any portion of this Condition 15.11) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Condition 15.11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Condition 15.11 may not be waived and shall apply to a successor Noteholder.

For the purpose of this Condition 15.11:

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Noteholder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Noteholder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a group together with the Noteholder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Issuer’s Shares would or could be aggregated with the Noteholder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Noteholder and all other Attribution Parties to the Maximum Percentage; and

“affiliate” has the meaning given to it in Rule 501(b) of Regulation D under the Securities Act.

“Reporting Company” means a company that is required to file reports periodically with the U.S. Securities and Exchange Commission under section 12, 13 or 15(d) of the Act 1934, as amended.

15.12	Disclosure

Upon delivery by the Issuer to the Noteholder (or receipt by the Issuer from the Noteholder) of any notice in accordance with these Terms and Conditions, unless the Issuer has in good faith determined that the matters relating to such notice do not constitute material, non-public information and/or Restricted Information relating to the Issuer or any of its Subsidiaries, the Issuer shall on or prior to 9:00 am (Paris time) on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information and/or Restricted Information on a Report of a Foreign Private Issuer on Form 6-K, or if the Issuer is not then a Reporting Company, by such other means as may be permitted by applicable law. In the event that the Issuer believes that a notice contains material, non-public information and/or Restricted Information relating to the Issuer or any of its Subsidiaries, the Issuer so shall indicate to the Noteholder explicitly in writing in such notice (or immediately upon receipt of notice from the Noteholder, as applicable), and in the absence of any such written indication in such notice (or notification from the Issuer immediately upon receipt of notice from the Noteholder), the Noteholder shall be entitled to presume that information contained in the notice does not constitute material, non-public information and/or Restricted Information relating to the Issuer or any of its Subsidiaries.

For the purposes of this Condition, “Restricted Information” means any information that is insider information within the meaning of applicable insider dealing or market abuse law (including Regulation 596/2014/EU).

15.13	Calculation Agent, Independent Expert

In connection with the Notes, Conv-Ex Advisors Limited has been appointed as Calculation Agent.

The Issuer reserves the right at any time to modify or terminate the appointment of the Calculation Agent and/or appoint a substitute Calculation Agent or approve any change in the office through which such agent acts, provided that, so long as any Note is outstanding, there will at all times be a Calculation Agent.

Adjustments, calculations and determinations performed by the Calculation Agent or, where applicable, an Independent Expert, pursuant to these Terms and Conditions shall be so made upon request by the Issuer and shall be final and binding (in the absence of bad faith or manifest error and subject to any determinations by an Independent Expert) on the Issuer, the Noteholders and (in the case of adjustments, calculations and determinations performed by an Independent Expert) the Calculation Agent. The Calculation Agent may, subject to the provisions of the Calculation Agency Agreement (including with respect to costs and expenses), consult on any matter (including but not limited to, any legal matter), with any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Issuer, the Representative of the Masse or the Noteholders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

The Calculation Agent is acting exclusively as an agent for and upon request from the Issuer. Neither the Calculation Agent (acting in such capacity) nor any Independent Expert appointed in connection with the Notes (acting in such capacity), shall have any relationship of agency or trust with, and shall incur no liability as against, the Noteholders, the Representative of the Masse and (in the case of adjustments, calculations and determinations performed by an Independent Expert) the Calculation Agent.

If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Ratio or as to the appropriate adjustment to the Conversion Ratio or any determination required to be made by the Calculation Agent in accordance with these Terms and Conditions, and following consultation between the Issuer, the Calculation Agent and an Independent Expert, a written opinion of such Independent Expert in respect thereof shall be conclusive and binding on the Issuer, the Noteholders and the Calculation Agent, save in the case of manifest error.

Annex	2 Form of Terms and Conditions of the Tranche(s) B Notes

The terms and conditions of each Tranche(s) B Notes will be as follows, it being specified that on the day of any Pricing Date, these Terms and Conditions will be updated to include the information included in the relevant Pricing Letter and in the relevant Tranche(s) B Request Notice:

The following text contains the terms and conditions of the Notes (the “Terms and Conditions”).

The combined general meeting (ordinary and extraordinary) of Abivax of 5 June 2023, under resolution 16, delegated to the Board of Directors of the Issuer the authority to issue the Notes. The Board of Directors, during its meeting of 16 August 2023, decided to authorise the issue of the Notes and, in accordance with the provisions of article L.22-10-49 of the French Commercial Code (Code de commerce), to subdelegate its powers to the Issuer’s Chief Executive Officer (directeur général) to determine the final terms and conditions of the Notes and issue the Notes. The Issuer’s Chief Executive Officer (directeur général), in accordance with such subdelegation, determined the final terms and conditions of the Notes and decided the issuance of the Notes on the Pricing Date.

For the purposes of these Terms and Conditions:

“Abivax” and the “Issuer” means the company Abivax S.A.;

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in Paris and on which the trans-European automated real-time gross settlement express transfer system (“T2”), or any succeeding system operates;

“Calculation Agent” means Conv-Ex Advisors Limited, 30 Crown Place, London EC2A 4EB, United Kingdom;

“Closing Price” means, in respect of a Share, on any Trading Day, the closing price of the Shares on the Relevant Exchange as published by or derived from (i) Bloomberg page HP (or any successor page) (setting “Last Price”, or any successor setting) in respect of the Relevant Exchange in respect thereof (such page being as at the Issue Date, ABVX FP Equity HP), as determined by the Calculation Agent, or, (ii) if the Closing Price cannot be determined as aforesaid, such Relevant Exchange in respect thereof;

“Code” means the US Internal Revenue Code of 1986”

“Condition” means a condition of these Terms and Conditions;

The “Conversion Price” in effect at any time means (a) initially €[•] (being the product (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) (as determined by the Calculation Agent) of (x) 130% and (y) the Volume-Weighted Average Price of the Shares over the period comprising the last fifteen (15) Trading Days preceding the Pricing Date), and (b) at any time upon any adjustment to the Conversion Ratio in accordance with these Terms and Conditions, the result (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of €100,000 divided by the Conversion Ratio in effect at such time;

“Conversion Ratio” has the meaning ascribed to it in Condition 15.1;

“Delivery Date” means, in respect of any Shares to be delivered upon the exercise of the Conversion Right (other than Additional Shares) or pursuant to Condition 9.1 (Mandatory redemption by amortisation), as the case may be, the date on which such delivery is actually made in accordance with these Terms and Conditions;

“Early Redemption Amount” means, in respect of any Note, an amount equal to the greater of:

(c)	120% of the Outstanding Principal Amount of such Note on the relevant Early Redemption Amount Date; and

(d)

the Market Price (on the relevant Early Redemption Amount Date) of such number of Shares per Note (disregarding any Additional Shares) and such other amounts (if any) which would have been required to be issued and delivered and/or paid or made in respect of such Note had the Conversion Right been exercised in respect thereof, assuming for this purpose that the Exercise Date relating to such exercise of Conversion Right is the Early Redemption Amount Date,

where for the purposes of this definition, “Early Redemption Amount Date” means in the case of an amount becoming due pursuant to Condition 9.4, the date of the giving of notice by the Noteholders holding no less than 50% of the Outstanding Principal Amount of the Notes in accordance with the first paragraph of Condition 9.4.

“Ex-Date” means, in respect of any dividend, distribution or other transaction of the type referred to in Condition 15.7.1(C) or Conditions 15.7.2(A) to (J) in respect of the Shares, the first (1st) Trading Day on which the Shares are traded ex- such dividend, distribution or other transaction;

“Group” means the Issuer and its Subsidiaries taken as a whole.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

“Independent Expert” means an independent financial institution of international repute or independent financial adviser with appropriate expertise (which may be the initial Calculation Agent acting in such Independent Expert capacity), chosen by the Issuer at its sole discretion;

“Initial Price Limit” means €[•], being the product (rounded up to the nearest whole multiple of €0.0001) (as determined by the Calculation Agent) of (i) the Volume-Weighted Average Price of the Shares over the period comprising the last fifteen (15) Trading Days preceding the Pricing Date and (ii) 85% pursuant to the 16th resolution of the Issuer’s shareholders’ meeting held on 5 June 2023;

“Pricing Date” means the first date on which the Issuer’s Board of Directors or the Issuer’s Chief Executive Officer (Directeur général) acting in accordance with a subdelegation from the Board of Directors, as the case may be, decides the issuance of the Notes and sets their definitive terms and conditions;

“Notes” means the EUR [•] amortizing senior unsecured notes convertible into new Shares of Abivax due [•];

“Noteholders” means the holders of the Notes;

“Share Settlement Price” means, on any Amortisation Payment Date (including any Pre-IPO Deferred Payment Acceleration Option Amortisation Date) or SSO Investor Price Limit Option Exercise Date:

(a)	the lower of (x) 90% of the Market Price on such Amortisation Payment Date and (y) the Conversion Price in effect on such Amortisation Payment Date; or

(b)

in the case of a Pre-IPO Deferred Payment in respect of which the Pre-IPO Deferred Payment Acceleration Option is exercised, the Price Limit in effect on the relevant Pre-IPO Deferred Payment Acceleration Option Amortisation Date; or

(c)

in the case of any Amortised Payment Amount in respect of which the SSO Investor Price Limit Option is exercised, the Price Limit in effect on the relevant SSO Investor Price Limit Option Exercise Date;

“Majority Noteholders” means, at any time, holders of more than 67% of the principal amount of the Notes outstanding at such time;

“Market Price” shall mean, on any Relevant Date and as determined by the Calculation Agent, the lower of (i) the arithmetic average (rounded if necessary to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of the lowest two (2) daily Volume-Weighted Average Prices for the Shares in the period of five (5) consecutive Trading Days immediately preceding such Relevant Date and (ii) the Volume-Weighted Average Price for the Shares on the Relevant Date (or, if such Relevant Date is not a Trading Day, the immediately preceding Trading Day), provided that:

(a)

if any such Trading Day falls on or after the Ex-Date in respect of any transaction giving rise to an adjustment required to be made to the Conversion Ratio in accordance with Conditions 15.7.1 or 15.7.2 and such adjustment is not yet in effect on such Relevant Date, then the Volume-Weighted Average Price of a Share on such Trading Day shall be multiplied by the adjustment factor (as determined pursuant to these Terms and Conditions) applied to the Conversion Ratio in respect of such adjustment;

(b)

if any such Trading Day falls before the Ex-Date in respect of any transaction giving rise to adjustment required to be made to the Conversion Ratio in accordance with Conditions 15.7.1 or 15.7.2 and such adjustment is in effect on such Relevant Date, then the Volume-Weighted Average Price of a Share on such Trading Day shall be divided by the adjustment factor (as determined pursuant to these Terms and Conditions) applied to the Conversion Ratio in respect of such adjustment;

“Material Subsidiary” means any Subsidiary from time to time, whose gross revenues or total assets represents not less than 5% of the consolidated gross revenues of the Group or the total consolidated assets of the Group, as calculated based on the then latest consolidated audited financial statements of the Group;

“Maturity Date” means, at any time, initially the Original Maturity Date, or upon any advancement or deferral as provided in Condition 9.1.3, the date which is (as at such time) scheduled to be the final Amortisation Payment Date;

“Opening Price” means, in respect of a Share or other security, on any Trading Day, the opening price of the Shares on the Relevant Exchange in respect thereof as published by or derived from (i) Bloomberg page HP (or any successor page) (setting “Open Price”, or any successor setting) in respect of the Relevant Exchange in respect thereof (such page being as at the Issue Date, in the case of the Shares, ABVX FP Equity HP), as determined by the Calculation Agent, or, (ii) if the Opening Price cannot be determined as aforesaid, such Relevant Exchange in respect thereof;

“Prevailing Rate” means, in respect of any pair of currencies on any day, the spot mid-rate of exchange between the relevant currencies prevailing as at 12 noon (Paris time) on that date (for the purpose of this definition, the “Original Date”) as appearing on or derived from Bloomberg page BFIX (or any successor page) in respect of such pair of currencies, or, if such a rate cannot be so determined, the rate prevailing as at 12 noon (Paris time) on the immediately preceding day on which such rate can be so determined, provided that if such immediately preceding day falls earlier than the fifth day prior to the Original Date or if such rate cannot be so determined, the Prevailing Rate in respect of the Original Date shall be the rate determined in such other manner as an Independent Expert shall consider appropriate.

The “Price Limit” in effect at any time means initially the Initial Price Limit, subject to adjustment from time to time concurrently with any adjustment to the Conversion Ratio pursuant to Condition 15.7.2(B) in the event of a Share split or reverse Share split only, the Price Limit so adjusted being equal to the product (rounded up to the nearest whole multiple of €0.0001) of (i) the Price Limit in effect immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Conversion Ratio in effect immediately prior to such adjustment and the denominator of which is the Conversion Ratio so adjusted, provided that the Price Limit may be modified at any time by any future shareholders’ meeting of the Issuer during the lifetime of the Notes;

“Reference Share Price” means €[•];

“Regulated Market” means any regulated market pursuant to the terms of Directive 2014/65/EU dated 15 May 2014, as amended, on markets in financial instruments;

“Relevant Date” means each of the Issue Date, any Early Redemption Amount Date and any Amortisation Payment Date;

“Relevant Exchange” means (A) in respect of the Shares, (i) the Regulated Market of Euronext Paris or (ii) (if the Shares are no longer listed on the Regulated Market of Euronext Paris at the relevant time) the Regulated Market or similar market on which the Share has its main listing, and (B) in respect of any other security, the Regulated Market or any other market on which such security has its main listing;

“Shareholders” means the holders of the Shares;

“Shares” means the ordinary shares of the Issuer with a nominal value of (as at the Issue Date) €0.01 each;

“Subscription Agreement” means the subscription agreement entered into between the Issuer and the initial Noteholder on 20 August 2023;

“Trading Day” means a day on which the Shares are capable of being traded on the Relevant Exchange in respect thereof other than a day on which such trading ceases prior to the usual closing time (whether such closing is scheduled (as it is often the case regarding trading on Euronext Paris on 24 December and 31 December) or unscheduled);

“Volume-Weighted Average Price” means, in respect of a Share or other security, on any Trading Day, the volume-weighted average price of such Share or other security as published by or derived from (i) Bloomberg page HP (or any successor page) (setting “Weighted Average Line”, or any successor setting) in respect of the Relevant Exchange in respect thereof (such page being as at the Issue Date, in the case of the Share, ABVX FP Equity HP), provided that in the case of a Volume-Weighted Average Price to be observed over a period of several Trading Days, such Volume-Weighted Average Price shall be equal to the volume-weighted average of the relevant daily Volume-Weighted Average Prices (the daily volumes to be used for the purpose of determining such weighted average being the volumes as published on Bloomberg page HP (or any successor page), setting “VWAP Volume” (or any successor setting)), as determined by the Calculation Agent, or, (ii) if the Volume-Weighted Average Price cannot be determined as aforesaid, such Relevant Exchange in respect thereof, provided that in the case of a

Volume-Weighted Average Price to be observed over a period of several Trading Days, such Volume-Weighted Average Price shall be equal to the volume-weighted average of the relevant daily Volume-Weighted Average Prices (the daily volumes to be used for the purpose of determining such weighted average being the total daily volumes as published by such Relevant Exchange), as determined by the Calculation Agent.

For the avoidance of doubt, in these Terms and Conditions, references to “day” or “days” are to calendar days unless the context otherwise specifies.

1.	Nature and class of the Notes

The Notes which will be issued by the Issuer constitute securities that confer certain rights to receive Shares within the meaning of Articles L.228-91 et seq. of the French Commercial Code (Code de commerce).

2.	principal amount of the issuance – Issue price of the Notes

The aggregate initial principal amount of the issuance will be €[•] represented by [•] Notes, each with an initial principal amount of €100,000, as may be reduced from time to time in accordance with Condition 9.1 (Mandatory redemption by amortisation) (the “Outstanding Principal Amount” at any time). The issue price per Note will be equal to €100,000 per Note, representing 100% of the initial principal amount.

3.	Governing law and jurisdiction

The Notes are governed by French law.

Any claim in connection with the Notes shall be brought before the competent courts in Paris.

4.	Form and method of registration in Notes accounts

The Notes may be held in registered dematerialised form administered by the Issuer (nominatif pur).

In accordance with Article L.211-3 of the French Monetary and Financial Code (Code monétaire et financier), the Notes shall be registered in a securities account held by the Issuer or an authorized intermediary on its behalf.

Consequently, the rights of the Noteholders will be represented via book-entries (inscription en compte) in a securities account opened in their name in the registry held by the Issuer or its agent (the “Register”).

No document evidencing the ownership of the Notes (including representative certificates under Article R.211-7 of the French Monetary and Financial Code (Code monétaire et financier)) will be issued relating to the Notes.

In accordance with Articles L.211-15 and L.211-17 of the French Monetary and Financial Code (Code monétaire et financier), the Notes are transferred from one account to another, and the transfer of ownership of the Notes will occur, upon their book-entry in the purchaser’s name in the Register.

It is expected that the Notes will be registered in the Register from [•], date of the settlement-delivery of the Notes and Issue Date (as defined in Condition 12 (Issue Date)).

5.	Currency of the issuance of the Notes

The Notes will be denominated in euros.

6.	Ranking of the Notes and Covenants

6.1	Status

The principal of the Notes and the interest thereon constitute direct, general, unconditional, unsubordinated and (subject to the provisions of Condition 6.2 (Negative Pledge) below) unsecured obligations of the Issuer and rank equally amongst themselves and (subject to such exceptions as are from time to time mandatory under French law) pari passu with all other unsecured and unsubordinated debt (dettes chirographaires) of the Issuer, present or future.

6.2	Negative pledge

So long as any of the Notes remains outstanding (as defined below), the Issuer will not, and will ensure that none of its Subsidiaries (as defined below) will, create or permit to subsist any mortgage, lien, charge, pledge or other form of security interest (sûreté réelle) other than a Permitted Security Interest upon any of their respective assets or revenues, present or future, to secure any future Financial Indebtedness (as defined below) incurred by the Issuer or any of its Subsidiaries or any guarantee or indemnity granted by the Issuer or any of its Subsidiaries in respect of any Financial Indebtedness unless, at the same time or prior thereto, the Issuer’s obligations under the Notes are (a) equally and rateably secured therewith or (b) have the benefit of such other security, guarantee, indemnity or other arrangement in substantially comparable terms thereto.

For the purposes of these Terms and Conditions:

“outstanding” means in relation to the Notes, all the Notes issued other than (a) those that have been redeemed or converted in accordance with these Terms and Conditions, (b) those in respect of which the date for redemption has occurred and the redemption monies (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the relevant Noteholder (or its agent on its behalf), (c) those which have become void or in respect of which claims have become prescribed and (d) those which have been purchased and cancelled as provided in these Terms and Conditions;

“Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not having separate legal personality);

“Financial Indebtedness” means any indebtedness of any person for or in respect of:

i.	moneys borrowed;

ii.	amounts raised by acceptance under any acceptance credit facility;

iii.	amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

iv.

amounts raised under any other transaction (including any forward sale or purchase agreement and the sale of receivables or other assets on a “with recourse” basis) having the commercial effect of a borrowing;

v.

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the mark-to-market value shall be taken into account);

vi.	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs i. to v. above;

“Permitted Security Interest” means the security granted in connection with the existing notes issued by Abivax to Kreos Capital in 2018, 2019 and 2020, the security granted by Abivax, substantially concurrent with the issuance of the €35,000,000 amortizing senior notes convertible into new shares of the Issuer issued on 24 August 2023, under the Issuer’s new senior, secured debt facility entered into on 20 August 2023 (the “Senior, Secured Debt Facility”), any new additional security granted by Abivax under the Senior, Secured Debt Facility and any new additional security granted in the context of the expansion of the Senior, Secured Debt Facility (including of additional convertible bonds or warrants to Kreos, Claret or another lender); and

“Subsidiary” means, in relation to any Person or entity at any time, any other Person or entity (whether or not now existing) as defined in Article L.233-1 of the French Commercial Code (Code de commerce) or any other Person or entity controlled directly or indirectly by such Person or entity within the meaning of Article L.233-3 of the French Commercial Code (Code de commerce).

6.3	Incurrence of Financial Indebtedness

The Issuer will not incur, directly or indirectly, any Financial Indebtedness.

This Condition will not prohibit the incurrence of any of the following items of Financial Indebtedness (each, “Permitted Financial Indebtedness”):

(i)	any Financial Indebtedness with the prior written consent of the Majority Noteholders;

(ii)	Financial Indebtedness represented by the Notes;

(iii)

Financial Indebtedness of the Issuer already issued and outstanding as of the date of these Terms and Conditions, including (i) the Senior, Secured Debt Facility, (ii) the royalties certificates issued to the shareholders of the Issuer dated 7 September 2022 and (iii) the agreement guaranteed by the French state dated 11 June 2020;

(iv)

Financial Indebtedness arising from the master contracts dated 16 December 2013 and 21 March 2017 between Bpifrance and the Issuer in a maximum aggregate principal amount of €8,500,000 (of which €2,300,000 can still be drawn);

(v)

any subordinated Financial Indebtedness, to the extent that such subordinated Financial Indebtedness is (i) fully subordinated to the Notes in terms of payment, repayment and prepayments pursuant to a subordination agreement satisfactory to the Majority Noteholders (acting reasonably) and (ii) unsecured;

(vi)	Financial Indebtedness representing trade payables incurred in the ordinary course of business of the Issuer and any of its Subsidiaries;

(vii)

Financial Indebtedness arising out of Hedging Obligations, provided that they are incurred for the purpose of fixing, hedging, swapping or otherwise managing interest rate, commodity price or foreign currency exchange rate risk and not for speculative purposes;

(viii)

Financial Indebtedness arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Financial Indebtedness is extinguished within ten (10) Business Days of its incurrence;

(ix)

Financial Indebtedness arising from public agencies (Bpifrance, EIB and alike entities) and incurred for the purposes of financing, among others, research and development in the ordinary course of business of the Issuer, in an aggregate principal amount at the time of incurrence of any such Financial Indebtedness (translated if necessary into euros at the Prevailing Rate at such time) not exceeding five per cent. (5%) of the market capitalization of the Issuer (as published by or derived from Bloomberg page ABVX FP Equity HP (or any successor page) (settings “Current Market Cap” and “Currency”: “EUR”, or any successor settings)) and excluding for the avoidance of doubt any Financial Indebtedness referred to in paragraph (iv) above.

(x)

Financial Indebtedness arising from agreements providing for customary guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or person or any Capital Stock of a Subsidiary of the Issuer, provided that the maximum liability of the Issuer in respect of all such Financial Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and its Subsidiaries in connection with such disposition;

(xi)

Financial Indebtedness in respect of workers’ compensation claims or claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(xii)

Financial Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations or similar obligations incurred by the Issuer in the ordinary course of business and any contingent obligations in respect of early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social collateral or wage taxes; and

(xiii)

Financial Indebtedness (other than and in addition to Financial Indebtedness permitted under the foregoing paragraphs) incurred by the Issuer in an aggregate principal amount at any time outstanding not exceeding €1,500,000;

provided that, in no event shall any indebtedness incurred or existing during the term of the Notes (except for the Senior, Secured Debt Facility) limit or prohibit any Condition or any of the transaction documents entered into in respect of the issue of the Notes thereof, including, without limitation (x) any prohibition on any payment of cash by the Issuer in respect of any obligation under the Notes, and (y) any limitation on conversion or the payment of any amounts by the Issuer in Shares, in accordance with the Terms and Conditions.

For the purposes of this Condition:

“Capital Stock” means:

(i)	in the case of a corporation, corporate stock;

(ii)	in the case of a company, shares;

(iii)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of shares;

(iv)	in case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(v)

any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock;

“Hedging Obligations” means the obligations of the Issuer under:

(i)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(ii)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(iii)

other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates, including any foreign exchange contract, currency swap agreement, currency option, cap, floor, ceiling or collar or agreement or other similar agreement or arrangement, or commodity prices, including forward sales of commodities and forward purchases of emissions allowances.

6.4	Information Undertakings

For so long as any Notes are outstanding, the Issuer shall deliver to the Initial Noteholder, or in the event the Notes are held by several Noteholders, the representative of the masse of Noteholders (i) within fifteen (15) Business Days following publication of its financial statements for its full financial year and first half of its financial year, and (ii) within five (5) Business Days following the receipt of a request in writing by the Initial Noteholder or the representative of the masse of Noteholders, as the case may be (at any time, acting reasonably, but on no more than four occasions each calendar year), a certificate signed by two members of the senior management of the Issuer (being at least one responsible accounting or financial officer and one director) certifying that no Event of Default has occurred and is continuing since the date of the last such certificate (or, in the case of the first such certificate, the Issue Date) or if such an event has occurred, giving all relevant details of such event.

For so long as any Notes are outstanding, the Issuer shall, within ten (10) Business Days of any incurrence of Financial Indebtedness the outstanding principal amount of which exceeds €1,000,000 euros by the Issuer notify in writing the Initial Noteholder or the representative of the masse of Noteholders, as the case may be, of such incurrence of Financial Indebtedness (and such notification shall specify the material details of such Financial Indebtedness and whether such indebtedness constitutes Permitted Financial Indebtedness) and deliver a certificate signed by two members of the senior management of the Issuer (being at least one responsible accounting or financial officer) to that effect, provided that, the Issuer shall, to the extent permitted by applicable laws, notify the Initial Noteholder or the representative of the masse of Noteholders, as the case may be, whether it intends to knowingly disclose or otherwise provide any information that is or may be material non-public and price-sensitive or is insider information within the meaning of applicable insider dealing or market abuse law (including Regulation 596/2014/EU) pursuant to this Condition 6.40 and Initial Noteholder or the representative of the masse of Noteholders, as the case may be, may consent or decline to receive such information.

For so long as any Notes are outstanding, the Issuer shall publish as soon as the same become available, but in any event (i) within 180 days after the end of each of its financial years, commencing with the financial year ended 31 December 2023, the Issuer’s audited consolidated financial statements for such financial year, with accompanying notes and prepared in accordance with IFRS accounting principles generally accepted in France consistently applied, and (ii) within 90 days after the end of the first half of each of its financial years commencing with the six months ended 30 June 2023, the Issuer’s unaudited consolidated financial statements for such period, with accompanying notes.

7.	Rights and restrictions attached to the Notes and terms of exercise of such rights

7.1	Terms of exercise of the rights attached to the Notes

The Notes will be redeemed on the Maturity Date or, as the case may be, on the relevant early redemption date in accordance with the provisions of Condition 9 (Redemption of the Notes) at their then Outstanding Principal Amount on the Maturity Date or, as the case may be, on the relevant early redemption date.

Furthermore, in the event of exercise of the Conversion Right, as defined in Condition 15.1 (Nature of the Conversion Right), the Noteholders will have the right to receive new Shares. The terms and conditions of the Conversion Right are set out in Condition 15.3 (Terms of allocation pursuant to the Conversion Right).

The exercise of the Conversion Right results in the cancellation of the Notes for which it was exercised.

8.	Interest

8.1	Interest Rate

The Notes will bear interest from the Issue Date (inclusive), at an annual nominal rate of 6%, payable quarterly in arrear on [•], [•], [•] and [•] in each year (each such date, an “Interest Payment Date”) and for the first time on [•] (the “First Interest Payment Date”) up to (and including) the Maturity Date. The period from (and including) the Issue Date to but (excluding) the first Interest Payment Date, and each period from (and including) an Interest Payment Date to (but excluding) the following Interest Payment Date, is referred to as an “Interest Period”.

The interest amount per each €50 in outstanding principal amount of the Notes in respect of any Interest Period will be equal to €0.75, being the product of (i) €50 and (ii) the aforementioned annual nominal rate divided by 4 (being the number of Interest Periods normally ending in any year).

Interest due per each then prevailing Outstanding Principal Amount of the Notes in respect of any period which is shorter than an Interest Period will be determined (and rounded down to the nearest whole multiple of €0.01) by the Calculation Agent on the basis of the Actual/Actual (ICMA) day count convention by applying to such Outstanding Principal Amount the product of (a) the above-mentioned annual nominal rate multiplied by (b) the ratio between (x) the actual number of days in the relevant interest period comprised in the relevant Interest Period, and (y) the product of the actual number of days comprised in the relevant Interest Period and 4 (being the number of Interest Periods normally ending in any year).

8.2	Interest Share Settlement Option Notice

In respect of any interest payment due on an Interest Payment Date, such interest payment shall be paid by the Issuer in cash unless, subject to Condition 9.2.4, the Issuer elects (in its sole discretion) to exercise the Share Settlement Option in respect of the interest on all but not some only of the Notes by giving notice thereof (an “Interest Share Settlement Option Notice”) (which notice shall be irrevocable) to Noteholders in accordance with Condition 15.9 (Notices) at least two (2) Business Days prior to such Interest Payment Date.

8.3	Accrual of Interest

Each Note will cease to bear interest: (i) where the Conversion Right shall have been exercised by a Noteholder, from (and including) the Interest Payment Date immediately preceding the relevant Exercise Date or, if none, the Issue Date, or (ii) where such Note is redeemed or repaid pursuant to Condition 9 from (and including) the due date for redemption or repayment thereof (which shall be, for the avoidance of doubt, in respect of any principal due on any Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date in respect of which a Share Settlement applies, such Amortisation Payment Date or, as the case may be, SSO Investor Price Limit Option Exercise Date) unless payment of principal is improperly withheld or refused or, following any election to exercise the Share Settlement Option, the Issuer fails duly to perform its obligations to issue (and, without prejudice to any of the provisions of these Conditions, which issuance of Shares may (in the Issuer’s discretion) be satisfied by way of the Issuer treating such issuance as a conversion of the relevant amounts due under the Notes into Shares) and deliver the relevant Deliverable Shares in accordance with Condition 9.2, in which event interest will continue to accrue at the rate specified in Condition 8.1 (both before and after judgment) to (but excluding) the date on which payment in full of the amount outstanding is made to Noteholders or, as the case may be, the date on which such issue (and, without prejudice to any of the provisions of these Terms and Conditions, which issuance of Shares may (in the Issuer’s discretion) be satisfied by way of the Issuer treating such issuance as a conversion of the relevant amounts due under the Notes into Shares) and delivery of Deliverable Shares is duly made in accordance with Condition 9.2.

9.	Redemption of the Notes

9.1	Mandatory redemption by amortisation

9.1.1	Scheduled Amortisation Payments

Subject to Condition 9.1.3 below and (i) if an initial public offering in the United States by the Issuer (the “IPO”) has not completed prior to the Issue Date, on the date falling three (3) months after the Issue Date or (ii), if the IPO has been completed prior to the Issue Date, on the date falling six (6) months after the Issue Date, and on each three (3) month anniversary thereof ending on (and including) [•] (the “Original Maturity Date”) (each such date, a “Scheduled Amortisation Payment Date”, and each such date as may become subject to deferral or advancement as provided in Condition 9.1.3, an “Amortisation Payment Date”), each Note outstanding (except for any Note in respect of which the Conversion Right has been exercised prior to the relevant Amortisation Payment Date) will be redeemed in instalment payments of €6,250 per Note (the “Amortised Payment Amount”), together with any interest accrued and unpaid thereon.

Upon each redemption of an Amortised Payment Amount on an Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, the principal amount of each Note shall be reduced accordingly on such Amortisation Payment Date or, as the case may be, SSO Investor Price Limit Option Exercise Date.

9.1.2	Principal Share Settlement Option Notice

In respect of the Amortised Payment Amount (other than any Amortised Payment Amount in respect of which the SSO Investor Price Limit Option is exercised) due on each Amortisation Payment Date, such amount shall be paid in cash unless, subject to Condition 9.2.4, the Issuer elects (in its sole discretion) to exercise the Share Settlement Option pursuant to and in accordance with Condition 9.2 in respect of all but not some only of the Notes by giving notice thereof (a “Principal Share Settlement Option Notice”) (which notice shall be irrevocable) to Noteholders in accordance with Condition 15.9 (Notices) at least two (2) Business Days prior to such Amortisation Payment Date.

9.1.3	Deferral and Advancement of Amortisation Payments

(i)

At any time prior to the completion of the IPO, the Issuer may, at its option, exercise its right to defer up to one (1) upcoming Amortisation Payment Date to the Original Maturity Date (the “Pre-IPO Deferred Payment”) by giving notice thereof to the Noteholders in accordance with Condition 15.9 (Notices) at least three (3) Business Days prior to the relevant Amortisation Payment Date (the “Issuer IPO Deferral Right”). If the Issuer exercises the Issuer IPO Deferral Right, and, thereafter, does not complete the IPO within three (3) months of the date of such exercise of the Issuer IPO Deferral Right (such three (3)-month period, the “IPO Period”), the Noteholders representing the Majority Noteholders shall have the right, during the nine (9) months period following the IPO Period, by giving notice thereof to the Issuer in accordance with Condition 15.9 (Notices) at least three (3) Business Days prior to the relevant Pre-IPO Deferred Payment Acceleration Option Amortisation Date, to bring forward the Pre-IPO Deferred Payment to the Pre-IPO Deferred Payment Acceleration Option Amortisation Date (as defined below) (the “Pre-IPO Deferred Payment Acceleration Option”). “Pre-IPO Deferred Payment Acceleration Option Amortisation Date” means the Scheduled Amortisation Payment Date immediately following the date on which the notice of exercise of the Pre-IPO Deferred Payment Acceleration Option is given in accordance with this Condition 9.1.3(i);

(ii)

For a period of six (6) months following the date of completion of the IPO, the Issuer may, at its option, defer any Amortisation Payment Date falling in such period to the Original Maturity Date by giving notice thereof to the Noteholders in accordance with Condition 15.9 (Notices) at least three (3) Business Days prior to the relevant Scheduled Amortisation Payment Date, only to the extent it is required to comply with any post-IPO lock-up requirements agreed between the Issuer and the lead underwriter in the context of such IPO;

(iii)

During each period between two (2) consecutive Scheduled Amortisation Payment Dates, the Noteholders representing the Majority Noteholders may, at their option and subject to giving notice thereof to the Issuer in accordance with Condition 15.9 (Notices) at least three (3) Business Days prior to the relevant Advanced Amortisation Payment Date, reduce the Outstanding Principal Amount of each Note outstanding and bring forward the Maturity Date by electing to receive, up to one (1) additional Amortised Payment Amount on the Advanced Amortisation Payment Date in respect of such period between two (2) Scheduled Amortisation Payment Dates, subject to the Share Settlement Price on such Advanced Amortisation Payment Date being equal to or higher than the Price Limit (failing which such notice by the Noteholders representing the Majority Noteholders to bring forward the Maturity Date as aforesaid shall be deemed to be null and void). “Advanced Amortisation Payment Date” means, in respect of each period between two (2) Scheduled Amortisation Payment Dates, the Scheduled Amortisation Payment Date on which such period ends.

(iv)

In the event the Share Settlement Price on any Amortisation Payment Date is below the Price Limit in effect on such Amortisation Payment Date and the Cash Carve-Out (as defined below) has been utilized such that it does not allow payment in full of the aggregate Amortised Payment Amount falling due on any Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date), as notified by the Issuer to the Noteholders in accordance with Condition 15.9 (Notices) no later than such Amortisation Payment Date, the relevant Amortised Payment Amount shall be deferred to the Original Maturity Date; provided, however, that (subject as provided in the immediately following paragraph) the Noteholders representing the Majority Noteholders may, at their option and in respect of such Amortised Payment Amount and each Note outstanding, agree to waive such condition and require the Issuer to exercise the Share Settlement Option in respect of such Amortised Payment Amount in Shares by giving notice thereof to the Issuer in accordance with Condition 15.9 (Notices) at any time on or after such Amortisation Payment Date (the “SSO Investor Price Limit Option”, and the date on which the notice of exercise thereof is given as aforesaid, the “SSO Investor Price Limit Option Exercise Date”).

(v)

If a Share Settlement Liquidity Event occurs (as notified by the Issuer to the Noteholder promptly after the occurrence of such Share Settlement Liquidity Event in accordance with Condition 15.9 (Notices)) on any date falling in the period from (and including) the SSO Investor Price Limit Option Exercise Date to (and including) the date immediately preceding the date on which the Deliverable Shares are issued or transferred and delivered to Noteholders, then (unless Noteholders representing the Majority Noteholders give notice to the Issuer in accordance with Condition 15.9 (Notices) that such Share Settlement Liquidity Event shall be disregarded for the purpose of this Condition 9.1.3(iv)) such exercise of the SSO Investor Price Limit Option shall be deemed to be null and void.

(vi)	Nothing in this Condition shall affect the rights of the Noteholders to exercise Conversion Right in respect of any Notes.

For the purpose of this Condition, “Cash Carve-Out” means the written commitment included in the Senior, Secured Debt Facility to a cash carve-out permitting cash payments by the Issuer to the Noteholders (other than in respect of interest payments due on such Notes), in an amount of €[•] (representing 50% of the aggregate principal amount of the Notes); it being understood and agreed that such Cash Carve-Out does not apply to interest payments due on the Notes because the Senior, Secured Debt Facility permits interest payments on such Notes, without restriction. The utilized amount of the Cash Carve-Out at any time shall be determined by the Issuer.

9.2	Share Settlement Option

9.2.1	Exercise of Share Settlement Option

If:

(i)

(a) an Interest Share Settlement Option Notice is given by the Issuer in accordance with Condition 8.2 or (b) a Principal Share Settlement Option Notice is given by the Issuer in accordance with Condition 9.1.2, as applicable, the Issuer’s obligation to pay cash interest on each Note on the relevant Interest Payment Date pursuant to Condition 8.1 or to redeem in cash a principal amount of the Notes in an Amortised Payment Amount on the relevant Amortisation Payment Date pursuant to Condition 9.1.1 shall, subject to Condition 9.2.4; or

(ii)

the SSO Investor Price Limit Option is exercised by the Noteholders representing the Majority Noteholders in respect of any Amortised Payment Amount, the Issuer shall be deemed to have exercised the Share Settlement Option in respect of the relevant SSO Investor Price Limit Option Exercise Date and the Issuer’s obligation to pay in cash such Amortised Payment Amount shall, be satisfied by the issue (and, without prejudice to any of the provisions of these Terms and Conditions, which issuance of Shares may (in the Issuer’s discretion) be satisfied by way of the Issuer treating such issuance as a conversion of the relevant amounts due under the Notes into Shares) and delivery to the relevant Noteholder of the relevant number of Deliverable Shares (the “Share Settlement Option” in respect of the relevant Interest Payment Date, Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, as applicable) with respect to all but not some only of the Notes outstanding on the relevant Interest Payment Date, Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, as applicable.

9.2.2	Share Settlement

Where the Share Settlement Option has been validly exercised, the Issuer shall, subject to Condition 9.2.4, in lieu of the payment of cash in respect of interest on the relevant Interest Payment Date (which is a Scheduled Amortisation Payment Date) or in respect of an Amortised Payment Amount on the relevant Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, as applicable, effect such payment or partial redemption in respect of such Notes by issuing (and, without prejudice to any of the provisions of these Terms and Conditions, which issuance of Shares may (in the Issuer’s discretion) be satisfied by way of the Issuer treating such issuance as a conversion of the relevant amounts due under the Notes into Shares) and delivering the Deliverable Shares (together with any Additional Deliverable Shares) to the Noteholders as soon as practicable and in any event not later than the Business Day immediately following (x) the first Business Day immediately following the relevant SSO Reference Date or (y) if later, the first Business Day on which the number of Deliverable Shares (and, if applicable, Additional Deliverable Shares) is capable of being determined in accordance with these Terms and Conditions (a “Share Settlement”).

Fractions of Shares will not be issued and delivered pursuant to this Condition 9.2 and no cash payment will be made in lieu thereof. The number of Deliverable Shares to be delivered to each Noteholder will be determined by the Calculation Agent in accordance with Condition 15.10 (Aggregation, Treatment of fractional entitlements).

Promptly following the determination of the applicable Share Settlement Price, Price Limit and number of Deliverable Shares, the Issuer shall give notice thereof to the Noteholders in accordance with Condition 15.9 (Notices).

9.2.3	Certain definitions

For the purposes of these Conditions:

“Deliverable Shares” means, in respect of any Noteholder and any interest amount payable on an Interest Payment Date or principal amount of the Notes redeemable on an Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, in each case which would otherwise be payable in cash, such number of Shares determined in good faith by the Calculation Agent by dividing the relevant interest amount in respect of such Notes on such Interest Payment Date or the relevant Amortised Payment Amount in respect of such Note on such Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date, as applicable, by the Share Settlement Price in respect of such Interest Payment Date or Amortisation Payment Date or SSO Investor Price Limit Option Exercise Date (as applicable).

“SSO Reference Date” means, in respect of any Share Settlement, (i) the relevant Interest Payment Date or Amortisation Payment Date in respect of which the Share Settlement Option is exercised or (ii) the relevant SSO Investor Price Limit Option Exercise Date in respect of which the Share Settlement Option is deemed to be exercised.

9.2.4	Share Settlement Option exercise annulment if the Share Settlement Price is lower than the Price Limit

If a Principal Share Settlement Option Notice or Interest Share Settlement Option Notice is given and the relevant Share Settlement Price is lower than the Price Limit in effect on the relevant Interest Payment Date or Amortisation Payment Date (or, where Additional Deliverable Shares would (but for the operation of this Condition 9.2.4) be required to be delivered, the relevant Share Settlement Price recalculated pursuant to Condition 9.1.4 (iii) is lower than the Price Limit that would have been in effect on such Interest Payment Date or Amortisation Payment Date had the Conversion Ratio been adjusted on such date in respect of the event giving rise to the Additional Deliverable Shares), notwithstanding anything to the contrary in these Terms and Conditions such Principal Share Settlement Option Notice or Interest Share Settlement Option Notice shall be null and void (and, for the avoidance of doubt, the relevant principal or interest amount shall therefore be paid in cash, subject as provided in the immediately following paragraph).

Where any exercise of the Share Settlement Option is deemed to be null and void pursuant to the immediately preceding paragraph, notwithstanding anything to the contrary in these Terms and Conditions the relevant Amortised Payment Amount or, as the case may be, interest amount shall be paid in cash by Issuer as soon as practicable and at the latest on the relevant Amortisation Payment Date or Interest Payment Date.

9.2.5	Share Settlement Option exercise annulment if a Share Settlement Liquidity Event occurs

If a Principal Share Settlement Option Notice or Interest Share Settlement Option Notice is given but a Share Settlement Liquidity Event occurs (as notified by the Issuer to the Noteholder promptly after the occurrence of such Share Settlement Liquidity Event in accordance with Condition 15.9 (Notices)) on any date falling in the period from (and including) the date on which the Principal Share Settlement Option Notice or Interest Share Settlement Option Notice is given to (and including) the date immediately preceding the date on which the Deliverable Shares are issued or transferred and delivered to Noteholders, then (unless Noteholders representing the Majority Noteholders give notice to the Issuer in accordance with Condition 15.9 (Notices) that such Share Settlement Liquidity Event shall be disregarded for the purpose of this Condition 9.2.5) such Principal Share Settlement Option Notice or Interest Share Settlement Option Notice shall be invalid and annulled and the relevant interest amount or Amortised Payment Amount shall be paid in cash (a) on the relevant Interest Payment Date or Scheduled Amortisation Payment Date (or, as the case may be, the Pre-IPO Deferred Payment Acceleration Option Amortisation Date) or (b) if the relevant Share Settlement Liquidity Event first occurred on or after the Business Day falling immediately prior to the relevant Interest Payment Date or Scheduled Amortisation Payment Date (or, as the case may be, Pre-IPO Deferred Payment Acceleration Option Amortisation Date), on the second Business Day following the date on which such Share Settlement Liquidity Event occurs, provided that where limb (b) above applies the amount of interest and/or principal payable shall be such amount(s) as would have been payable on the relevant Interest Payment Date or Scheduled Amortisation Payment Date (or, as the case may be, Pre-IPO Deferred Payment Acceleration Option Amortisation Date) and Noteholders will not be entitled to any interest or other payment for such delay in receiving such interest and/or principal amount(s) as a result of the Principal Share Settlement Option Notice or Interest Share Settlement Option Notice being deemed to be invalid and annulled as aforesaid.

A “Share Settlement Liquidity Event” shall have occurred on any date if one or more of the following conditions is met:

(iv)

the Shares are not listed and admitted to trading on the Relevant Exchange as at such date, or are suspended from trading on such market (provided that trading of the Shares shall not be considered to be suspended on any day on which a general suspension of trading on such market has occurred) on such date;

(v)	a Share Settlement Free Float Event shall have occurred and be continuing as at such date; or

(vi)	an Offer Period (as defined below) shall be continuing as at such date.

Promptly upon (i) the Issuer becoming aware that a Share Settlement Free Float Event may have occurred (or would be likely to have occurred, if an Independent Expert had been requested to make such determination, acting reasonably, based on publicly available information) or (ii) a request being made by the Noteholders representing the Majority Noteholders (acting reasonably), the Issuer shall instruct an Independent Expert to make a determination as to the number of Shares comprising the Share Settlement Free Float.

For the purpose of this Condition,

“Offer Period” means any period commencing on the date of first public announcement of an offer or tender (howsoever described) by any person or persons in respect of all or a majority of the issued and outstanding Shares and ending on the date that offer or tender ceases to be open for acceptance or, if earlier, on which that offer or tender lapses or terminates or is withdrawn.

A “Share Settlement Free Float Event” shall be deemed to have occurred if the Share Settlement Free Float of the Issuer falls below 25% of the issued and outstanding Shares for any period of at least ten (10) consecutive Business Days (and in any such case the Share Settlement Free Float Event shall be deemed to occur on the last day of such period), as determined by an Independent Expert acting in good faith;

“Share Settlement Free Float” means all issued and outstanding Shares less (i) the aggregate of those Shares held by any person (other than a collective investment scheme, mutual fund, pension fund or other trust or fund) holding 15% or more of the issued and outstanding Shares; (ii) the aggregate of those Shares held by any person or persons who have entered into shareholders’ agreements or lock-up agreements concerning the Shares with a duration of more than six months; and (iii) any Shares held by or on behalf of the Issuer or any affiliate.

9.2.6	Noteholders’ rights to dividends with respect to Shares delivered—listing of the Shares delivered upon exercise of the Share Settlement Option

(i)	Right to dividends or other entitlements on the Shares issued upon exercise of the Share Settlement Option

The new Shares to be issued upon any exercise of the Share Settlement Option will carry dividend rights and confer upon their holders, from their date of delivery, all the rights attached to the Shares, it being specified that in the event that a Record Date for a dividend (or interim dividend) or any other entitlement or right in respect of the Shares occurs prior to the relevant delivery date of the Shares (exclusive), the Noteholders will not be entitled to such dividend (or interim dividend) or other entitlement or right in respect of the Shares nor to any compensation therefor.

(ii)	Listing of the new Shares issued upon exercise of the Share Settlement Option

Applications will be made for the admission to trading on the Relevant Exchange of the new Shares issued upon exercise of the Share Settlement Option by delivery of Shares. Accordingly, the new Shares will immediately become fungible with the existing Shares listed on the Relevant Exchange and tradable, as from the date on which they are admitted to trading, on the same listing line as such existing Shares under the same ISIN code FR0012333284.

(iii)	Retroactive Adjustments

If the Record Date (as defined in Condition 15.7 (Preservation of Noteholders’ rights) for a transaction that triggers an adjustment of the Conversion Ratio pursuant to Condition 15.7.1 or 15.7.2 occurs prior to the relevant delivery date of the Shares to be delivered pursuant to this Condition 9.1 (and whether such Record Date falls prior to, on or after the relevant Amortisation Payment Date or, as the case may be, Interest Payment Date or SSO Investor Price Limit Option Exercise Date), the Noteholders will have no right to participate in, and will have no right to indemnification in respect of, such transaction, subject as provided below.

If the Record Date of the transaction giving rise to an adjustment described in Condition 15.7.1 or 15.7.2 occurs prior to the relevant delivery date of the Shares to be delivered pursuant to Condition 9.1 in circumstances where the Conversion Ratio in effect as of the relevant Amortisation Payment Date or, as the case may be, Interest Payment Date or SSO Investor Price Limit Option Exercise Date does not reflect the relevant adjustment in respect of this transaction pursuant to Condition 15.7.1 or 15.7.2, the Calculation Agent shall recalculate the Share Settlement Price taking into account the Conversion Ratio so adjusted (adjusting where appropriate the Market Price to ensure consistency with the Conversion Ratio so adjusted) and, if the Share Settlement Price so recalculated is different, the Issuer will deliver such number (as determined by the Calculation Agent) of additional Shares (the “Additional Deliverable Shares”), as, together with the number of Deliverable Shares required to be delivered based on the Share Settlement Price determined based on the Conversion Ratio in effect on the Amortisation Payment Date or, as the case may be, Interest Payment Date or SSO Investor Price Limit Option Exercise Date, is equal to such number of Deliverable Shares as would have been required to be delivered had the Conversion Ratio adjusted in respect of such transaction been in effect on such Amortisation Payment Date or, as the case may be, Interest Payment Date or SSO Investor Price Limit Option Exercise Date.

The Noteholders will receive delivery of the Additional Deliverable Shares on the relevant Delivery Date.

9.3	Events of Default

Any Noteholder(s) holding no less than 25% of the Outstanding Principal Amount of the Notes, may, upon written notice to the Issuer given before all defaults shall have been cured, cause all the Notes (but not some only) held by any such Noteholders to become immediately due and payable at a price equal to the Early Redemption Amount, as of the date on which such notice for payment is received by the Issuer without further formality, if any of the following events (each an “Event of Default”) shall occur:

(a)	default in any payment of principal or interest when due in respect of the Notes, and the continuance of any such default for a period of seven (7) Business Days thereafter; or

(b)	failure to deliver shares upon any exercise of Conversion Right or Share Settlement Option, and the continuance of any such default for a period of seven (7) Business Days thereafter; or

(c)

default in the performance of, or compliance with, any other obligation of the Issuer under the Notes, if such default shall not have been remedied within thirty (30) calendar days after receipt of the written notice of such default by the Issuer; or

(d)

default on payment of any of the Financial Indebtedness (as defined in Condition 6.2 (Negative Pledge)) of the Issuer or any of its Subsidiaries in an amount equal to at least €5 million (or the equivalent in any other currency), whether individually or in the aggregate, on the due date or at the end of any grace period, as applicable; or

(e)

if any Financial Indebtedness of the Issuer or any of its Subsidiaries is declared due and payable prior to its stated maturity as a result of a default thereunder for an amount in excess of €5 million (or its equivalent in any other currency), whether individually or in the aggregate, after the expiry of any applicable grace period; or

(f)

creation by the Issuer or any of its Subsidiaries of any mortgage, lien, charge, pledge or other form of security interest (sûreté réelle) other than a Permitted Security Interest upon any of their respective assets or revenues, present or future, to secure any future Financial Indebtedness incurred by the Issuer or any of its Subsidiaries or any guarantee or indemnity granted by the Issuer or any of its Subsidiaries in respect of any Financial Indebtedness for an amount in excess of €5 million (or its equivalent in any other currency), whether individually or in the aggregate, after the expiry of any applicable grace period; or

(g)

if the Issuer or any of its Material Subsidiaries (as defined in Condition 6.2 (Negative Pledge)) makes any proposal for a general moratorium in relation to its debt; or a judgement is issued for the judicial liquidation (liquidation judiciaire) or for the transfer of the whole business (cession totale de l’entreprise à la suite d’un plan de cession) of the Issuer or of the relevant Subsidiary; or to the extent permitted by applicable law, the Issuer or any of its Subsidiaries is subject to any other insolvency or bankruptcy proceedings; or the Issuer or any of its Subsidiaries makes any conveyance, assignment or other arrangement for the benefit of, or enters into a composition with, its creditors as a whole; or

(h)

in the event that the Issuer or any Material Subsidiary ceases to carry on all or a material part of its or their business or other operations, except for the purposes of and following a merger or reorganisation (fusion, scission or apport partiel d’actifs) (i) in the case of the Issuer, on terms approved by a decision of the Masse of the Noteholders if French law were to require such merger or reorganisation to be approved by a decision of the Masse of the Noteholders or (ii) or in the case of a Subsidiary, whereby the undertaking and assets of the Subsidiary are vested in the Issuer or any other Subsidiary.

As soon as practicable following the occurrence of an Event of Default, the Issuer shall give notice thereof to the Noteholders in accordance with Condition 15.9 (Notices) (an “Event of Default Notice”). The Event of Default Notice shall contain a statement informing Noteholders of their entitlement to exercise their Conversion Right as provided in these Terms and Conditions.

As soon as practicable following the date (if any) on which any relevant Event of Default ceases to be continuing, the Issuer shall give notice to the Noteholders in accordance with Condition 15.9 (Notices) of such date.

9.4	Early redemption at the Noteholders’ option upon Change of Control, a Delisting or a Free Float Event of the Issuer

If at any time while any Note remains outstanding, there occurs a Change of Control, (ii) a Delisting or (iii) a Free Float Event (each as defined below) (each, a “Put Event”), any Noteholder will have the option (in each case, a “Put Option”) to require the Issuer to redeem or, at the Issuer’s option, to procure the purchase of all of the Notes held by it, on the Put Date, at the Outstanding Principal Amount of the Notes plus accrued interest on the Put Date.

If a Put Event occurs, the Issuer shall give notice thereof to the Noteholders in accordance with Condition 15.9 (Notices) as soon as practicable upon becoming aware thereof and in any case no later than the date falling fifteen (15) days following such Put Event (a “Put Event Notice”). The Put Event Notice will specify (i) the nature of the Put Event and the circumstances giving rise to it, (ii) the redemption date that will be between the fifth (5th) and the tenth (10th) Business Day following the date of the publication of the Put Event Notice (the “Put Date”), (iii) the redemption price and (iv) the procedure for exercising the relevant Put Option and the Put Period.

To exercise the Put Option, Noteholders must make a request to that effect to the Issuer, provided that the relevant Put Request Date must fall during the period from (and including) the date of publication of the Put Event Notice to (and including) the date falling five (5) Business Days prior to the Put Date (the “Put Period”).

The date on which such Put Option exercise request will be deemed to have been so made will be the day on which the last of conditions (A) and (B) below is satisfied (provided that if any such condition is satisfied on a day which is not a Business Day, or after 4:00 p.m. (Paris time) on a Business Day, it shall be deemed to have been satisfied instead on the following Business Day) (the “Put Request Date”):

(A)	the Issuer has received the Put Option exercise request transmitted by the relevant Noteholder;

(B)	the Notes have been transferred to the Issuer by the relevant Noteholder.

Once a Put Option exercise request is deemed to have been made as provided above, such request shall be irrevocable.

Provided that the Put Option has been validly exercised in respect of any Note in accordance with the foregoing, the Issuer shall redeem or, at the option of the Issuer, procure the purchase of, such Note on the Put Date at the latest. Payment in respect of such Note will be made on the Put Date at the latest by transfer to the relevant Noteholder. For the avoidance of doubt, the Issuer shall have no responsibility for any cost or loss of whatever kind (including breakage costs) which the Noteholder may incur as a result of or in connection with such Noteholder’s exercise or purported exercise of, or otherwise in connection with, any Put Option (whether as a result of any purchase or redemption arising therefrom or otherwise).

For the purposes of these Terms and Conditions:

A “Change of Control” means the acquisition of Control of the Issuer by one or several individual(s) or legal entity or entities (except, for the avoidance of doubt, funds managed by Truffle Capital and/or affiliates of Truffle Capital), acting alone or in concert, where:

“Control” means holding (directly or indirectly, through companies themselves controlled (within the meaning of article L.233-3 of the French Commercial Code (Code de commerce)) by the relevant individual(s) or entities acting alone or in concert) (x) the majority of the voting rights attached to the Issuer’s shares or (y) more than 40% of these voting rights if no other shareholder(s) of the Issuer, acting alone or in concert, hold(s) (directly or indirectly, through companies themselves controlled by such shareholder(s)) a percentage in excess of such percentage. For the purpose of this definition, “acting in concert” has the meaning given to it in Article L.233-10 of the French Commercial Code (Code de commerce).

“Delisting” shall mean that the Shares are no longer listed and admitted to trading on a Regulated Market or other similar market.

A “Free Float Event” shall occur if for any period of at least twenty (20) consecutive Business Days, the number of Shares comprising the Free Float is equal to or less than 25% of the total number of issued and outstanding Shares of the Issuer.

“Free Float” means the aggregate holding of shares held by holders that each own (together with any person or persons with whom they act in concert) shares representing less than 5% of the total issued and outstanding Shares of the Issuer.

9.5	Cancellation of the Notes

Shall cease to be considered outstanding and shall be cancelled in accordance with applicable law (i) the Notes redeemed at or prior to the Maturity Date, (ii) the Notes for which the Conversion Right has been exercised, as well as (iii) the Notes repurchased by the Issuer.

9.6	Delay in payments

If the Maturity Date or, as the case may be, any other date on which any payment of principal or interest falls due in accordance with these Terms and Conditions is not a Business Day, such payment shall be made on the next following Business Day and, in any such case, the Noteholders will not be entitled to any sum in respect of such postponed payment.

10.	Prescription

Any claims filed against the Issuer seeking redemption of the Notes will be prescribed (prescrites) at the expiration of a period of ten (10) years from the normal or early redemption date.

Any claims filed against the Issuer for the payment of interest due under the Notes will be time barred (prescrites) after a period of five (5) years from the date on which such interest becomes due.

11.	Representation of Noteholders

In accordance with Article L.228-103 of the French Commercial Code (Code de commerce), the Noteholders will be grouped together in a collective group with a legal personality (the “Masse”) to defend their common interests. The Masse will be governed by the provisions of the French Commercial Code (Code de commerce) and by the conditions set out below, provided that notices calling a general meeting of Noteholders and the decisions passed at any general meeting of Noteholders will be given and published only as provided in this Condition 11.

The Noteholders’ general meeting is competent to authorise amendments to the Terms and Conditions of the Notes and to vote on all decisions that require its approval under applicable law. The Noteholders’ general meeting also deliberates on any proposed merger or spin-off of the Issuer pursuant to Articles L.228-65, I, 3°, L.236-13 and L.236-18 of the French Commercial Code (Code de commerce), the provisions of which, along with those of Article L.228-73 of the French Commercial Code (Code de commerce), shall apply.

Under current law, each Note carries the right to one vote. The general meeting of Noteholders may not validly deliberate unless the Noteholders present or represented hold at least one-fourth of the Notes carrying voting rights at the first meeting convocation and at least one-fifth at the second meeting convocation. Decisions made by the general meeting of Noteholders are only valid if approved by a majority of two-thirds of the votes of the Noteholders present or represented.

In accordance with Article R.228-71 of the French Commercial Code (Code de commerce), the right of each Noteholder to participate in Noteholders’ general meetings will be evidenced by the entries in the books of the relevant financial intermediary holding the securities accounts of the name of such Noteholder as of 0:00 (Paris time) on the second (2nd) Business Day in Paris preceding the date set for the meeting of the relevant general meeting.

In accordance with Articles L.228-59 and R.228-67 of the French Commercial Code (Code de commerce), notice of date, hour, place and agenda of any Noteholders’ general meeting will be given by way of a press release published by the Issuer which will also be posted on its website (www.abivax.com/investors) not less than fifteen (15) days prior to the date of such general meeting on first convocation, and five (5) days on second convocation.

Each Noteholder has the right to participate in a Noteholders’ general meeting in person, by proxy, by correspondence and, in accordance with Article L.228-61 of the French Commercial Code (Code de commerce) by videoconference or by any other means of telecommunication allowing the identification of participating Noteholders, as provided mutatis mutandis by Article R.223-20-1 of the French Commercial Code (Code de commerce).

Decisions of Noteholders’ general meetings once approved will be published by way of a press release published by the Issuer which will also be posted on its website (www.abivax.com/investors). The decisions referred to in Articles R.228-61, R.228-79 and R.236-11 of the French Commercial Code (Code de commerce) will be published, to the extent permitted by such Articles, by way of a press release published by the Issuer which will also be posted on its website www.abivax.com/investors.

Representative of the Masse of Noteholders

In accordance with Articles L.228-47 and L.228-51 of the French Commercial Code (Code de commerce), the general meeting of Noteholders shall be represented by a representative of the masse of Noteholders (hereinafter referred to as the “Representative of the Masse”), which will be appointed in accordance with the provisions of the French Commercial Code (Code de commerce).

The Representative of the Masse will have the power, subject to any contrary resolution of the general meeting of Noteholders, to carry out, on behalf of the Masse all actions of an administrative nature that may be necessary to protect the common interests of the Noteholders.

The Representative of the Masse will exercise its duty until its dissolution, resignation or termination of its duty by a general meeting of Noteholders, until a conflict of interest arises or until it becomes unable to act. Its appointment shall automatically cease on the Original Maturity Date, or if no Notes remain outstanding prior to the Original Maturity Date. His appointment shall automatically cease on the date of total redemption of the Notes, whether at or prior to maturity. This term may be automatically extended, as the case may be, until the final resolution of any legal proceedings in which the Representative of the Masse is involved and the enforcement of any judgments rendered or settlements made pursuant thereto, if applicable.

General

The Issuer will bear the cost of compensation of the Representative of the Masse and the expenses of calling and holding general meetings of the Noteholders, the costs related to publishing the decisions thereof, as well as any fees related to the appointment of the Representative of the Masse under Article L.228-50 of the French Commercial Code (Code de commerce), and, more generally, all duly incurred and justified administrative and operational expenses of the Masse (subject to scope of work and budget pre-agreed).

General meetings of the Noteholders will be held at the registered office of the Issuer or such other place as will be specified in the notice convening the meeting. Each Noteholder will have the right, during the fifteen (15) day period preceding such meeting, to review or procure a written copy, whether on his own or by proxy, at the registered head office of the Issuer or any other location specified in the notice of the meeting, of the resolutions to be proposed and reports to be presented at such meeting.

In the event that future issuances of notes give subscribers identical rights to those under the Notes and if the terms and conditions of such future notes so permit, the holders of all such notes shall be grouped together in a single masse.

Sole Noteholder

If and for so long as the Notes are held by a sole Noteholder and unless a Representative of the Masse has been appointed, such Noteholder shall exercise all the powers, rights and obligations entrusted to the Masse by the provisions of the French Commercial Code (Code de commerce). Such sole Noteholder shall hold a register of the decisions it will have taken in this capacity and shall make it available, upon request, to any subsequent holder of all or part of the Notes.

12.	Issue Date

The Notes are expected to be issued on [•] (the “Issue Date”).

The Issue Date of the Notes is also the entitlement and settlement-delivery date.

13.	Restrictions on the transferability of the Notes

The Noteholders may only transfer any Notes to any person in compliance with the provisions of the Subscription Agreement.

14.	Taxation

14.1	Withholding taxes

All payments by or on behalf of the Issuer in respect of the Notes shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law.

If a Tax Deduction is required by law to be made, the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required, provided that no such payment shall be made (i) to the extent that such Tax Deduction is imposed due to the failure of the beneficiary of such payment to provide any form, certificate, document, or other information that would have reduced or eliminated such Tax Deduction pursuant to any provision of domestic law or of an applicable tax treaty; or (ii) to the extent such Tax Deduction relates to FATCA; or (iii) where the payment is made to an account opened or held in a non-cooperative jurisdiction as set out in the list referred to Article 238-0 A of the French Tax Code (Code général des impôts) as such list may be amended from time to time or to an entity situated in such a jurisdiction.

For the purpose of this Clause 14.1, FATCA means (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

14.2	French tax on financial transactions

14.2.1

Pursuant to Article 235 ter ZD of the French Tax Code (Code général des impôts) as in force and applicable on the date hereof, a financial transactions tax (the “FTT”) applies, subject to certain exceptions, to acquisitions for consideration resulting in a transfer of ownership of equity securities (titres de capital) within the meaning of Article L.212-1 A of the French Monetary and Financial Code (Code monétaire et financier) or assimilated equity securities (titres de capital assimilés) within the meaning of Article L.211-41 of the French Monetary and Financial Code (Code monétaire et financier) admitted to trading on a regulated market which are issued by a company whose head office is in France and whose market capitalisation exceeds one billion euros on the 1st of December of the year preceding the year of imposition. The list of the companies meeting the above-mentioned criteria for each upcoming year is published each year by the French tax authorities in their guidelines (Bulletin Officiel des Finances Publiques—Impôts). Pursuant to the guidelines published by the French tax authorities (BOI-ANNX-000467 dated 21 December 2022), the market capitalisation of the Issuer did not exceed this threshold on 1 December 2022.

14.2.2	Under French law, as in force and applicable on the date hereof, Noteholders are advised that:

•	the acquisition of the Notes is exempt from the FTT; and

•

the subscription of new Shares upon the exercise by the Noteholders of their Conversion Right should in principle be exempt from the FTT, because it should benefit from the exemption on capital increases provided for by Article 235 ter ZD of the French Tax Code (Code général des impôts). Although, the French tax authorities seem to consider that every delivery of shares upon the exercise of a conversion right should be subject to the FTT (BOI-TCA-FIN-10-20 dated 18

November 2014 n° 290), the Direction de la Législation Fiscale confirmed that the conversion of notes into newly issued Shares can benefit from the exemption on capital increase provided for by Article 235 ter ZD (letter from the Direction de la Législation Fiscale to Association des marchés financiers en Europe dated 19 February 2013).

14.2.3

The Issuer will be required to pay or indemnify the Noteholders for the cost of the FTT or any registration, transfer or similar duties or taxes that may become applicable with respect to the delivery of the new Shares to be issued upon conversion of the Notes.

Investors are invited to contact their usual tax advisor to assess the tax consequences of exercising their Conversion Right.

15.	Conversion Right

15.1	Nature of the Conversion Right

The Noteholders will have the right (the “Conversion Right”) to require, during the time period defined in Condition 15.2 (Period of the Conversion Right) and in accordance with the terms of Condition 15.3 (Terms of allocation pursuant to the Conversion Right), the Issuer to deliver (by way of conversion of the amounts owed under the Notes) a number of new Shares equal to the product of (i) the Conversion Ratio in effect on the Exercise Date (as defined below), (ii) a fraction, the numerator of which is the Outstanding Principal Amount per Note on such Exercise Date and the denominator of which is the initial principal amount of €100,000 per Note, and (iii) the number of Notes for which the Conversion Right has been exercised in accordance with these Terms and Conditions (subject to the terms of Condition 15.5.3 and Condition 15.10 (Aggregation, Treatment of fractional entitlements)).

Exercise of the Conversion Right results in the cancellation of the Notes for which it was exercised.

For the purpose of these Terms and Conditions:

The “Conversion Ratio” in effect at any time means, per each Note outstanding at such time, initially [•] Shares (being the result (rounded to the nearest whole multiple of 0.0001 Shares (with 0.00005 being rounded upwards)) (as determined by the Calculation Agent) of €100,000 divided by the initial Conversion Price), subject to adjustment from time to time in accordance with Condition 15.7 (Preservation of Noteholders’ rights).

15.2	Period of the Conversion Right

15.2.1

The Noteholders may exercise their Conversion Right at any time (subject to Condition 15.4 (Suspension of the Conversion Right)) from (and including) the first (1st) Business Day following the Issue Date to (and including) the fifth (5th) Business Day preceding (i) the Maturity Date or (ii) if earlier, the date of redemption of all the outstanding Notes as a result of the operation of Condition 9.1.3(iii) (the “Exercise Period”).

15.2.2

Any Noteholder who has not requested the exercise of its Conversion Right within the Exercise Period above will be reimbursed at the Maturity Date or at the early redemption date in accordance with Condition 9 (Redemption of the Notes).

15.3	Terms of allocation pursuant to the Conversion Right

Upon exercise of its Conversion Right and subject to the provisions of Condition 15.7.3 (Public offers), each Noteholder will receive new Shares.

The total number of new Shares shall be determined by the Calculation Agent and be equal, for each Noteholder, to the product of (i) the Conversion Ratio in effect on the Exercise Date (as defined below), (ii) a fraction, the numerator of which is the Outstanding Principal Amount per Note on such Exercise Date and the denominator of which is the initial principal amount of €100,000 per Note, and (iii) the number of Notes transferred to the Issuer and for which the Conversion Right has been exercised in accordance with these Terms and Conditions (subject to the terms of Conditions 15.5.1, 15.5.3 and 15.10).

15.4	Suspension of the Conversion Right

In the event of a share capital increase or issuance of new Shares or securities conferring rights to receive Shares, or any other financial transactions conferring preferential subscription rights (including in the form of subscription warrants) or reserving a priority subscription period for the benefit of the Shareholders, or in the event of a merger or a demerger (scission), the Issuer shall be entitled to suspend the exercise of the Conversion Right for a period not exceeding three (3) months or such other period as may be established by applicable regulations. Any such suspension may not cause the Noteholders to lose their Conversion Right.

The Issuer’s decision to suspend the Conversion Right of the Noteholders will be published in accordance with Condition 15.9 (Notices). This notice shall be published at least seven (7) days before the suspension of the Conversion Right becomes effective. The notice shall specify the dates on which the suspension period begins and ends.

15.5	Conditions of exercise of the Conversion Right

15.5.1

To exercise any Conversion Right in respect of any Note, Noteholders must make a request to that effect to the Issuer, provided that the relevant Conversion Right Exercise Request Date must fall during the Exercise Period.

The date of such request will be deemed to be the day on which the last of conditions (A) and (B) below is satisfied (provided that if any such condition is satisfied on a day which is not a Business Day, or after 4:00 p.m. (Paris time) on a Business Day, it shall be deemed to have been satisfied instead on the following Business Day) (the “Conversion Right Exercise Request Date”):

(A)	the Issuer has received the Conversion Right exercise request transmitted by the relevant Noteholder;

(B)	the Notes have been transferred to the Issuer by the relevant Noteholder.

Once a Conversion Right exercise request is deemed to have been made as provided above, such request shall be irrevocable.

Any Conversion Right exercise request which has been validly made as provided above will take effect, subject to the provisions of Condition 15.7.3 (Public offers), on the second (2nd) Business Day following the Conversion Right Exercise Request Date (the “Exercise Date”).

Notwithstanding the foregoing and without prejudice to the provisions of Condition 9.1 (Mandatory redemption by amortisation), in the event that the Conversion Right is exercised pursuant to the provisions of these Terms and Conditions and if the Issuer cannot issue, within the applicable legal limits, a sufficient number of new Shares under the available thresholds allowed by the decision authorizing the issuance of equity securities under which the Notes are being issued, to deliver to Noteholders having exercised their Conversion Right all of the new Shares required to be delivered upon such exercise, the Issuer must (A) notify thereof the relevant Noteholders as soon as practicable after the relevant Conversion Right Exercise Request Date (and to the extent possible within the two (2) Business Days following such Conversion Right Exercise Request Date) and (B) pay to the Noteholders an amount in cash equal to 100% of the value of the Shares that would have been delivered to the Noteholders upon such exercise of the Conversion Right but the Issuer was not able to issue as a result of the applicable legal limits set forth above. This amount will be determined by the Calculation Agent. This cash amount will be payable no later than the third (3rd) Business Day following the relevant Exercise Date.

All Noteholders with Notes having the same Exercise Date will be treated equally and will have their Notes converted in the same proportion, subject to rounding.

15.5.2	The Noteholders will receive delivery of new Shares (other than Additional Shares) no later than the second (2nd) Business Day following the relevant Exercise Date.

15.5.3	Retroactive Adjustments

If the Record Date (as defined in Condition 15.7 (Preservation of Noteholders’ rights) for a transaction that triggers an adjustment of the Conversion Ratio (see Condition 15.7.1 or 15.7.2) occurs prior to the relevant delivery date of the Shares upon exercise of the Conversion Right (and whether such Record Date falls prior to, on or after the Exercise Date), the Noteholders will have no right to participate in, and will have no right to indemnification in respect of, such transaction subject to their right to an adjustment of the Conversion Ratio until the delivery date of the Shares (exclusive).

If the Record Date of the transaction giving rise to an adjustment described in Condition 15.7.1 or 15.7.2 occurs prior to the relevant delivery date of the Shares upon exercise of the Conversion Right (and whether such Record Date falls prior to, on or after the Exercise Date) in circumstances where the Conversion Ratio in effect as of the relevant Exercise Date does not reflect the relevant adjustment in respect of this transaction pursuant to Condition 15.7.1 or 15.7.2, the Issuer will deliver such number (as determined by the Calculation Agent) of additional Shares (the “Additional Shares”), as, together with the number of Shares required to be delivered based on the Conversion Ratio in effect on the Exercise Date, is equal to such number of Shares as would have been required to be delivered had the Conversion Ratio adjusted in respect of such transaction been in effect on such Exercise Date, subject to Condition 15.10 (Aggregation, Treatment of fractional entitlements).

The Noteholders will receive delivery of the Additional Shares (i) on the relevant Delivery Date or (ii) if the number of Additional Shares could not be determined by the Calculation Agent in time for such delivery to be made on such Delivery Date, as soon as practicable after such determination is made.

15.5.4

The Issuer will be required to pay or indemnify the Noteholders for any stamp duties, registration duties, financial transaction tax (including among others the FTT), transfer or other similar duties or taxes, including any related interest and penalties, due in relation to the delivery of Shares pursuant to the exercise of a Conversion Right.

15.6	Noteholders’ rights to dividends with respect to Shares delivered—listing of the Shares delivered upon exercise of the Conversion Right

15.6.1	Right to dividends of the Shares issued upon exercise of the Conversion Right

The new Shares to be issued upon exercise of the Conversion Right will carry dividend rights and confer upon their holders, from their date of delivery, all the rights attached to the Shares, it being specified that in the event that a Record Date for a dividend (or interim dividend) or any other entitlement or right in respect of the Shares occurs prior to the relevant delivery date of the Shares (exclusive) (and whether such Record Date falls prior to, on or after the Exercise Date), the Noteholders will not be entitled to such dividend (or interim dividend) or other entitlement or right in respect of the Shares nor to any compensation therefor, subject to the right to an adjustment provided for in Condition 15.7 (Preservation of Noteholders’ rights).

It should be noted that in accordance with Condition 15.5 (Conditions of exercise of the Conversion Right) and Condition 15.7 (Preservation of Noteholders’ rights), the Noteholders will have the right to an adjustment of the Conversion Ratio up to the date of the delivery of the Shares (exclusive).

15.6.2	Listing of the new Shares issued upon exercise of the Conversion Right

Applications will be made for the admission to trading on the Relevant Exchange of the new Shares issued upon exercise of the Conversion Right. Accordingly, the new Shares will immediately become fungible with the existing Shares listed on the Relevant Exchange and tradable, as from the date on which they are admitted to trading, on the same listing line as such existing Shares under the same ISIN code FR0012333284.

15.7	Preservation of Noteholders’ rights

15.7.1	Specific provisions

In accordance with the provisions of Article L.228-98 of the French Commercial Code (Code de commerce),

(A)	the Issuer may change its form or its corporate purpose without requesting the approval of the Noteholders’ general meeting;

(B)

the Issuer may, without requesting the approval of the Noteholders’ general meeting, redeem its share capital, or modify the allocation of its profit and/or issue voting or non-voting preference Shares or other preferred equity instruments provided that, as long as any Notes are outstanding, it takes the necessary measures to preserve the rights of the Noteholders;

(C)

in the event of a capital reduction resulting from losses and realised through a decrease of the par value or of the number of Shares comprising its share capital which the Issuer may carry out as from the Issue Date and the Record Date (as defined below) of which occurs before the delivery date of the Shares to be delivered upon exercise of the Conversion Right (or, as the case may be, pursuant to Condition 9.1), the rights of the Noteholders will be reduced accordingly, as if they had exercised their Conversion Right prior to the date on which such share capital reduction occurred. In the event of a reduction of the share capital by a decrease in the number of Shares, the new Conversion Ratio will be determined by the Calculation Agent and will be equal to the product of the Conversion Ratio in effect prior to the decrease in the number of Shares and the following ratio:

Number of Shares in the share capital after the reduction

Number of Shares in the share capital prior to the reduction

The new Conversion Ratio so adjusted will be rounded to the integral multiple of 0.0001 Share (with 0.00005 being rounded upwards). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Conversion Ratio.

Such adjustment to the Conversion Ratio will become effective on the date on which the transaction triggering such adjustment is completed.

In accordance with Articles L.228-99 and R.228-92 of the French Commercial Code (Code de commerce), if the Issuer decides to issue, in any form whatsoever, new Shares or securities giving access to the share capital with a preferential subscription right reserved for Shareholders, to distribute reserves, in cash or in kind, and issue premiums or to modify the allocation of its profits by creating preferred Shares, it will inform the Noteholders by way of a notice published in accordance with Condition 15.9 (Notices).

15.7.2	Adjustments to the Conversion Ratio in the event of financial transactions of the Issuer

Following any of the following transactions:

(A)	financial transactions with listed preferential subscription rights or by free allocation of listed subscription warrants;

(B)	free allocation of Shares to the Shareholders, Share split or reverse split of Shares;

(C)	incorporation into the share capital of reserves, profits or premiums by an increase in the par value of the Shares;

(D)	distribution of reserves or premiums, in cash or in kind;

(E)	free allocation to the Issuer’s Shareholders of any securities other than Shares;

(F)	merger (absorption or fusion) or demerger (scission);

(G)	repurchase by the Issuer of its own Shares at a price higher than the market price;

(H)	redemption of share capital;

(I)	modification of allocation of the profits of the Issuer through issuance of voting or non-voting preference shares or other preferred equity instruments; and

(J)	distribution by the Issuer of a Dividend;

which the Issuer may carry out as from the Issue Date, for which the Record Date (as defined below) occurs before the delivery date of the new Shares to be delivered upon exercise of the Conversion Right (or, as the case may be, pursuant to Condition 9.1), the rights of the Noteholders will be maintained up to the delivery date (exclusive) by means of an adjustment to the Conversion Ratio in accordance with and subject to the provisions set forth below.

The “Record Date” is, in respect of any transaction of the type referred to in Condition 15.7.1(C) or paragraphs (A) to (J) below, (i) the date on which the holding of the Shares is established so as to determine which Shareholders are the beneficiaries of such transaction or may take part in such transaction and, in particular, to which Shareholders a dividend, a distribution or an allocation, announced or voted as of this date or announced or voted prior to this date, should be paid, delivered, or completed; or (ii) (to the extent such a date cannot be determined as provided in (i) in the case of a transaction pursuant to paragraph (I) below) such date as is determined in good faith to be appropriate by an Independent Expert.

Such adjustment will be carried out so that, to the nearest integral multiple of 0.0001 Share (with 0.00005 being rounded upwards), the value of the Shares that would have been delivered upon exercise of the Conversion Right (or, as the case may be, pursuant to Condition 9.1) immediately before the completion of any of the transactions mentioned above, is equal to the value of the Shares to be delivered upon exercise of the Conversion Right (or, as the case may be, pursuant to Condition 9.1) immediately after the completion of such a transaction.

In the event of adjustments carried out in accordance with paragraphs (A) to (J) below, the new Conversion Ratio so adjusted will be rounded to the nearest integral multiple of 0.0001 Share (with 0.00005 being rounded upwards). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Conversion Ratio. However, because the Conversion Ratio may only result in the delivery of a whole number of Shares, fractional entitlements will be settled as specified in Condition 15.10 (Aggregation, Treatment of fractional entitlements).

Adjustments carried out in accordance with paragraphs (A) to (J) below will become effective on the date on which the transaction triggering such adjustment is completed.

In the event that the Issuer carries out transactions in respect of which no adjustment has been made in accordance with paragraphs (A) to (J) below and a subsequent law or regulation requires an adjustment, the Issuer will apply such adjustment in accordance with applicable laws or regulations and the relevant market practice in effect in France.

In the event that the Issuer carries out a transaction likely to be subject to several adjustments, legal adjustments will apply by priority.

(A) Financial transactions with listed preferential subscription right or with the free allocation of listed subscription warrants

(a) In the event of financial transactions with a listed preferential subscription right granted to the Shareholders, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share ex right

+ Value of the preferential subscription right

Value of the Share ex right

For the purpose of the calculation of this formula, the values of the Share ex right and of the preferential subscription right will be equal to the arithmetic average of their Opening Prices on each Trading Day comprised in the subscription period.

(b) In the event of financial transactions with free allocation of listed subscription warrants to the Shareholders with the corresponding ability to sell the securities resulting from the exercise of warrants that were unexercised by their holders at the end of their subscription period2, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share after the detachment of the warrant

+ Value of the warrant

Value of the Share after the detachment of the warrant

[2]

Are only concerned warrants which are “substitutes” of preferential subscription rights (exercise price usually lower than the market price, term of the warrant similar to the period of subscription of the increase of capital with upholding of the shareholders’ preferential subscription right, option to “recycle” the non-exercised warrants). The adjustment as a result of a free allocation of standard warrants (exercise price usually greater than the market price, term usually longer, absence of option granted to the beneficiaries to “recycle” the non-exercised warrants) should be made in accordance with paragraph E.

For the purpose of the calculation of this formula:

•

the value of the Share after the detachment of the warrant will be equal to the volume-weighted average of (i) the trading prices of the Share on the Relevant Exchange on each Trading Day comprised in the subscription period, and (ii) (a) if such securities are fungible with the existing Shares, the sale price of the securities sold in connection with the offering, applying the volume of Shares sold in the offering to the sale price, or (b) if such securities are not fungible with the existing Shares, the trading prices of the Share on the Relevant Exchange on the date on which the sale price of the securities sold in the offering is set;

•

the value of the warrant will be equal to the volume-weighted average of (i) the trading prices of the warrants on the Relevant Exchange on each Trading Day comprised in the subscription period, and (ii) the subscription warrant’s implicit value as derived from the sale price of the securities sold in the offering, which shall be deemed to be equal to the difference (if positive) adjusted for the exercise ratio of the warrants, between the sale price of the securities sold in the offering and the subscription price of the securities through exercise of the warrants by applying to this amount the corresponding number of warrants exercised in respect of the securities sold in the offering. If the warrants are not listed, the price of the warrants shall be determined by an Independent Expert.

(K)

In the event of the free allocation of Shares to Shareholders, or a Share split or reverse Share split, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Number of Shares included in the share capital after the transaction

Number of Shares included in the share capital prior to the transaction

(L)

In the event of a capital increase by incorporation of reserves, profits or premiums achieved by increasing the par value of the Shares, the par value of the Shares that will be delivered to the Noteholders exercising their Conversion Right (or, as the case may be, pursuant to Condition 9.1) will be increased accordingly and no adjustment shall be required to be made to the Conversion Ratio.

(M)

In the event of a distribution of reserves or premiums, in cash or in kind (portfolio securities, etc.) to the Shareholders, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share prior to the distribution

Value of the Share prior to the distribution – Amount distributed per Share or value of the securities or assets distributed per Share

For the purpose of the calculation of this ratio:

•

the value of the Share prior to the distribution will be equal to the Volume-Weighted Average Price of the Share over the period comprising the last three (3) Trading Days preceding the Trading Day on which the Shares are first traded ex-distribution on the Relevant Exchange;

•

if the distribution is made in cash, or is made either in cash or in kind (including but not limited to Shares) at the option of the shareholders (including but not limited to pursuant to Articles L.232-18 et seq. of the French Commercial Code (Code de commerce), the amount distributed per Share will be the amount of such cash payable per Share (prior to any withholdings and without taking into account any applicable deductions), i.e. disregarding the value of the in-kind property payable in lieu of such cash amount at the option of the shareholders as aforesaid;

•	if the distribution is made in kind only:

•

in the event of a distribution of securities that are already listed and whose main listing is on a Regulated Market or a similar market, the value of the distributed securities will be determined in the same manner as the value of the Share prior to the distribution as provided above (or, if no such value can be so determined, the value of the distributed securities will be determined by an Independent Expert);

•

in the event of a distribution of securities that are not yet listed or do not have their prior main listing on a Regulated Market or similar market, the value of the distributed securities will be equal, if they are expected to be listed on a Regulated Market or similar market within the ten (10) Trading Days’ period starting on the Trading Day on which the Shares are first traded ex-distribution on the Relevant Exchange, to the Volume-Weighted Average Price of such securities over the period comprising the first three (3) Trading Days included in such ten (10) Trading Day period during which such securities are listed (or, if no such value can be so determined, the value of the distributed securities will be determined by an Independent Expert); and

•

in other cases (including in the case of a distribution of securities that are not listed on a Regulated Market or a similar market or traded for less than three (3) Trading Days within the period of ten (10) Trading Days referred to above or in the case of a distribution of unlisted assets), the value of the securities or assets distributed per Share will be determined by an Independent Expert.

(N)

In the event of a free allocation to the Shareholders of financial instruments other than Shares and other than in the circumstances the subject of paragraph 15.7.2(A)(b) above, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share ex-right of free allocation + Value of the financial instruments allocated to each Share

Value of the Share ex-right of free allocation

For the purpose of the calculation of this formula:

•

the value of the Share ex-right of free allocation will be equal to the Volume-Weighted Average Price of the Share over the period comprising the first three (3) Trading Days starting on the Trading Day on which the Shares are first traded ex-right of free allocation on the Relevant Exchange;

•	The value of the securities allocated will be determined as follows:

•

if such securities are listed on a Regulated Market or similar market which is their main listing in the period of ten (10) Trading Days starting on the first (1st) Trading Day on which the Shares are quoted ex-right of free allocation: in the same manner as the value of the Share ex-right of free allocation as provided above (or, if such securities are not so listed on each of the three (3) Trading Days referred to above, as provided above but by reference to the first three (3) Trading Days on which such securities are so listed within such ten (10) Trading Days’ period as aforesaid); or

•	in any other case, including where the value of the securities cannot be determined as provided above: by an Independent Expert.

(O)

In the event that the Issuer is merged into another company (absorption) or is merged with one or more companies forming a new company (fusion) or carries out a demerger (scission) within the meaning of Article L.228-101 of the French Commercial Code (Code de commerce), the Notes will be convertible into Shares of the merged or new company or of the beneficiary companies of such demerger (and, for the avoidance of doubt, such shares shall be deemed to be the Shares for the purpose of these Terms and Conditions as from the date of completion of such transaction, subject to any technical changes to these Terms and Conditions required to be made as may be determined in good faith to be appropriate by an Independent Expert).

The new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the exchange ratio of Shares of the Issuer to the shares of the merging company or the beneficiary companies of a demerger. The merging company (or, in the case of multiple beneficiary companies of a demerger, such company or companies as is or are determined in good faith to be appropriate by an Independent Expert) will automatically be substituted for the Issuer for the purpose of the performance of its obligations towards the Noteholders and from such point such merging company or the beneficiary company or companies of a demerger as aforesaid shall constitute the Issuer for the purpose of these Terms and Conditions, subject to any technical changes to these Terms and Conditions required to be made to that effect as may be determined in good faith to be appropriate by an Independent Expert.

(P)

In the event of a repurchase by the Issuer of its own Shares at a price higher than the market price of the Shares (except for buyback made pursuant to Article L.22-10-62 al. 2 of the French Commercial Code (Code de commerce)), the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the repurchase by the following formula:

Value of the Share x (1- Pc%)

Value of the Share – (Pc% x Repurchase price)

For the purpose of the calculation of this formula:

•	“Value of the Share” means the Volume-Weighted Average Price of the Share over the period comprising the last three (3) Trading Days preceding the repurchase (or the repurchase option);

•	“Pc%” means the percentage of share capital repurchased; and

•	“Repurchase price” means the actual price at which any Shares are repurchased.

(Q)

In the event of a redemption of the share capital, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share before the redemption

Value of the Share before the redemption – Amount of the redemption per Share

For the purpose of the calculation of this formula, the value of the Share before the redemption will be equal to the Volume-Weighted Average Price of the Share over the period comprising the last three (3) Trading Days preceding the Trading Day on which the Shares are first traded ex-redemption on the Relevant Exchange.

(R)

In the event the Issuer changes its profit distribution and/or creates preferred shares resulting in such a change, the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Value of the Share prior to the modification

Value of the Share prior to the modification – Reduction per Share of the right to profits

For the purpose of the calculation of this formula:

•

the Value of the Share prior to the modification will be equal to the Volume-Weighted Average Price of the Share over the period comprising the last three (3) Trading Days preceding the Trading Day on which the Shares are first traded ex-modification on the Relevant Exchange; and

•	the Reduction per Share of the right to profits will be determined by an Independent Expert.

(a) In the case of creation of preferred shares which do not result in a modification of allocation of the Issuer’s profits, the adjustment of the Conversion Ratio, if any, will be determined by an Independent Expert.

(b) Notwithstanding the foregoing, if such preferred shares are issued with upholding of the preferential subscription rights of the Shareholders or by way of a free allocation to the Shareholders of warrants exercisable for such Shares, the new Conversion Ratio will be adjusted in accordance with paragraphs (A) or (E) above, as applicable.

(S)	Adjustment in the event of distribution of a Dividend:

In the event of the payment by the Issuer of any dividend, interim dividend or any distribution paid in cash or in kind to the Shareholders (excluding any dividend or distribution (or fraction of a dividend, interim dividend or distribution) leading to an adjustment in the Conversion Ratio by virtue of paragraphs 15.7.2(A) through 15.7.2(I) above) (prior to any withholdings and without taking into account any deductions or tax credits that may be applicable) (a “Dividend”), the new Conversion Ratio will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

STP

STP - ADD

where:

•	“ADD” means the amount of the Dividend distributed per Share; provided that:

•	in the case of a Dividend payable solely in cash, ADD shall be equal to the cash amount distributed per Share;

•

in the case of a Dividend payable either in cash or in kind (including but not limited to Shares) at the option of Shareholders (including but not limited to pursuant to Articles L.232-18 et seq. of the French Commercial Code (Code de commerce), ADD shall be equal to the cash amount distributed per Share, i.e. disregarding the value of the in-kind property payable in lieu of such cash amount at the option of the Shareholders as aforesaid;

•

in the case of a Dividend payable solely in kind, ADD shall be equal to the value of such Dividend determined in the same way as that of the distribution of securities pursuant to paragraph 15.7.2(D) above; and

•

“STP” means the share trading price, defined as being equal to the Volume-Weighted Average Price of the Share over the period comprising last three (3) Trading Days preceding the Ex-Date in respect of such Dividend, provided that where (i) the Ex-Date in respect of any other dividend, distribution or entitlement giving rise to an adjustment to the Conversion Ratio in accordance with Condition 15.7.1 (Specific provisions) or 15.7.2 (Adjustments to the Conversion Ratio in the event of financial transactions of the Issuer) falls on the Ex-Date of such Dividend and (ii) any of the Trading Days considered for the calculation of “STP” are cum- such other dividend, distribution or entitlement, the Volume-Weighted Average Price of the Share on any such Trading Day shall (if necessary to give the intended result as determined by (if the Calculation Agent determines in its sole discretion it is capable to make such determination in its capacity as Calculation Agent) the Calculation Agent or (in any other case) an Independent Expert) be divided by the adjustment factor to be applied to the Conversion Ratio in respect of such other dividend, distribution or entitlement (determined as provided in the relevant provisions of Condition 15.7.1 (Specific provisions) or 15.7.2 (Adjustments to the Conversion Ratio in the event of financial transactions of the Issuer) in respect of such adjustment).

15.7.3	Public offers

Under current French regulations, any public offer (in cash or in securities, in cash and securities, etc.) filed by a third party for the Shares would also be required to be made for all securities giving access to the share capital of or voting rights in the Issuer, and, therefore, the Notes described in these Terms and Conditions. Any such offer proposal and the offer document setting out the terms and conditions of such offer would be subject to prior review by the French Financial Markets Authority (Autorité des marchés financiers) (the “AMF”) (or its successor), which would determine the admissibility of the offer based on the elements presented.

If the Shares are subject to a public offer (tender, exchange, mixed, etc.), which may result in a Change of Control, or a public offer (tender, exchange, mixed, etc.) is filed as a result of a Change of Control, and that such public offer is declared admissible by the AMF (or its successor) (any such public offer, a “Public Offer”), then upon any exercise of the Conversion Right in respect of any Note which Conversion Right Exercise Request Date falls in the Relevant Period (as defined below) in respect of such Public Offer, the Issuer shall:

(a)

deliver such applicable number of new and/or existing Shares in respect of such Note pursuant to, and as determined in accordance with, these Conditions (subject to the provisions of Condition 15.10 (Aggregation, Treatment of fractional entitlements);

(b)	pay a cash amount (the “Additional Interest Amount” in respect of such Note) equal to the sum of:

(A)

the (undiscounted) sum of the remaining interest payments pursuant to Condition 7.1 that would (if the Notes were to be redeemed on the Maturity Date) be scheduled to be paid on such Note from (but excluding) the relevant Conversion Right Exercise Request Date to (and including) the Maturity Date (excluding any accrued interest referred to in paragraph (B) below); and

(B)	accrued interest on such Note to (but excluding) such Conversion Right Exercise Request Date pursuant and subject to Condition 9.1.4.

“Relevant Period” means, in respect of a Public Offer, the period:

A. from (and including) the date (the “Offer Opening Date” in respect of such Public Offer) corresponding to the first (1st) day on which the Shares may be tendered to the offer, and

B. to (and including) the earlier of:

(I) the applicable date pursuant to (i), (ii) or (iii) below:

(i) if the offer is unconditional, the date that is fifteen (15) Business Days after the date of publication by the AMF (or its successor) of the notice of result of the offer or, if the offer is re-opened, the date that is fifteen (15) Business Days after the date of publication by the AMF (or its successor) of the notice of result of the re-opened offer;

(ii) if the offer is conditional, (x) if the AMF (or its successor) declares that the offer is successful, the date that is fifteen (15) Business Days after the date of publication by the AMF (or its successor) of the notice of result of the offer or, if the offer is re-opened, the date that is fifteen (15) Business Days after the date of publication by the AMF (or its successor) of the notice of result of the re-opened offer or (y) if the AMF (or its successor) declares that the offer is unsuccessful, the date of publication by the AMF (or its successor) of the notice of result of the offer; or

(iii) if the bidder withdraws the offer, the date on which such withdrawal is published; and

(II) the last day of the Exercise Period.

Delivery of shares and payment of interest resulting from the exercise of the Conversion Right during the Relevant Period in the case of a Public Offer

Notwithstanding the provisions of Condition 15.5 (Conditions of exercise of the Conversion Right), in the event of the exercise of the Conversion Right which Conversion Right Exercise Request Date falls during a Relevant Period, the relevant Exercise Date will be deemed to be such Conversion Right Exercise Request Date and the corresponding Shares will be delivered, and the relevant Additional Interest Amount will be paid no later than on the second (2nd) Business Day following such Exercise Date.

15.8	Calculation of adjustments of the Conversion Ratio

The adjustments to the Conversion Ratio will be calculated by the Calculation Agent.

In the event of an adjustment, the Issuer will, promptly after the determination thereof, inform the Noteholders through a notice published in accordance with Condition 15.9 (Notices) below.

In addition, the board of directors of the Issuer will report the calculations and results of all adjustments in the annual report following such adjustment.

15.9	Notices

(A) All notices to be given by the Issuer in accordance with this Condition 15.9 to the Noteholders shall be validly given if sent by registered letter with acknowledgement of receipt to the address of the relevant Noteholder as notified by such Noteholder to the Issuer or if sent by e-mail to the e-mail address of the relevant Noteholder as provided by such Noteholder to the Issuer, provided that:

(i) any notification made by registered letter shall be also made by electronic mail; and

(ii) each Noteholder may notify the Issuer in accordance with this Condition 15.9 with at least ten (10) Business Days’ notice of any change of address and/or e-mail address in respect of such Noteholder.

(B) All notices to be given by any Noteholder in accordance with this Condition 15.9 to the Issuer shall be validly given if sent by registered letter with acknowledgement of receipt to the address of the Issuer or if sent by e-mail in each case as specified below:

Attention:	Didier Blondel / Trinidad Mesa
Address:	ABIVAX 7, boulevard Haussmann, 75009 Paris, France
E-mail:	[***] / [***]
Telephone:	[***] / [***]

provided that:

(i) any notification made by registered letter shall be also made by e-mail; and

(ii) the Issuer may notify the Noteholders in accordance with this Condition 15.9 with at least ten (10) Business Days’ notice of any change of address and/or e-mail address in respect the Issuer.

(C) In the case of each of (A) and (B), the relevant notice shall be deemed to be given in accordance with this Condition 15.9 (regardless of when the registered letter (if any) is received by the relevant recipient) at the time the relevant receipt of the e-mail being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such e-mail.

15.10	Aggregation, Treatment of fractional entitlements

Each Noteholder exercising its Conversion Right in relation to the Notes may receive, as the case may be, a number of Shares calculated by the Calculation Agent in accordance with Condition 15.3 (Terms of allocation pursuant to the Conversion Right) based on the aggregate number of Notes transferred to the Issuer and for which the Conversion Right has been exercised by such Noteholder.

If the number of Shares thus calculated is not a whole number, such number shall be rounded down to the nearest whole number of Shares and the relevant Noteholder will receive an amount in cash determined by the Calculation Agent and equal to the product (rounded to the nearest whole multiple of €0.01 (with €0.005 being rounded upwards)) of (i) the fraction of a Share so rounded down and (ii) the Closing Price of the Share on the Trading Day immediately preceding the Conversion Right Exercise Request Date.

15.11	Beneficial Ownership

Solely upon the completion of the IPO or such other time as the Issuer becomes a Reporting Company in the United States, and any Noteholder shall not have the right to convert any Note pursuant to these Terms and Conditions and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Noteholder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Shares of the Issuer outstanding immediately after giving effect to such conversion. For purposes of the foregoing provision, the aggregate number of Shares beneficially owned by any such Noteholder and the other Attribution Parties shall include the number of Shares held by the relevant Noteholder and all other Attribution Parties plus the number of Shares issuable upon conversion of any Note with respect to which the determination of such provision is being made, but shall exclude Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Note beneficially owned by the Noteholder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Issuer (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Noteholder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Condition 15.11.

For purposes of this Condition 15.11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”). For purposes of determining the number of outstanding Shares any relevant Noteholder may acquire upon the conversion of any Note without exceeding the Maximum Percentage, such Noteholder may rely on the number of outstanding Shares as reflected in (x) the Issuer’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Issuer or (z) any other written notice by the Issuer setting forth the number of Shares outstanding (the “Reported Outstanding Share Number”).

If the Issuer receives a request for the exercise of any Conversion Right from a Noteholder at a time when the actual number of outstanding Shares is less than the Reported Outstanding Share Number, the Issuer shall notify the relevant Noteholder in writing of the number of Shares then outstanding and, to the extent that such conversion request would otherwise cause the relevant Noteholder’s beneficial ownership, as determined pursuant to this Condition 15.11, to exceed the Maximum Percentage, such Noteholder must notify the Issuer of a reduced number of Shares to be purchased pursuant to such conversion request.

For any reason at any time, upon the written (which may be an e-mail) or oral request of the relevant Noteholder, the Issuer shall within one (1) Business Day confirm orally and in writing (which may be by e-mail) to the relevant Noteholder the number of Shares then outstanding.

In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including any Note, by the Noteholder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Shares to the relevant Noteholder upon conversion of any Note results in such Noteholder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Shares (as determined under Section 13(d) of the 1934 Act), the number of Shares so issued by which the Noteholder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Noteholder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Issuer, the Noteholder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Issuer and (ii) any such increase or decrease will apply only to the Noteholder and the other Attribution Parties and not to any other Noteholder of Notes (each, an “Other Noteholder”, and collectively, the “Other Noteholders”) that is not an Attribution Party of the Noteholder.

For the avoidance of doubt, the Shares issuable pursuant to the terms of any Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Noteholder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert any Note pursuant to this Condition 15.11 shall have any effect on the applicability of the provisions of this Condition 15.11 with respect to any subsequent determination of convertibility. The provisions of this Condition 15.11 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Condition 15.11 to the extent necessary to correct this Condition 15.11 (or any portion of this Condition 15.11) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Condition 15.11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Condition 15.11 may not be waived and shall apply to a successor Noteholder.

For the purpose of this Condition 15.11:

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Noteholder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Noteholder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a group together with the Noteholder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Issuer’s Shares would or could be aggregated with the Noteholder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Noteholder and all other Attribution Parties to the Maximum Percentage; and

“affiliate” has the meaning given to it in Rule 501(b) of Regulation D under the Securities Act.

“Reporting Company” means a company that is required to file reports periodically with the U.S. Securities and Exchange Commission under section 12, 13 or 15(d) of the Act 1934, as amended.

15.12	Disclosure

Upon delivery by the Issuer to the Noteholder (or receipt by the Issuer from the Noteholder) of any notice in accordance with these Terms and Conditions, unless the Issuer has in good faith determined that the matters relating to such notice do not constitute material, non-public information and/or Restricted Information relating to the Issuer or any of its Subsidiaries, the Issuer shall on or prior to 9:00 am (Paris time) on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information and/or Restricted Information on a Report of a Foreign Private Issuer on Form 6-K, or if the Issuer is not then a Reporting Company, by such other means as may be permitted by applicable law. In the event that the Issuer believes that a notice contains material, non-public information and/or Restricted Information relating to the Issuer or any of its Subsidiaries, the Issuer so shall indicate to the Noteholder explicitly in writing in such notice (or immediately upon receipt of notice from the Noteholder, as applicable), and in the absence of any such written indication in such notice (or notification from the Issuer immediately upon receipt of notice from the Noteholder), the Noteholder shall be entitled to presume that information contained in the notice does not constitute material, non-public information and/or Restricted Information relating to the Issuer or any of its Subsidiaries.

For the purposes of this Condition, “Restricted Information” means any information that is insider information within the meaning of applicable insider dealing or market abuse law (including Regulation 596/2014/EU).

15.13	Calculation Agent, Independent Expert

In connection with the Notes, Conv-Ex Advisors Limited has been appointed as Calculation Agent.

The Issuer reserves the right at any time to modify or terminate the appointment of the Calculation Agent and/or appoint a substitute Calculation Agent or approve any change in the office through which such agent acts, provided that, so long as any Note is outstanding, there will at all times be a Calculation Agent.

Adjustments, calculations and determinations performed by the Calculation Agent or, where applicable, an Independent Expert, pursuant to these Terms and Conditions shall be so made upon request by the Issuer and shall be final and binding (in the absence of bad faith or manifest error and subject to any determinations by an Independent Expert) on the Issuer, the Noteholders and (in the case of adjustments, calculations and determinations performed by an Independent Expert) the Calculation Agent. The Calculation Agent may, subject to the provisions of the Calculation Agency Agreement (including with respect to costs and expenses), consult on any matter (including but not limited to, any legal matter), with any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Issuer, the Representative of the Masse or the Noteholders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

The Calculation Agent is acting exclusively as an agent for and upon request from the Issuer. Neither the Calculation Agent (acting in such capacity) nor any Independent Expert appointed in connection with the Notes (acting in such capacity), shall have any relationship of agency or trust with, and shall incur no liability as against, the Noteholders, the Representative of the Masse and (in the case of adjustments, calculations and determinations performed by an Independent Expert) the Calculation Agent.

If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Ratio or as to the appropriate adjustment to the Conversion Ratio or any determination required to be made by the Calculation Agent in accordance with these Terms and Conditions, and following consultation between the Issuer, the Calculation Agent and an Independent Expert, a written opinion of such Independent Expert in respect thereof shall be conclusive and binding on the Issuer, the Noteholders and the Calculation Agent, save in the case of manifest error.

Annex 3	Closing Certificate

Closing Certificate

[Letterhead of the Issuer]

To:	CVI Investments, Inc.
c/o Heights Capital Management, Inc.
101 California Street
Suite 3250
San Francisco
CA 94111

(the “Noteholder”)

Attention:	Martin Kobinger

Paris, [•]

ABIVAX

[€35,000,000 Amortizing Senior Notes Convertible into New Shares of Abivax due 2027 / €[•],000,000 Amortizing Senior Notes Convertible into New Shares of Abivax due [•]] (the “Notes”)

Ladies and Gentlemen,

I serve as [•] ([•]) of Abivax, a société anonyme incorporated under the laws of France (the “Issuer”). This certificate is being rendered pursuant to Clause [3.1/5.1] of the subscription agreement dated 20 August 2023 (the “Subscription Agreement”) by and among the Issuer and the Noteholder, in connection with the offering of the Notes.

Capitalized terms used without definition above have the respective meanings assigned to them in the Subscription Agreement.

As required by Clause [3.1/5.1] of the Subscription Agreement, I hereby certify that (a) the representations and warranties of the Issuer contained in Clause 8 of the Subscription Agreement are true, accurate and correct in all material respects at, and as if made on, the date hereof, (b) the Issuer has performed all of its obligations under the Subscription Agreement to be performed on or before the [Tranche A/Tranche(s) B] Closing Date and (c) as of the date hereof, there has been no material breach of any of the obligations of the Issuer under the Subscription Agreement.

Very truly yours,

ABIVAX

By :

(Signature page to the Closing Certificate)

Annex 4	Legal Opinion of Dechert LLP

CVI INVESTMENTS, INC.

PO Box 309GT, Ugland House South Church Street

George Town

Grand Cayman

(“Heights”)

August [•], 2023

Re:	Abivax S.A.

Ladies and Gentlemen,

We have acted as French counsel to Abivax S.A., a societé anonyme organized under the laws of the France (the “Company”), in connection with the issuance of 350 newly issued bonds convertible into new shares of the Company (Tranche A) with a par value of € 100,000 per bond (the “Convertible Bonds”) to Heights pursuant to (i) a subscription agreement setting out the modalities of Heights’ subscription of the Convertible Bonds issued by the Company, dated August 20, 2023 and entered into by and between the Company and Heights (the “Subscription Agreement”), and (ii) the terms and conditions of the Convertible Bonds, as attached to the Subscription Agreement (the “Terms and Conditions”).

This letter is being furnished to you pursuant to paragraph 2(a) of Annex 5 of the Subscription Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Subscription Agreement.

In rendering the opinion expressed below (the “Opinion”), we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such agreements, corporate records and other instruments and such documents, certificates and receipts of public officials, certificates of officers and other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinions set forth below, including the following documents:

(a)	an executed copy of the Subscription Agreement entered into by the Company and Heights;

(b)	an executed subscription form relating to the Convertible Bonds executed by Heights (the “Subscription Form”);

(c)	a [draft] copy of the calculation agency agreement [to be] entered into by the Company with Conv-Ex Advisors Limited (the “Agency Calculation Agreement”);

(d)	a certified copy of the articles of association of the Company dated July 11, 2023;

(e)	an electronic copy of an extrait K-bis of the Company obtained from the Trade and Companies Registry (Registre du Commerce et des Sociétés) of Paris dated August [•], 2023 (the “Extrait K-bis”);

(f)

an electronic copy of an état original d’endettement (privilèges et nantissements) with respect to the Company from the Trade and Companies Registry (Registre du Commerce et des Sociétés) of Paris dated August [•], 2023;

(g)	an electronic copy of a certificat de non-faillite with respect to the Company obtained from the Trade and Companies Registry (Registre du Commerce et des Sociétés) of Paris, dated August [•], 2023;

(h)	a certified copy of the minutes of the shareholders’ meeting of the Company held on June 5, 2023, authorizing the board of directors to issue the Convertible Bonds;

(i)	a certified copy of the minutes of the board of directors’ meeting of the Company held on August 16, 2023;

(j)	a certified copy of the minutes of the CEO’s decisions dated August 20, 2023; and

(k)	a copy of terms and conditions of the Convertible Bonds,

(hereinafter referred to as “Examined Documents”).

The Subscription Agreement and the Calculation Agency Agreement are referred to herein as the “Transaction Documents”.

As to the facts upon which this Opinion is based, we have relied, with your consent, upon the foregoing and upon certificates of public officials and certificates and written statements (including the representations and warranties made in the Transaction Documents) of officers, management board members, members of the board of directors, employees and representatives of, and accountants and auditors for, the Company, and the due performance by the parties (other than the Company) of their respective obligations set forth in the Transaction Documents, and we have assumed, in this regard, the truthfulness of such representations. We have not independently established the facts so relied on.

In our examination of the Examined Documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed that:

(i)	all natural persons who are signatories to the Transaction Documents have the legal capacity and competence to enter into and perform their respective obligations under the Transaction Documents;

(ii)	each of the parties to the Transaction Documents (other than the Company) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(iii)

each of the parties to the Transaction Documents (other than the Company) has the requisite power and authority and has taken the legal action necessary to enter into and perform all of its respective obligations thereunder and to consummate the transactions contemplated thereby;

(iv)	the Transaction Documents have been duly authorized, executed and delivered by each of the parties thereto (other than the Company);

(v)

that the Company’s board meeting and shareholders’ meeting mentioned in paragraphs (h) and (i) above were duly convened and held, the required quorum were, in each event, duly satisfied, and the directors were duly appointed and were validly exercising their term of office;

(vi)

all required authorizations of any kind (including corporate, legal, regulatory, governmental, contractual, etc.), other than with respect to the Company, have been validly and unconditionally obtained by any appropriate means by each signatory, and were valid under the laws that govern its legal existence;

(vii)	that the execution of the Transaction Documents by the Company and the performance of its obligations thereunder was serving its corporate interests (conforme à son intérêt social); and

(viii)

that no decision, proceedings, filing or request relating to any proceedings set out in Book VI of the French Commercial code (Livre VI du Code de commerce) has been taken, initiated or filed against the Company (notwithstanding our review of the Examined Documents).

We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the Examined Documents or any other documents or instruments used by us to form the basis of the opinions expressed below.

This Opinion is furnished to you in connection with the legal matters enumerated below, speaks only as of the date hereof and is limited to the laws of France as in effect on the date hereof as currently construed by the French Conseil Constitutionnel, Cour de Cassation and Conseil d’Etat in their decisions as published in major legal journals. We do not express any opinion as to any laws other than French laws as in effect on the date hereof. The Opinion is a French legal advice. We did not establish or verify the accuracy of facts or the reasonableness of any statement or intention contained in the Examined Documents or verify that no substantial fact or contractual stipulation has been omitted from the Examined Documents. We express no opinion as to tax matters other than with respect to our opinion. We have not undertaken to advise you of any subsequent changes in French law, in the legal status of the Company or any other fact, which hereafter may come to our attention and would be likely to affect the matters evoked herein.

On the basis of the foregoing and such examination of law as we have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

1.

The Company is a duly established and validly existing société anonyme under the laws of the French Republic and is registered with the Trade and Companies Registry (Registre du commerce et des sociétés) of Paris under the number 799 363 718 with full power and authority to enter into and perform the Transaction Documents and to apply for the admission to trading of the new shares to be issued upon conversion of the Convertible Bonds (the “New Shares”) on the regulated market of Euronext Paris;

2.

No action for accelerated safeguard proceedings (procédure de sauvegarde accélérée), judicial recovery (redressement judiciaire), judicial liquidation (liquidation judiciaire), or for the appointment of a bankruptcy trustee (administrateur judiciaire), or a liquidator (liquidateur judiciaire) with respect to the Company, was recorded with the commercial court (tribunal de commerce) of Paris and no termination of business (cessation d’activité) or voluntary winding-up (dissolution volontaire) of the Company was recorded with the commercial court of Paris as of the date of the Extrait K-bis and of the non-bankruptcy certificate (certificat de non-faillite);

3.

The issuance of the Convertible Bonds has been duly and validly authorized by the Company and the Convertible Bonds, when issued and delivered by the Company pursuant to the Transaction Documents against full payment of the consideration set forth in the Transaction Documents, will be validly issued and fully paid and will be free and clear of all liens, encumbrances or other third-party rights or claims. The shareholders of the Company have no preemptive or preferential subscription or other rights to subscribe the Convertible Bonds or the New Shares;

4.

There are no restrictions on transfers of the Convertible Bonds under French law (other than restrictions resulting from international sanctions adopted by supranational organizations against certain countries) or the articles of association of the Company;

5.

The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and they each constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the respective terms thereof;

6.

Except as have been obtained or made, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in France having jurisdiction over the Company is necessary or required in such jurisdiction in connection with (i) the due authorization, execution and delivery of the Transaction Documents by the Company, (ii) the issuance, subscription, or delivery of the Convertible Bonds by the Company, or (iii) the listing on Euronext Paris of the New Shares;

7.

The performance by the Company of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents and compliance by the Company with its obligations under the Transaction Documents and the listing of the Convertible Bonds and the New Shares (a) do not and will not result in any violation of the provisions of the articles of association of the Company, and (b) do not and will not result in any violation of any applicable statute, or published regulations of the French Republic;

8.

Under current laws and regulations of the French Republic, all dividends and other distributions declared and payable on the shares of the Company to be paid in euros may be converted into foreign currency and freely transferred (assuming compliance with applicable reporting requirements) out of the French Republic, without the necessity of obtaining any governmental authorization in the French Republic, except with respect to countries for which the French government has specifically prohibited such transfers;

9.

The submission by the Company under the Transaction Documents to the exclusive jurisdiction of the Tribunal de Commerce in Paris is valid and binding on the Company and enforceable against the Company in accordance with the respective terms thereof.

10.

Under French law, the Company would not be entitled to plead, or cause to be pleaded on its behalf, any immunity from the jurisdiction of French courts in respect of any action relating to the Transaction Documents.

11.

The issuance of the Convertible Bonds, the execution of the Transaction Documents and the performance by the parties of their obligations thereunder are not subject to the payment in the French Republic of any financial, registration, stamp or other transfer or issuance taxes, customs or other similar taxes or duties, other than the fixed rate duties (droits fixes) if the Transaction Documents are voluntarily registered with the tax authorities in France, the non-payment of which would not affect the validity of the Transaction Documents; provided that the payment of expenses, commissions and indemnities due pursuant to the Transaction Documents shall be subject to applicable French tax laws, in particular with respect to value added tax.

The opinions expressed above are subject to the following qualifications:

(i)

This letter is subject to the effect of any laws or regulations relating to bankruptcy, insolvency, moratorium, ad hoc mandate (mandat ad hoc), conciliation, accelerated judicial safeguard procedure (procédure de sauvegarde accélérée), accelerated financial safeguard procedure (procédure de sauvegarde financière accélérée), safeguard procedure (procédure de sauvegarde), judicial recovery proceedings (redressement judiciaire) or voluntary or judicial liquidation proceedings (liquidation judiciaire), winding-up, or any other analogous proceedings or circumstances and, as a general rule, subject to the effect of any laws or regulations amending and/or protecting the creditors’ rights. In particular, we do not express any opinion herein as to the enforceability and effectiveness of rights, obligations or recourses of any party to the Examined Documents in the event where one of the proceedings set out in Book VI of the French Commercial code (Livre VI du Code de commerce) would be initiated, or any other similar proceedings would be initiated in a foreign jurisdiction.

(ii)	An obligation may be prevented from performance by the effect of rules relating to force majeure.

(iii)	We do not express any opinion therein relating to damages that may be awarded by French courts.

(iv)

French courts have discretion under Article 1343-5 of the French Civil Code, up to a two-year limit, to defer or otherwise reschedule payment dates, taking into account the debtor’s financial position (situation) and the creditor’s financial needs (besoins). French courts may also decide that any amount, the payment date of which is thus deferred or rescheduled, will bear interest at a rate lower than the contractual rate (but not lower than the legal interest rate) and/or that any payment made shall first be allocated toward the repayment of the principal due.

(v)

French courts have discretion to increase or decrease the amount of any damages, indemnities or penalties that may be provided for in the Transaction Documents to the extent they would deem them clearly excessive or insufficient, as the case may be.

(vi)

Notwithstanding any provision requiring that any amendment to the Transaction Documents or any waiver by a party to its rights under the Transaction Documents has to be subject to a written agreement between the concerned parties, French courts may decide that the parties may have agreed, orally or tacitly, to amend the terms of the agreement or waive all or part of its rights under said agreement.

(vii)

Any provision authorizing a party to recover, from another party, all costs and expenses incurred by it in the context of the performance of its obligations is likely to be limited to amounts considered as being reasonable by French courts.

(viii)	French law provides that any obligations insufficiently determined or undefined may be held invalid or unenforceable.

(ix)

Notwithstanding any provision to the contrary in the Transaction Documents, the fact that one party does not exercise or exercise in a lately manner its rights under the Transaction Documents may result in the diminishing, limitation or extinction of said rights.

(x)

French courts may declare null and void any obligation which is subject to a potestative condition if this condition falls within the arbitrary decision of the party who binds itself, and if this obligation is considered as being an essential obligation under the agreement, declare null and void the whole agreement, notwithstanding any provision to the contrary.

(xi)

Any liability exemptions under the Transaction Documents will be held valid only to the extent that it does not exempt the concerned party from its liability in the event of gross negligence (faute lourde) or breach of misconduct (dol).

(xii)

Opinions expressed therein are subject to French courts sovereign powers of interpretation of agreements (to find out the original intention of the parties when it has not been clearly stated) and appreciation of facts.

(xiii)

Notwithstanding any provision to the contrary in the Examined Documents, French courts may decide that statements, certificates, calculations or other attestations or assertions of any parties to the Examined Documents are not necessarily conclusive or constraining, even in the absence of manifest error from their author.

(xiv)

In any dispute, the seized court and each of the parties may require the translation into French of any agreement written in a foreign language upon which a lawsuit or legal action is based (exclusively or in part).

(xv)

The opinion expressed in paragraph 1 above is based solely on the Extrait K-Bis and articles of association of the Company, as delivered by the registrar’s office of the commercial court of Paris, and speaks only as of the date of such Extrait K-bis and articles of association.

This Opinion is solely furnished to you in connection with the above matter. This Opinion may not be used, disclosed, quoted or mentioned in any manner without our prior written consent. This Opinion may, however, be disclosed by the addressee hereof to: (i) its affiliates and its professional advisors; and (ii) to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with actual legal proceedings relating to the offer and sale of the Convertible Bonds, provided, that no such party to whom the letter is disclosed may rely on the letter without our express consent.

This Opinion is governed by French law and must be construed in accordance with French law.

Very truly yours,

Dechert (Paris) LLP

Annex 5	Tranche A Conditions Precedent

2.	Approvals and Authorisations

(a)	a certified copy of the Issuer’s Statuts;

(b)

an original up-to-date Extrait K-Bis relating to the Issuer, it being specified that it does not include the following changes: (i) the share capital of the Issuer is 425,475.68 euros at the date of this Agreement and (ii) Jean-Jacques Bertrand and Joy Amundson have been replaced as members of the Board of Directors of the Issuer by Troy Ignelzi and June Lee, respectively ;

(c)	a certified copy of the extract of the minutes of the general shareholders meeting of the Issuer held on 5 June 2023 with respect to the issue of obligations; and

(d)	a certified copy of the extract of the minutes of the meeting of the Board of Directors (Conseil d’administration) of the Issuer held on 16 August 2023 with respect to the issue of the Notes;

(e)	a certified copy of the decision of the Chief Executive Officer (Directeur général) dated 20 August 2023 determining the final terms and conditions and deciding the issue of the Tranche A Notes.

3.	Legal opinions

(a)	Legal opinion of Dechert (Paris) LLP, legal advisers to the Issuer as to matters of French law, in a form satisfactory to the Noteholder (substantially in the form set out in Annex 4); and

(b)	Legal opinion of White & Case LLP, legal advisers to the Issuer as to matters of French law, in a form satisfactory to the Noteholder.

4.	Other documents and evidence

(a)	An executed copy of the Calculation Agency Agreement;

(b)

A copy of the execution version of the Senior, Secured Debt Facility, which shall include a commitment from the parties thereof permitting cash payments to the Noteholder in respect of the Tranche A Notes in any initial amount up to €13.125 million and subject to adjustment as set forth therein in respect of the Tranche(s) B Notes;

(c)

A confirmation in writing from the Issuer (and a covenant in respect thereof) that the Senior, Secured Debt Facility does not include any restrictions on the Issuer’s payment of interest on the Tranche A Notes in cash;

(d)	A certificate dated the Tranche A Closing Date and signed by the Chief Executive Officer (Directeur général) of the Issuer (substantially in the form set out in Annex 3);

(e)	The duly completed Heights Wire Security Information Form and the related W-9 or W-8BEN form.

Annex 6	Tranche(s) B Conditions Precedent

1.	Approvals and Authorisations

(a)	a certified copy of the Issuer’s Statuts;

(b)	an original up-to-date Extrait K-Bis relating to the Issuer;

(c)	a certified copy of the decision of the Chief Executive Officer (Directeur général) determining the final terms and conditions and deciding the issue of the relevant Tranche(s) B Notes.

2.	Legal opinions

(a)	Legal opinion of Dechert (Paris) LLP, legal advisers to the Issuer as to matters of French law, in a form satisfactory to the Noteholder (substantially in the form set out in Annex 4); and

(b)	Legal opinion of White & Case LLP, legal advisers to the Issuer as to matters of French law, in a form satisfactory to the Noteholder.

3.	Other documents and evidence

(a)	A certificate dated the relevant Tranche(s) B Closing Date and signed by the Chief Executive Officer (Directeur général) of the Issuer (substantially in the form set out in Annex 3);

(b)	An executed copy of the relevant Pricing Letter (substantially in the form set out in Annex 7).

(c)	An executed copy of the relevant Tranche(s) B Request Notice (substantially in the form set out in Annex 8).

(d)	The duly completed Heights Wire Security Information Form and the related W-9 or W-8BEN form.

Annex 7	Form of Pricing Letter (Only for Tranche(s) B Notes)

[•] 2023

To:

CVI Investments Inc.

c/o Heights Capital Management, Inc.

101 California Street

Suite 3250

San Francisco, CA 94111 (the “Noteholder”)

€[•],000,000 Amortizing Senior Notes Convertible into New Shares of Abivax (the “Issuer”)

This is the Pricing Letter referred to in the Subscription Agreement dated 20 August 2023 between the Issuer and the Noteholder (as amended, supplemented or amended and restated from time to time, the “Subscription Agreement”). Terms defined in the Subscription Agreement have the same meaning herein unless given a different meaning in this Pricing Letter.

It is hereby agreed that:

(a)	the Reference Share Price is EUR [•];

(b)	the Conversion Price is EUR [•];

(c)	the Conversion Ratio is EUR [•];

(d)	the amount of the Cash-Carve Out is EUR [•];

(e)	the Initial Price Limit is EUR [•];

(f)	the Interest Payment Dates are [•], [•], [•] and [•] in each year;

(g)	the Issue Date is [•];

(h)	the First Interest Payment Date is [•]; and

(i)	the Original Maturity Date is [•].

The provisions of Clause 16 (Governing Law and Jurisdiction) of the Subscription Agreement shall apply to this Pricing Letter as if set out fully herein.

Signed on behalf of:

ABIVAX

By:
Name:
Title:

Confirmed and agreed on behalf of:

[•]

By [•], its authorised agent

By:
Name:	[•]
Title:	[•]

Annex 8	Form of Tranche(s) B Request Notice

To:

CVI Investments Inc.

c/o Heights Capital Management, Inc.

101 California Street

Suite 3250

San Francisco, CA 94111 (the “Noteholder”)

[•]3

To whom it may concern,

€[•] Amortizing Senior Notes Convertible into New Shares of Abivax (the “Issuer”)

1.

We refer to the Subscription Agreement between the Issuer and the Noteholder dated 20 August 2023 (as amended or supplemented from time to time, the “Subscription Agreement”). This document constitutes a Tranche(s) B Request Notice. Terms defined in the Subscription Agreement have the same meaning in this Tranche(s) B Request Notice, unless otherwise defined herein.

2.

Subject to the satisfaction of the conditions precedent set out in clause 5.1 of the Subscription Agreement, we hereby notify you that we shall issue, for your subscription, Tranche(s) B Notes on the following terms:

(e)	Principal Amount of Tranche(s) B Notes: EUR [•][4]

(f)	Tranche(s) B Closing Date: [•]

3.	This Tranche(s) B Request Notice is irrevocable.

4.	The provisions of Clause 16 (Governing Law and Jurisdiction) of the Subscription Agreement shall apply to this Tranche(s) B Request Notice as if set out fully herein.

Signed on behalf of:

ABIVAX

By:	By:
Name:	Name:
Title:	Title:

[3]	Note: This Notice must be delivered no later than 10 Business Days prior to the proposed Tranche(s) B Closing Date.
[4]	Note: the maximum aggregate- principal amount of the Tranche(s) B Notes may not exceed EUR 40,000,000.